As filed with the Securities and Exchange Commission on November 30, 2006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Surfect Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-132597	88-0513176
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

12000-G Candelaria NE,
Albuquerque, New Mexico 87112
Telephone: (505) 294-6354

(Address and telephone number of principal executive offices)

Steve Anderson
Surfect Holdings, Inc.
12000-G Candelaria NE,
Albuquerque, New Mexico 87112
Telephone: (505) 294-6354

(Name, address and telephone number of agent for service)

Copy of all communications to:

Eduardo Duffy
Brownstein Hyatt & Farber, P.C.
201 Third Street NW, Suite 1700
Albuquerque, New Mexico 87102
Telephone: (505) 244-0770
Facsimile: (505) 244-9266

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.0001 par value per share	11,701,666	$2.37(2)	$27,732,948.43	$2,967.43
Common stock, $0.0001 par value per share, underlying warrants	1,758,250(3)	$2.00	$3,516,500.00	$376.26
Total:	13,459,916	—	$31,249,448.43	$3,343.69

(1) Pursuant to Rule 416 of the Securities Act, there are also being registered hereunder additional shares of common stock as may be issued to the selling stockholders because of any future stock dividends, stock distributions, stock splits, similar capital readjustments or other anti-dilution adjustments.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on November 24, 2006, which was $2.37 per share.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933, based on the exercise price of the warrants.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated November 30, 2006

Surfect Holdings, Inc.

13,459,916 shares of common stock

The holders of common stock of Surfect Holdings, Inc. named herein may offer and sell from time to time up to an aggregate amount of 13,459,916 shares of our common stock for their own accounts. We will not receive any proceeds from the sale of the shares other than the exercise price, if any, payable to us upon exercise of warrants for our common stock.

The common stock may be offered from time to time by the selling stockholders through ordinary brokerage transactions in the over-the-counter markets, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices and in other ways as described in the “Plan of Distribution.”

The number of shares being registered for resale under this prospectus consists of 11,701,666 outstanding shares of our common stock, and 1,758,250 shares of our common stock issuable upon the exercise of outstanding warrants to purchase our common stock. The selling stockholders acquired the shares of common stock and warrants (i) in private placements (the “Private Placements”) made in connection with the recapitalization of our wholly-owned subsidiary Surfect Technologies, Inc., (ii) as stockholders in Surfect Technologies, Inc, pursuant to the merger among Holdings, Surfect Technologies and the wholly-owned subsidiary of Holdings, (iii) as consultants in exchange for services provided to Surfect and (iv) as placement agents in connection with the Private Placement. We are registering the offer and sale of the common stock to satisfy registration rights we have granted to the selling stockholders. See “Selling Stockholders.”

Our common stock is listed on the OTC Bulletin Board under the symbol "SUFH". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on November 24, 2006, was $2.35.

Investing in our common stock involves risks. YOU SHOULD READ THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 5 FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________ ___, 2006

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DIRECTORS AND EXECUTIVE OFFICERS	56
Our directors and executive officers	56
Certain significant employees	59
Family relationships	59
Board of directors	59
Committees of the board of directors	59

EXECUTIVE COMPENSATION	60
Summary compensation table	60
Management equity plan	61
Director compensation	62

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	62

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	63
Transactions with certain holders of 5% or more of our outstanding common stock, directors and management	63
Certain business relationships	64
Indebtedness of management	64

DESCRIPTION OF CAPITAL STOCK	64
Description of common stock	64
Description of warrants to purchase common stock	65

SELLING STOCKHOLDERS	66

PLAN OF DISTRIBUTION	69

LEGAL MATTERS	71

EXPERTS	71

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	71

AVAILABLE INFORMATION	72

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus but might not contain all of the information that is important to you. Before investing in our common stock, you should read the entire prospectus carefully, including the “Risk Factors” section and our historical financial statements and the notes thereto included elsewhere in this prospectus.

For purposes of this prospectus, unless otherwise indicated or the context otherwise requires, all references herein to the “Company” “Surfect,” “we,” “us” and “our” refer to Surfect Holdings, Inc. and our subsidiaries (after the September 27, 2006 recapitalization of Surfect Technologies, Inc.) or to Surfect Technologies (before September 27, 2006).

Overview

Surfect Holdings, Inc. is a holding company for our wholly-owned subsidiary, Surfect Technologies, Inc., a Delaware corporation, which is an early stage developer of automated electroplating tools for wafer-scale deposition, processes to apply metal deposits at the wafer level, and solder material technologies designed to address challenges facing the electronics component fabrication and semiconductor assembly industry.

Corporate information and recent developments

Surfect Holdings was originally incorporated on November 8, 2001 as a Nevada corporation, and was subsequently reincorporated in Delaware on September 14, 2006. On September 27, 2006, Surfect Technologies entered into a merger agreement with a wholly-owned subsidiary of Surfect Holdings, resulting in Surfect Technologies being 100% owned by Surfect Holdings. Surfect Holdings did not have any operations before September 27, 2006.

The offering

Common stock offered	13,459,916

Offering price	Market price or privately negotiated prices.

Common stock outstanding(1)	14,201,667 shares as of November 24, 2006.

Use of proceeds
We will not receive any proceeds from the sale of the shares of common stock but may receive payment of the exercise price to convert warrants into common stock prior to sale thereof. Any payment of the exercise price received will be used for working capital.

Risk factors
An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” beginning on page 5 and the other information contained in this prospectus before making an investment decision regarding our common stock.

(1) The number of outstanding shares does not include shares or shares issuable upon exercise of warrants or options.

Summary historical financial data

The following table sets forth selected financial information, which should be read in conjunction with the information set forth under "Management’s Discussion and Analysis" at page 25, our Surfect Technologies, Inc’s audited year end financial statements and related notes and our accompanying September 30, 2006 consolidated Financial Statements and related notes included elsewhere in this Prospectus.  In accordance with Reg. § 228.310 (b)(3), the Company has excluded separate presentation of financial statements for Surfect Holdings, Inc. (formerly known as Windy Creek Developments, Inc.) prior to the September 27, 2006 merger. The Company has also excluded presentation of September 30, 2006 pro forma financials as such information is immaterial to the financial statements taken as a whole and is believed to complicate the analysis of the financial content of the surviving entity without providing useful additional material to the reader. Pro forma and other financial information related to the merger transaction can be reviewed in the Company’s September 27, 2006 Form 8-K which is incorporated herein by reference.

Surfect Holdings, Inc. and Subsidiary
(a development stage company)
Condensed Consolidated Balance Sheets

	Sept 30,	Dec 31,
	2006	2005
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$2,916,381	$28,392
Prepaid expenses and other current assets	119,412	15,435
Total current assets	3,035,793	43,827

Fixed assets, net of depreciation:	264,718	308,716

Patents, net of amortization	149,066	115,032
Total assets	$3,449,577	$467,575

	Sept 30,	Dec 31,
	2006	2005
Liabilities and Stockholders' Equity	(unaudited)

Current liabilities:	$405,103	$917,929

Long term liabilities, less current portion
Capital lease	5,722	7,067

Total liabilities	410,825	924,996

Stockholders' (deficit) equity
Series A convertible cumulative preferred shares	-	4,113,879
Common stock	1,420	100,541
Additional paid in capital	10,031,814	61,777
Deficit accumulated during development stage	(6,994,482)	(4,733,618)
Total stockholders' (deficit) equity	3,038,752	(457,421)
Total liabilities and stockholders' equity	$3,449,577	$467,575

 Surfect Holdings, Inc. and Subsidiary
(a development stage company)
Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended Sept 30,		Nine Months Ended Sept 30,		For the Period from December 26, 2000 (Inception) to Sept 30,
	2006	2005	2006	2005	2006
Expenses:
Payroll and employee benefits	$378,136	$155,502	$905,557	$738,194	$2,786,240
Research and development	161,929	73,945	539,758	349,230	1,701,635
General and administrative	289,833	242,216	629,419	393,533	1,946,862
Sales and marketing	41,906	1,204	123,384	45,058	325,005
Depreciation and amortization	16,060	17,920	51,564	48,735	198,115
Interest	7,208	395	8,977	1,343	152,571
Total expenses	895,072	491,182	2,258,659	1,576,093	7,110,428

Other income (expense)	1,799	9,819	(2,205)	11,697	115,946
Net loss	$893,273	$481,363	$2,260,864	$1,564,396	$6,994,482

CONSOLIDATED SUMMARY OF EXPENSES FOR FISCAL YEARS 2005, 2004 AND 2003

Operating Expenses:

	2005	2004	2005 vs. 2004 Percent Change	2003	2004 vs. 2003 Percent Change	For the Period from December 26, 2000 (Inception) to December 31, 2005
Payroll and employee benefits	$944,415	$605,046	56.1%	$80,239	654.1%	$1,880,683

Research and development	727,321	381,994	90.4%	10,718	3464.0%	1,161,877

General and administrative	649,872	384,191	69.2%	79,571	382.8%	1,303,118

Sales and marketing	113,743	49,221	131.1%	8,350	489.5%	201,621

Depreciation and interest	76,393	73,896	3.4%	63,542	16.3%	290,145

Total expenses:	$2,511,744	$1,494,348	68.1%	$242,420	516.4%	$4,837,444

RISK FACTORS

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals, including those described below. You should carefully consider the risks described below and the other information included in this prospectus, including our financial statements and related notes. Our business, financial condition and results of operations could be harmed by any of the following risks. However, the risks and uncertainties described below are not the only ones we face. If any of the events or circumstances described below were to occur, our business, financial condition and results of operations could be materially adversely affected. As a result, the trading price of our common stock could decline, and investors could lose part or all of their investment.

Risks related to our business

Size of total available market.

Surfect’s products are highly specialized and primarily have applications in high-performance semiconductor wafer bumping and packaging applications. While Surfect also believes that these same tools have applications for solar cell manufacturing, there is no certainty that Surfect will be successful penetrating this market segment. There is limited visibility into flip chip tool demand at front end locations going forward which makes it difficult to estimate the total market size with certainty. There can be no assurances that Surfect’s products will achieve significant market acceptance or generate significant revenues.

The Company is in an early stage of development and has a limited operating history.

Surfect is in the early stage of development, has little revenue and has only a limited operating history on which to base an evaluation of its business and prospects. For the fiscal years ended December 31, 2005 and December 31, 2004 Surfect experienced losses of approximately $2,509,975 and $1,444,820, respectively on a consolidated basis. In addition, its operations and development are subject to all of the risks inherent in the growth of an early stage company, including a limited operating history. Surfect may not succeed given the technological, marketing, strategic and competitive challenges it will face. The likelihood of the success of Surfect must be considered in light of the expenses, difficulties, complications, problems, delays and inherent risks frequently encountered in connection with the growth of a new business, the continuing development of new technology, and the competitive environment in which the Company operates. Such risks include acceptance by users in an evolving and unpredictable business environment, the lack of a well developed brand identity and the difficulty of bringing the Surfect’s product to market on a timely basis.

Our revenue is highly dependent on the semiconductor industry.

        Most of our revenue will be derived from semiconductor companies and outsourcing merchant providers as well as other suppliers in the semiconductor industry. Surfect expects to expand beyond the semiconductor market to high density PCB substrate and solar cell markets as it grows but is exclusively dependent in the short term to semiconductor industry fluctuations.

Our revenue will increase and decrease with the level of equipment purchases and wafer bump conversion activity and is therefore subject to declines in or disruptions to purchasing or qualification buy-offs due to factors entirely out of our control. The semiconductor industry is seasonal and our revenue may vary significantly from quarter to quarter as product demand and customer volume requirements vary. Factors that may adversely affect equipment purchase activity and ongoing service revenue include:

•	Economic downturns and recessions;

•	Global security issues, political instability, acts of terrorism, hostilities and war;

•	Seasonal customer assembly fluctuations that may be aimed at building inventory to support the increased demand during the Christmas season or for major new product launches.

•	Increased customer competitiveness reducing the number of customers and capacity requirements;

•	Inclement weather and earthquakes, such as the recent tsunami which devastated parts of Southeast Asia and could prevent access to customer locations and factories;

•	Shifts in product design that could disrupt current technology conversion paths;

•	Companies’ concerns about exposure to contagious diseases such as SARS and avian bird flu preventing installation and qualification of equipment;

•	Economic and political issues in the Asia, European, Latin America and emerging markets; and

•	The financial condition of merchant providers and smaller semiconductor customers.

The possibility of further supply disruptions, availability of key material sources, Integrated Circuit (IC) demand, product design changes, and financial instability in emerging markets may continue to adversely affect the semiconductor equipment market. Companies may reduce their planned capacity requirements, making fewer unit sales available to us. We expect to depend on a relatively small number of customers for a significant portion of our revenue in the first two years enabling us to manage our customer support costs and focus on the larger multi-tool order opportunities afforded by these larger customers The financial instability of smaller semiconductor companies or a prolonged substantial decrease in semiconductor booking volumes could have an adverse impact on our financial performance, operations, liquidity and capital resources and could impair our ability to recover the carrying value of certain of our assets, including capitalized software, other intangible assets and goodwill.

We encounter risks and difficulties frequently experienced in rapidly evolving industries such as the semiconductor industry. Some of these risks relate to our ability to:

•	Attract and retain customers on a cost-effective basis;

•	Expand and enhance our product offerings;

•	Operate, support, expand and develop our operations, our websites, our software and our communications and other systems;

•	Diversify our sources of revenue, including by entering into agreements that may reflect changes to our business model;

•	Maintain and develop our existing brands and distribution channels, as well as to make cost-effective expenditures in connection with these initiatives;

•	Manage our relationships with important semiconductor manufacturers and other industry participants; and

•	Respond to competitive market conditions.

        If we are unsuccessful in addressing these risks or in executing our business strategy, our business, financial condition and results of operations may suffer.

We face competition from established and emerging semiconductor capital equipment manufacturers, which could divert prospective customers to our competitors and adversely affect our results of operations.

Our business involves providing more cost effective and easier to operate wafer bumping tools and we face three primary competitors using the more traditional legacy multimillion dollar tooling approach. We face at least one competitor that is focusing on smaller initial capacity increments but who does not have the single wafer closed cell technology that Surfect is providing. With respect to large bump Wafer Scale Packaging, we compete primarily against well-established solder performed-bump equipment companies, but new copper interconnect technology conversions and the companies’ high speed bump depositions rates are making these companies less of a threat. Losing access to qualified manufacturing outsourcing capacity could reduce our revenue.

        We expect existing competitors, business partners and new entrants to the wafer bumping business to constantly revise and improve their business models in response to challenges from competing businesses, including ours. If these or other wafer bumping industry participants introduce changes or developments that we cannot meet in a timely or cost-effective manner, our business may be adversely affected.

Consolidation in the semiconductor capital equipment industry and increased competition may result in increased expenses, lost bookings and reduced revenue.

Some equipment companies not traditionally serving our market space could enter causing reduced revenues and sales opportunities. We compete to attract and retain the largest most advanced flip chip companies as our prospects. The quality of the process capability, repeatability, and equipment ease of use and performance are important factors in our success and could attract others to this market space. While Surfect strives to protect its intellectual property and process knowledge, it is possible that other competitors could develop similar technology that may reduce the revenue that the company expects. The ability of Surfect to attract good sales people and regional representatives is critical to its market entry and customer qualification programs. The availability of a worldwide team of talented technical support personnel is also critical as a lack of support can reduce both bookings and revenue. Consolidation of customers may result in decreased equipment demand and increased competition. In order to compete effectively, we may need to increase incentives, pre-pay incentives, increase spending on marketing or product development, or make significant investments to purchase strategic assets. In addition, consolidation among process equipment manufacturers, such as mergers and alliances, may increase competition from their distribution channels or give them additional leverage to negotiate lower booking charges by us.

Our success depends on maintaining the integrity of, and upgrading the quality of, our systems and infrastructure.

If our operations grow in both size and scope, we will continuously need to improve and upgrade our systems and infrastructure to offer an increasing number of customers enhanced products, services, features and functionality, all while maintaining the reliability and integrity of our systems and infrastructure and while pursuing the lowest cost per transaction. The expansion of our systems and infrastructure will require us to commit substantial financial, operational and technical resources before the volume of business increases, with no assurance that the volume of business will increase. Fabless companies, merchant providers and large IC manufacturers will not tolerate a service hampered by slow equipment delivery and lead times, unreliable service levels and production outages due to installation delays, or insufficient technical support and process capability, any of which could have a material adverse effect on our business, financial condition and results of operations.

If the Company does not continue to innovate and provide products and services that are useful to users, it may not remain competitive, and the Company’s revenue and operating results could suffer.

The Company’s future success depends on providing products and services that are accepted by semiconductor manufacturers. The Company’s competitors are constantly developing innovations. As a result, the Company must continue to invest significant resources in research and development in order to enhance its technology and its existing products and services. Additionally, the Company will have to consistently introduce new high-quality products and services that semiconductor industry participants can easily and effectively use. If the Company is unable to provide prospective customers with high quality and technologically efficient products, then such customers may become dissatisfied and move to competitors’ products. Moreover, if the Company is unable to predict user preferences or industry changes, or if the Company is unable to modify its products and services on a timely basis, it may lose users.

The ability to compete effectively will depend, in part, on the ability to maintain the proprietary nature of the technology.

Although Surfect seeks to protect its technology through, among other avenues, U.S. and foreign patent protection, there can be no assurance that the patents which may be obtained and the patent applications filed by Surfect are sufficient to protect the Company’s technology or that any patent will not be held invalid, circumvented, or infringed by others. In addition, Surfect relies to a significant extent on proprietary know-how. Surfect cannot be sure that others will not independently develop superior know-how to that which the Company now considers proprietary.

Litigation may be necessary to enforce patents issued to Surfect, to protect trade secrets or know-how owned by the Surfect, or to determine the enforceability, scope, and validity of the proprietary rights of others. Although the Company knows of no infringement of patents held by others, it is always possible that a third party may assert infringement. Surfect has received three patents and filed six additional patent applications with the U.S. Patent and Trademark Office and has filed patent applications in Europe, Japan, Taiwan, Malaysia, and the World Intellectual Property Organization (WIPO). In addition, Surfect has federally registered its trademark SURFECT® and will apply to register new trademarks as they arise.

Doing business internationally poses special risks.

We do some of our business internationally and it requires management attention and special resources. In particular, Surfect currently is focused on initial customer penetration in the Taiwan market supported by our marketing representative MarketTech International (MIC). The Taiwan market represents the largest market for the company’s tools and processes outside of the US market. After penetrating the Taiwan market, the Company will focus its future Asian activities in Singapore, Korea, Japan, and China. MarketTech will support the Company’s tools in the Taiwan, China, and Singapore market while the Company is reviewing engaging local sales representatives for Korea and Japan. Nevertheless, Surfect faces a number of risks associated with its international operations, including the following:

•	Challenges caused by distance, language and cultural differences;

•	Longer payment cycles in some countries;

•	Credit risk and higher levels of payment fraud;

•	Legal and regulatory restrictions;

•	Foreign exchange controls that might prevent Surfect from repatriating cash earned in countries outside the United States;

•	Political and economic instability and export restrictions;

•	Potentially adverse tax consequences; and

•	Higher costs associated with doing business internationally.

These risks could harm Surfect’s international business efforts, which in turn would adversely affect its business prospects and operating results.

Surfect may not be able to retain the key personnel it needs to succeed and new, qualified personnel may be extremely difficult to attract.

Surfect believes that its continued success will depend to a significant extent upon the efforts and abilities of Mr. Steve Anderson, it’s Chief Executive Officer, and certain key employees and consultants. Surfect intends to enter into an employment agreement with Mr. Anderson and may also enter into employment agreements with other employees. See “Management-Employment Agreements” for information regarding salary and other terms of the employment agreement with Mr. Anderson. Failure of Surfect to retain the services of its executive officers, or to attract and retain additional qualified personnel, could adversely affect Surfect’s business, financial condition and results of operations. Surfect does not currently carry key-man life insurance on any of its executive officers. Surfect intends to purchase a key man life insurance policy on Mr. Anderson’ life in the amount of $3,000,000.

We may not be able to acquire the additional capital needed to provide us with sufficient liquidity and capital resources necessary to meet our future financial obligations.

We expect that our principal sources of funds will be cash generated from our operations. While we believe our sources of liquidity are adequate for the Company’s immediate needs, we cannot assure you that these sources will provide us with sufficient liquidity and capital resources required to meet our future financial obligations, or to provide funds for our working capital, capital expenditures and other needs for the foreseeable future. We may require additional equity or debt financing to meet our working capital requirements or to fund our capital expenditures. We may not be able to obtain financing on terms satisfactory to us, or at all.

Risks Relating to our Common Stock

There has been no active public market for our common stock, and prospective investors may not be able to resell their shares at or above the purchase price paid by such investor, or at all.

Our common stock is traded on the OTC Bulletin Board trading system. The OTC Bulletin Board tends to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make markets in particular stocks. There is a greater chance of market volatility for securities that trade on the OTC Bulletin Board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors including:

•	The lack of readily available price quotations.

•	The absence of consistent administrative supervision of "bid" and "ask" quotations.

•	Lower trading volume.

•	Market conditions.

In addition, the value of our common stock could be affected by:

•	Actual or anticipated variations in our operating results.

•	Changes in the market valuations of other companies in our industry.

•	Announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments.

•	Adoption of new accounting standards affecting our industry.

•	Additions or departures of key personnel.

•	Introduction of new products by us or our competitors.

•	Sales of our common stock or other securities in the open market.

•	Changes in financial estimates by securities analysts.

•	Conditions or trends in the market in which we operate.

•	Changes in earnings estimates and recommendations by financial analysts.

•	Our failure to meet financial analysts' performance expectations.

•	Other events or factors, many of which are beyond our control.

•	Shares that become available from exercise of outstanding warrants.

In a volatile market, you may experience wide fluctuations in the market price of our securities. These fluctuations may have an extremely negative effect on the market price of our securities and may prevent you from obtaining a market price equal to your purchase price when you attempt to sell our securities in the open market. In these situations, you may be required either to sell our securities at a market price which is lower than your purchase price, or to hold our securities for a longer period of time than you planned. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using common stock as consideration.

We have no current plan to pay dividends on our common stock and investors may lose the entire amount of their investment.

We have no current plans to pay dividends on our common stock. Therefore, investors will not receive any funds absent a sale of their shares. We cannot assure investors of a positive return on their investment when they sell their shares nor can we assure that investors will not lose the entire amount of their investment.

Our common stock may be considered "a penny stock" and may be difficult to sell.

The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. If, upon development of a market, the market price of the common stock falls below $5.00 per share, the SEC's penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that before a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's agreement to the transaction. These rules may restrict the ability of brokers-dealers to sell the common stock and may affect the ability of investors to sell their shares.

A significant amount of common stock will be eligible for sale 180 days after the effective date of the registration statement filed on behalf of the investors purchasing units in the private placement, and its sale could depress the market price of our common stock.

Surfect's executive officers, directors, affiliates and stockholders holding 10% or more of the outstanding shares of our common stock will be subject to a 180 day lock-up following the effective date of this registration statement. Sales of a significant number of shares of common stock in the public market commencing after such 180-day period could lower the market price of our common stock. All of Surfect's stockholders are subject to Rule 144 under the Securities Act, which, in general, permits a person who has held restricted shares for a period of one year, upon filing with the SEC a notification on Form 144, to sell into the market common stock in an amount equal to the greater of 1% of the outstanding shares or the average weekly number of shares sold in the last four weeks prior to such sale. Such sales may be repeated once each three months, and any of the restricted shares may be sold by a non-affiliate after they have been held two years.

The issuance of Common Stock upon the exercise of the Warrants may result in substantial dilution of the stockholders.

There are currently 1,758,250 shares of Common Stock issuable upon exercise of the Warrants. The issuance of Common Stock upon conversion of the Warrants may result in immediate and substantial dilution to the interests of other stockholders since the Warrant holders may ultimately receive the full amount issuable on conversion or exercise.

We cannot assure you that we will list our common stock on NASDAQ or any other securities exchange.

Although we intend to apply to list the common stock on NASDAQ or the American Stock Exchange, we cannot assure you that we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of the common stock on either of those or any other stock exchange. If we are unable to list the common stock on NASDAQ, the American Stock Exchange or another stock exchange, or to maintain the listing, we expect that our common stock will continue to trade on the OTC Bulletin Board another over-the-counter quotation system, or on the "pink sheets," where an investor may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, we would be subject to a SEC rule that, if we failed to meet the specified criteria, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of the common stock. It would also make it more difficult for us to raise additional capital.

Securities analysts may not initiate coverage or continue to cover our common stock and this may have a negative impact on our common stock's market price.

The trading market for our common stock may depend significantly on the research and reports that securities analysts publish about us or our business. We do not have any control over these analysts. There is no guarantee that securities analysts will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect our common stock's market price. If we are covered by securities analysts, and our stock is downgraded, our stock price would likely decline. If one or more of these analysts ceases to cover us or fails to publish regularly reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

Our articles of incorporation and the Delaware General Corporation Law contain anti-takeover provisions which could discourage or prevent a takeover even if an acquisition would be beneficial to our stockholders.

Our board of directors, without further stockholder approval, may issue preferred stock, with such terms as the board of directors may determine, that could have the effect of delaying or preventing a change in control. The issuance of preferred stock could also adversely affect the voting powers of the holders of our common stock, including the loss of voting control to others. We are also afforded the protections of Section 203 of the Delaware General Corporation Law. This could delay or prevent a change in control or could impede a merger, consolidation, takeover or other business combination involving our company or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company.

Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls may be time consuming, difficult and costly.

Surfect Technologies has only operated as a public company since October 2006. It may be time consuming, difficult and costly for us to develop and implement the additional internal controls, processes and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal auditing and other finance and/or administrative staff in order to develop and implement appropriate additional internal controls, processes and reporting procedures. If we are unable to comply with these requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires publicly traded companies to obtain.

If we fail to comply in a timely manner with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 regarding internal control over financial reporting or to remedy any material weaknesses in our internal controls that we may identify, such failure could result in material misstatements in our financial statements, cause investors to lose confidence in our reported financial information and have a negative effect on the trading price of our common stock.

On March 3, 2006, the Advisory Committee on Smaller Public Companies of the Securities and Exchange Commission recommended exemption relief from Section 404 requirements of the Sarbanes-Oxley Act of 2002 for non-accelerated small cap companies with less than $125 million in annual revenue. Further, the Committee recommended provisions for dealing with newly public companies that could extend the reporting entities adoption of Section 404 until the due date of their second annual report filing. Until such modifications to Section 404 are amended to the current requirements, which may not occur, the Company must be prepared for immediate adoption of Section 404 requirements.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and current SEC regulations, beginning with our annual report on Form 10-KSB for the 2006 fiscal year, we will be required to furnish a report by our management on our internal control over financial reporting. Such report will contain, among other matters, an assessment of the effectiveness of our internal control over financial reporting as of the end of 2006. We are just beginning the process of documenting and testing our internal control procedures in order to satisfy these requirements, which is likely to result in increased general and administrative expenses and may shift management time and attention from revenue-generating activities to compliance activities. While our management is expending significant resources in an effort to complete this important project, there can be no assurance that we will be able to achieve our objective on a timely basis. There also can be no assurance that our auditors will be able to issue an unqualified opinion on management's assessment of the effectiveness of our internal control over financial reporting. Failure to achieve and maintain an effective internal control environment or complete our Section 404 certifications could have a material adverse effect on our stock price.

During the course of the audit of the Company’s financial statements included as part of this prospectus, certain internal control weaknesses were identified which if left uncorrected may become reportable conditions that could preclude the Company’s auditors from issuing an unqualified opinion during their examination of management's assessment of the effectiveness of our internal control over financial reporting. The Company is currently adopting policies and procedures to address the auditor’s recommendations in preparation for it’s 2006 examination.

In addition, in connection with our on-going assessment of the effectiveness of our internal control over financial reporting, we may discover "material weaknesses" in our internal controls as defined in standards established by the Public Company Accounting Oversight Board, or the PCAOB. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The PCAOB defines "significant deficiency" as a deficiency that results in more than a remote likelihood that a misstatement of the financial statements that is more than inconsequential will not be prevented or detected.

In the event that a material weakness is identified, we will employ qualified personnel and adopt and implement policies and procedures to address any material weaknesses that we identify. However, the process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. We cannot assure you that the measures we will take will remediate any material weaknesses that we may identify or that we will implement and maintain adequate controls over our financial process and reporting in the future.

Any failure to complete our assessment of our internal control over financial reporting, to remediate any material weaknesses that we may identify or to implement new or improved controls, or difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet our reporting obligations or result in material misstatements in our financial statements. Any such failure also could adversely affect the results of the periodic management evaluations of our internal controls and, in the case of a failure to remediate any material weaknesses that we may identify, would adversely affect the annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting that are required under Section 404 of the Sarbanes-Oxley Act of 2002. Inadequate internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

FORWARD-LOOKING STATEMENTS

This prospectus and other materials we will file with the SEC contain, or will contain, disclosures which are forward-looking statements. Forward-looking statements include all statements that do not relate solely to historical or current facts, such as the discussion of economic conditions in market areas and their effect on revenue growth, the potential for and effect of past and future acquisitions, the effectiveness of our information systems, and the availability of financing and working capital to meet funding requirements, and can generally be identified by the use of words such as may, believe, will, expect, project, estimate, anticipate, plan or continue. These forward-looking statements are based on the current plans and expectations of our management and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. These factors include, but are not limited to: economic conditions affecting the semiconductor industry; the adverse effect of legislation and other matters affecting the industry; increased competition in the industry; our dependence on certain customers; the risk that we may not be able to retain and attract customers; the availability of and costs associated with potential sources of financing; the loss of key personnel; our inability to attract and retain new qualified personnel; difficulties associated with integrating acquired businesses and customers into our operations; the carrying values of deferred income tax assets and goodwill, which may be affected by future operating results; and government regulation.

These forward-looking statements speak only as of the date of this prospectus. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should also read, among other things, the risks and uncertainties described in the section of this prospectus entitled “Risk Factors.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock but may receive payment of the exercise price to convert warrants into common stock prior to sale thereof. Any payment of the exercise price received will be used for working capital.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON STOCK AND
RELATED STOCKHOLDER MATTERS

Market information

Our common stock currently lists on the OTC Bulletin Board and we anticipate ultimately to apply to list our common stock on NASDAQ or the American Stock Exchange. There is currently no established market for our common stock.

Our common stock is quoted on the OTC Bulletin Board under the symbol "SUFH”. For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	High	Low
2006
Third Quarter	$0.14596	$0.0082
Fourth Quarter*	$3.26	$0.050

*Up to November 24, 2006. Our common stock began trading subsequent to the recapitalization under the symbol “SUFH” on October 6, 2006. Activity prior to such time represented trading of Windy Creek Developments, Inc. under the symbol “WDYC”.

Stockholders and related matters

As of November 24, 2006, there were approximately 61 holders of record of our common stock and no holders of record of our preferred stock.

Please consult the section entitled “Risk Factors” for a discussion of risks associated with our common stock if it is considered to be a “penny stock.”

Determination of offering price

The selling stockholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices, if a market develops, or at privately negotiated prices.

Dividends

We intend to seek to maximize shareholder value through growth. As a result, we do not expect to pay cash dividends on our common stock but intend, instead, to utilize available cash to support the development and expansion of our business. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future operating results, capital requirements, financial condition and the terms of any credit facility or other financing arrangements we may obtain or enter into, future prospects and in other factors our board of directors may deem relevant at the time such payment is considered.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The following discussion and plan of operations and analysis of financial condition of Surfect Holdings, Inc.  for the three and nine months ended September 30, 2006 and 2005 and the fiscal years ended December 31, 2005, 2004, 2003 and the period from inception,  should be read in conjunction with Selected Consolidated Financial Data and Surfect’s financial statements and the notes to those financial statements that are included elsewhere in this Form 2-SB. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 2-SB. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

OVERVIEW

Company

Surfect Technologies was originally incorporated on December 26, 2000, as a New Mexico corporation, and was subsequently reincorporated in Delaware on April 4, 2006.  In September 2006, we completed a merger in which Surfect Technologies became a wholly-owned subsidiary of Surfect Holdings.

We are an early stage developer of automated electroplating tools for wafer-scale deposition. In July 2003, Surfect obtained $375 thousand in seed capital from ITU Ventures to complete semiconductor market research and develop an initial business model. During the fiscal year ended December 31, 2004, the Company obtained an additional $4.1 million in financing to continue its research and development efforts, to build its initial electroless prototype(s) and to recruit a management team with strong semiconductor industry background to run the Company going forward. In September, 2006, the Company completed a Private Placement of $3.3 million to provide the Company financial resources to take its Leapfrog and Ascent products to market.

During the past twelve months, the Company has hired Steve Anderson, a 20 year packaging industry veteran, as C.E.O.; Doug Welter, a 28 year Philips and Motorola veteran as C.O.O.; Yixiang Xie, PhD, with more than 12 years of experience in semiconductor development, as C.T.O.; and James Turk, a 14 year veteran with public and private manufacturing concerns, as C.F.O.

2006 Management Summary

The Company’s key financial results for the nine months ended September 30, 2006, are as follows:

•	The Company is still in the development stage and had not had any revenues from sales of its products through September 30, 2006;

•	The Company’s net loss per share for the nine months ended September 30, 2006 was $0.16, compared to a net loss per share for the nine months ended September 30, 2005 of $.24;

The Company’s key financial results for the three months ended September 30, 2006, are as follows:

•	The Company is still in the development stage and has not had any revenues from sales of its products to date;

•	The Company’s net loss per share was $0.06 for the three months ended September 30, 2006, compared to a net loss per share of $0.07 for the three months ended September 30, 2005;

2006 Objectives and Management Expectations:

Several key trends are driving the industry growth and requirement for wafer bumping, interconnect and wafer level packaging as follows:

•	Rapid growth in wafer bumping requirements driving expansion of equipment capacity at both captive and merchant suppliers;

•	Environmental requirements for improved lead-free materials;

•	Market pricing requirements for bumping capability with improved return on investment capital as consumer market expansion occurs;

•	Continual miniaturization in silicon integrated circuits (IC) driven by Moore’s law through lithography reductions; and

•	Increasing density of interconnect and bumping for increased product and IC performance and thermal dissipation.

We believe the challenges and opportunities experienced during the first nine months of the current fiscal year have put us in the position to commence sales during the fourth quarter of the year and have allowed the Company to make the following advances during the period:

•	Hiring of C.O.O., VP of Sales and Marketing, VP Product Development, C.F.O, and development engineers;

•	Development of copper wafer bumping capability;

•	Development of high speed plating technology;

•	Development of a 300mm tool required for large foundry and specific prospect requirements;

•	Funding for completion of tool and process development and support of prospect qualification and sales efforts;

•	Concluded setup and initial plating demonstration of the Company’s first electroless plating machine delivered to Japan (see ‘Subsequent Events’ in footnote 9 to the financial statements above);

UNAUDITED CONSOLIDATED RESULTS OF OPERATIONS FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2006 AND SEPTEMBER 30, 2005

Operating Expenses:

	Three Months Ended Sept 30,		Nine Months Ended Sept 30,		For the Period from December 26, 2000 (Inception) to Sept 30,
	2006	2005	2006	2005	2006
Expenses:
Payroll and employee benefits	$378,136	$155,502	$905,557	$738,194	$2,786,240
Research and development	161,929	73,945	539,758	349,230	1,701,635
General and administrative	289,833	242,216	629,419	393,532	1,946,862
Sales and marketing	41,906	1,204	123,384	45,058	325,005

Payroll and Employee Benefits

2006 payroll and employee benefits increased by 143.17% and 22.67% for the three and nine month periods ended September 30, 2006 and 2005, respectively. These increases are attributable to hiring of key employees as the Company moves from the development stage to an operating entity. Such additions included the hiring of a C.O.O., a C.F.O, a VP of Sales and Marketing and a VP of Product Development.

The Company expects that payroll and employee benefits expenses will continue to increase in absolute dollar amounts in future periods as the Company continues to grow its operations.

Research and development

Research and development expense increased by 118.99% and 54.56% for the three and nine month periods ended September 30, 2006 and 2005, respectively. These increases were primarily attributable to expenditures made in relation to the Company’s Electrolytic development and direct costs associated with getting the Company’s Leapfrog, Rio, and Ascent products ready to take to market.

The Company expects that research and development costs will continue to rise as the Company refines its current products as sales commence. It further anticipates continued research and development in relation to expanding its product line into additional markets in which its technology may be salable.

General and administrative

General and administrative expenses increased by 19.66% and 59.94% for the three and nine month periods ended September 30, 2006 and 2005, respectively. These increases were predominantly as a result of administrative efforts associated with the merger and the private placement as reported on Form 8-K on September 27, 2006 hereby incorporated by reference.

Sales and Marketing

Sales and marketing expenditures increased by 3,380.56% and 173.83% for the three and nine month periods ended September 30, 2006 and 2005, respectively as it began preparing its products for entry into the market place.

The Company expects that sales and marketing expenses will continue to increase as the Company continues to build a market for its products.

Miscellaneous income:

	Three Months Ended Sept 30,		Nine Months Ended Sept 30,		For the Period from December 26, 2000 (Inception) to Sept 30,
	2006	2005	2006	2005	2006

Other income (expense)	$1,799	$9,819	$(2,205)	$11,697	$115,946

Other operating (income) expense

The Company’s only source of income to date has been from minimal consulting fees, plating services and interest income. The Company anticipates revenue from sales of its products to commence in the forth quarter of 2006.

CONSOLIDATED RESULTS OF OPERATIONS FOR FISCAL YEARS 2005, 2004 AND 2003

Operating Expenses:

	2005	2004	2005 vs. 2004 Percent Change	2003	2004 vs. 2003 Percent Change	For the Period from December 26, 2000 (Inception) to December 31, 2005
Payroll and employee benefits	$944,415	$605,046	56.1%	$80,239	654.1%	$1,880,683

Research and development	727,321	381,994	90.4%	10,718	3464.0%	1,161,877

General and administrative	649,872	384,191	69.2%	79,571	382.8%	1,303,118

Sales and marketing	113,743	49,221	131.1%	8,350	489.5%	201,621

Depreciation and interest	76,393	73,896	3.4%	63,542	16.3%	290,145

Total expenses:	$2,511,744	$1,494,348	68.1%	$242,420	516.4%	$4,837,444

Payroll and Employee Benefits

The 2005 increase in payroll and employee benefits for fiscal 2005 was primarily due to expansion of the Company’s management staff and an increase in operational personnel, inclusive of salaries, benefits and related personnel expenses. The 2004 increase was due primarily to increased headcount and related personnel expenses, including salaries and benefits.

The Company expects that payroll and employee benefits expenses will continue to increase in absolute dollar amounts in future periods as the Company continues to grow its operations.

Research and development

The increase in research and development expense during 2005 and 2004 were primarily attributable to expenditures made in relation to the Company’s WaveCell prototype, fabrication, and patent expenditures.

The Company expects that research and development costs will continue to rise as the Company refines its current products as sales commence. It further anticipates continued research and development in relation to expanding its product line into additional markets in which its technology may be salable.

Sales and Marketing

The increase in sales and marketing in 2005 is predominantly attributable to market research expenditures. The 2004 increase was attributable to advertising and promotions.

The Company expects that sales and marketing expenses will continue to increase as the Company continues to build a market for its products.

General and administrative

During 2005, general and administrative expenses increased predominantly as a result of increased expenditures related to consulting, contract labor, mechanical design consulting, marketing and legal expenses related to an anticipated private placement of the Company’s securities.

The 2004 general and administrative expense increases were predominantly a result of increased expenditures related to consulting, marketing efforts, and legal expenses.

Income tax expense

At December 31, 2005, the Company had outstanding net operating loss carryforwards (NOLs) for federal and state domestic tax purposes of approximately $3.1 million, which will expire in years 2023-2024. The utilization of any net operating loss carryforward may be substantially impaired by the merger contemplated herein.

In accordance with the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes,” the Company has determined that these assets may not be realizable and have provided for a full valuation allowance. The Company does not expect to have current income taxes payable or deferred tax balances not offset by valuation allowances for the foreseeable future. Accordingly, no income tax provisions have been reported.

The effective combined domestic income tax rate for 2005, 2004 and 2003 was 0.0%.

Miscellaneous income:

	2005	2004	2005 vs. 2004 Percent Change	2003	2004 vs. 2003 Percent Change	For the Period from December 26, 2000 (Inception) to December 31, 2005
Miscellaneous income	$14,725	$49,790	(70.4)%	$34,781	43.2%	$118, 151

Other operating (income) expense

The Company’s only source of income has been to date has been from minimal consulting fees, plating services and interest income. The Company anticipates revenue from sales of its products to commence in the forth quarter of 2006.

Liquidity and capital resources

We have funded our operations to date through sales of equity and debt securities. Through a string of private placement offerings between July 1, 2004 and December 31, 2005, the Company has raised approximately $4.1 million, net of offering expenses. As of December 31, 2005, the Company had a working deficit of $874 thousand, including $28,392 in cash and cash equivalents, compared to working capital at December 31, 2004 of $1.7 million, including $2.1 million in cash and cash equivalents. As of December 31, 2005, the Company had a $114,000 bank overdraft as a result of a single check issued at year end. In January, 2006 the Company received additional funding from ITU Ventures through the issuance of series A-1 convertible, cumulative preferred stock. Adequate funds were deposited to cover the check prior to it being drafted against the Company’s account balances.

Cash Flows from Operating Activities

Operating activities in fiscal 2005 used cash of $2.3 million, compared to $1 million used in fiscal 2004. This increase in cash used by operating activities was primarily the result of increases in payroll and employee, research and development, and general and administrative expenditures (see further discussion above).

Cash Flows from Investing Activities

Net cash used in investing activities in 2005 was approximately $235 thousand compared to $137 thousand in 2004. This increase in cash used was primarily attributable to additional purchases of property, plant and equipment during 2005.  The Company anticipates significant equipment expenditures during 2006 which it intends to acquire through capital leasing arrangements.

Cash Flows from Financing Activities

Net cash provided by financing activities for the year ended December 31, 2005 was $397 thousand, compared to cash provided of $3.1 million for the year ended December 31, 2004, due to the issuance of the $2.9 million of preferred stock in July and December 2004.

Income tax expense

At December 31, 2005, the Company had outstanding net operating loss carry forwards (NOLs) for federal and state domestic tax purposes of approximately $3.1 million, which will expire in years 2023-2024. The utilization of any net operating loss carry forward is expected to have survived the merger transaction, however, any such carry forward may have been substantially impaired by the merger.

In accordance with the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes,” the Company has determined that these assets may not be realizable and has provided for a full valuation allowance. The Company does not expect to have current income taxes payable or deferred tax balances not offset by valuation allowances for the foreseeable future. Accordingly, no income tax provisions have been reported.

The effective combined domestic income tax rate for the nine months ended September 30, 2006 and the fiscal year ended December 31, 2005 was 0.0%.

OUR BUSINESS

Overview of business

Through our operating subsidiary, Surfect Technologies, we are an early stage developer of automated electroplating tools for wafer-scale deposition, processes to apply metal deposits at the wafer level, and solder material technologies designed to address challenges facing the electronics component fabrication and semiconductor assembly industry.

Surfect Technologies was formed in December 26, 2000 to develop and commercialize patented automated wafer-scale electroplating deposition tools which apply proprietary combinatorial deposits at the wafer level through a unique process. Electroplating technology is one of the primary methods used to apply solder bumps to semiconductor wafers which are designed to extend interconnection capabilities beyond the existing wire-bonding techniques. In addition to electroplating, solder bumps may be formed or placed on wafers through evaporation, printing, pre-formed solder sphere placement, and stud bumping. Electroplating and evaporation are the only feasible technologies to form copper and other hard metal bumps. As opposed to wire-bonding, the area array solder-bump configuration allows the entire surface of a chip (the “die”) to be populated with solder bumps that are subsequently interconnected to a substrate for the highest possible input/output (I/O) counts in order to meet the demand for electrical functionality in integrated circuit (IC) technology. Although traditional gold and aluminum wire bond continues to dominate IC interconnects in terms of absolute numbers, “flip chip” technology (which consists of the face-down soldering of IC devices to chip carriers) is gaining wider acceptance due primarily to the improvements afforded by such technology in such aspects as electrical performance, functionality and reliability, particularly for consumer electronics.

Surfect has developed a disruptive compact electroplating deposition process and tool that provides the electronics industry with a more cost effective way to fabricate high performance, low cost interconnects. Surfect’s process tool deposits interconnect in the critical path between the IC die and the PC or consumer product circuit board. Surfect believes that the large growth in consumer and wireless products drives a demand for miniaturization that can only be satisfied with reduction in interconnect paths and materials.

Surfect combines improved process technology with a novel closed cell tool technology to dramatically reduce the difficulty of introducing and supporting flip chip bumping technology in production. Utilizing a single wafer, closed process cell design, Surfect has eliminated the need to move the wafer through various plating chemistries reducing the need for robotics and therefore reducing machine cost and footprint. This single cell approach expedites and improves production by minimizing wafer handling and, more importantly, enabling a wide range of lead-free solders to be applied.

Through this technology, Surfect provides its prospects with a more cost effective single cell tool which fits their production needs better and provides the range of leaded and lead-free solders that they require to remain competitive and expand their wafer bumping lines in support of the market’s growth opportunities. Surfect believes that the large growth in consumer markets demands more cost effective process technology with closed-loop plating monitoring, multiple metal deposition, enhanced ion agitation, and low cost metrology provided in Surfect’s technology. Larger wafer diameters often require smaller process lot sizes and the individual plating cell approach provides a much more cost effective way to process these productions requirements. Additionally, the current equipment forces prospects to purchase a larger number of capacity than they can cost effectively load. Surfect’s tool enables smaller capacity increments to be added as required providing more cost effective revenue increases.

Surfect’s focus is to respond to its customers’ need for technology which will enable it to implement cost effective rapid flip chip capacity growth and to introduce lead-free flip chip bumps as quickly as possible. The strategy and technology approach are focused on providing the fastest market penetration with large customers experienced in flip chip and willing to share reliability data critical to Surfect’s sales and revenue growth efforts. The initial prospects act as Beta customers providing critical feedback on process and tool operation as well as incorporating their specific requirements and metrology inputs. Surfect’s process team will provide process demonstration wafers which are characterized by the customer’s process and reliability engineers followed by additional wafers run on a beta tool installed in the customer’s facility. Customer characterizations will result in valuable feedback confirming the company’s claims and tool advantages as well as providing valuable data from market leading customers that can act as references for all other customers. Surfect’s miscellaneous revenue to date has been comprised of development agreements with Intel and HP as well as its first electroless development tool sold to Uyemura in Japan. Currently revenue activities are focused on securing orders from Texas Instruments, Freescale, ASE, and SPIL. These first two prospects represent leading US Independent Device Manufacturers (IDM) and the last two prospects represent the large Merchant outsourcing providers supporting key foundries such as TSMC and all other IDMs and OEMs. Bumped wafers demonstrating process capability have been provided to these initial prospects and beta orders are anticipated in 4th quarter 2006.

Surfect’s patented technology has attracted the interest and engagement of large Taiwan Merchant wafer bumping companies as well as leading U.S. and European semiconductor suppliers. In particular, Surfect has developed strong relationships with leading chemical, photoresist, software, and hardware companies critical to the company’s success building these tools in high volume and getting its process technology to market. One of the largest photoresist suppliers is working with the company to characterize its new dry film photoresist using Surfect’s test wafer pattern demonstrating current and future bump pitch capability. Development efforts working with one of the largest Japanese chemical suppliers are targeted at supplying higher speed tin/lead plating chemistry for evaluations aimed at rates 2-3x faster than their current chemistry provides. One of the largest U.S. chemical companies is supporting copper and tin/lead chemistry formulations for higher speed plating as well as development work aimed at more consistent electroless plating control. Surfect is working with the leading power supply manufacturer to develop advanced DSP-controlled rectifiers providing much more sophisticated waveforms and programmability to control the critical plating fields key for uniform bump depositions. Discussions with well-established valve and pump suppliers are aimed at improved in-line heater/pump integrated components and integrated manifold/valve assemblies that can dramatically reduce component costs and improve reliability. Surfect is also considering expanding to additional Asian markets such as Singapore, Korea, China, Japan and India. Surfect anticipates that its ability to ramp its products into production and service Asian locations will be provided through local sales representatives as well as leading equipment outsourcing companies.

Our ability to embed the necessary metrology and chemistry management as well as provide upgradeable process recipes will help establish a means to continual customer development activity and revenue, continuation through both tool sales and process upgrades. The availability of electroplating and flip chip experts is limited and the company believes it has a significant opportunity at this stage to provide this expertise in its tools, processes, and through its services following installation. Using our internal and external team of leading world wafer bumping experts, we seek to dominate this new market segment for flexible single cell multi-metal wafer plating tools.

Our history

Surfect Holdings was originally incorporated on November 8, 2001 as a Nevada corporation, and was subsequently reincorporated in Delaware on September 14, 2006. On September 27, 2006, Surfect Technologies entered into a merger agreement with a wholly-owned subsidiary of Surfect Holdings, resulting in Surfect Technologies being 100% owned by Surfect Holdings. Surfect Holdings did not have any operations before September 27, 2006. Surfect Technologies was originally incorporated on December 26, 2000, as a New Mexico corporation, and was subsequently reincorporated in Delaware on April 4, 2006.

Industry overview and background

Founded in December 2000, Surfect Technologies Inc. has developed and patented i) automated electroplating tools for wafer-scale deposition, ii) a unique process to apply combinatorial metal deposits at the wafer level, and iii) proprietary solder material technologies, which capitalize on the latest commercial opportunities by addressing challenges facing the electronics component fabrication and semiconductor assembly industry (herein referred to as the “Industry”). Surfect was initially founded to directly solve challenges in the fast growing flip chip process with a suite of intellectual property based on deposition process technologies, apparatus, and materials technologies.

Current demands in the Industry for alternative materials and application processes are driven by major initiatives, including:

•	European Union and Japanese mandates requiring lead-free manufacturing;

•	A major industry conversion from wire bonding to flip chip bumping technology for all packaging interconnect;

•	The transition to wafer-scale manufacturing and chip-scale packaging; and

•	Multi-chip or 3-D packaging strategies.

Semiconductor companies are facing increasing demands for miniaturization and improved thermal and electrical performance in semiconductor devices. This trend, coupled with increasing complexity in the design of semiconductor devices, has led many semiconductor companies to view wafer-scale packaging as an enabling technology requiring sophisticated expertise and technological innovation. Flip chip bonding is the ultimate packaging technology for high performance with small form factor. Until now, cost constraints have kept it from wide use in mainstream IC assembly. The challenge the Industry faces is that feature size, pitch density and precision for depositing metal vias and interconnects at micro-fabrication scale, far exceeds the capability of stencil printed solder printing and conventional electroplating. Refining this deposition rate and providing uniformity and reliability is of major importance to the semiconductor industry. The following chart shows graphically the advantages of die shrinking due to lithography reductions but also highlights the increasing density of interconnects on these smaller dies forcing IC manufacturers to utilize the electroplating technology provided by Surfect and its competitors.

Typical high performance IC with 400 bumps representative of lithography reductions starting at left at 130nm node moving consecutively to 90nm, 65nm, and 45nm with 300um center to center bump spacing ending up at half the initial level at 150um spacing. These three lithography reductions have reduced the die size by 90% but increased the interconnections density by a factor of 10.

The process of vacuum vapor deposition, which completely dominated wafer assembly prior to 1997 was changed when IBM announced the commercialization of dual damascene copper (ECD) plating of wafer interconnect traces and blind vias. This development, which is a wet chemical process, deposits patterned metals on wafers was proven to be compatible with front end of the line wafer processing and is now widely accepted and implemented manufacturing. This proved that wet chemistry (e.g. electroplating) could be utilized in a highly sensitive, controlled manufacturing environment. This trend combined with the potential of decreasing cost of semiconductor packages has motivated chipmakers to explore more cost-effective electroplating tools and wet-chemical processes.

Surfect believes that two of the three biggest obstacles to wide spread uses of flip chip production are fading fast: the stagnant global economy and the higher costs to produce flip chips in volume. The third obstacle; finding a lead-free wafer scale metal deposition solution is much more complicated. As flip chip technology expands, so, too does the demand for new tools, improved materials and bulletproof process. Surfect’s mission is to bring cost-effective electroplating tools and reliable proven multi-layer processes along with sustainable one-step combinatorial Pb-free coated-powder materials to semiconductor back-end assembly. Surfect’s unique multi-metal process cell enables manufacturing of very compact tools with real-time feedback for plating process conditions and provides major operation advantages over its competitors single-metal process cells requiring much more space and maintenance. Surfect’s focus on creating a true process plating computer using plug and plate chemistry tanks enables customer to quickly changeout chemistry tanks without the downtime inherent in other existing tools. The Company believes that these tools provide the most advanced plating kinetics and process control in the industry.

Semiconductor Assembly Industry Background and Trends

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As the Industry continues the task of packing more processing power and higher radio frequency onto silicon devices the challenge was to exploit smaller features and sub-90-nanometer technology. Now going beyond those limits requires convergence of the packaging technology to perform at higher levels of efficiency. In the semiconductor industry efficiency in speed and thermal dynamics is achieved by miniaturizing the components thus reducing signal distance and power consumption. The convergence of the packaging as a performance enabler has created new opportunities at the top tier fabs that have embraced flip chip bonding and the chip-scale package that results as the next wave form-factor that can yield high returns if practiced in-house with wafer-scale assembly techniques. This requires, more robust packages and inexpensive fabrication processes, current deposition methods are proving inadequate (see table below).

Current Technology	Applications	Market Leaders	Pros / Cons
Solder Printing	Bumping, Via fill, die attach	Cookson Kester Heraeus	Incapable of going below 150-micron pitch for bumping. Higher defects than electroplating Can go lead-free

Conventional Electroplating	Wafer bumping	SemiTool EEJA Ebarra	No Pb-free eutectic solution. Gas voids at high aspect ratio. Large foot-print for multi-layer deposits.

Vacuum Processes (CPVD/PVD)	Micro-bumping, UBM, Seals, back-side metal	Advanced Materials, Novellus Nexx	Capable of very small feature but slow, expensive and messy. High temperature above Sn binary capability

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Chipmakers such as Intel, TI, Motorola, HP and others are aggressively exploring alternatives to solder paste printing and conventional vacuum processing. Key to this growth is simplifying the process and providing platforms which enable faster development and the ability to improve returns on invested capital (ROIC) with smaller capacity increments at lower capital cost.

The following chart from Intel clearly shows the benefits that they see in utilizing flip chip technology for all their high performance packaging.

Coupled with performance is the importance of flip chip to the industry for providing increased scaling and miniaturization of consumer and electronics applications (Standard package on top using wire bond interconnect compared to flip chip bumped package at bottom demonstrating 3x size reduction):

This scaling and reduction in interconnect bump to bump spacing is also shown in the most recent industry roadmap developed by all the worldwide semiconductor suppliers. The first yellow line shows the limitations and diminishing returns faced for further reduction in perimeter pitches faced by the wire bond industry and the reason that flip chip technology will be used for future devices. The bottom two yellow lines show that the industry is expecting flip chip technology to reduce pitches over 50% over the next eight years.

The semiconductor industry is comprised of the top-tier device manufactures as well as fab-less device design houses such as Xilinx, supported by foundries and merchant packaging houses. The microfabrication of semiconductors involves hundreds of sequential steps to build up the conductive and insulated layers. This is done in cleanroom facilities costing hundreds of millions to multi-billions of dollars to build. Traditionally the microfabrication of the wafer containing hundreds of devices was completed in the expensive fabs and then handed off to merchant packaging companies such as Amkor, Kyocera, ASE, and Flip Chip International where the wafers were singulated to die that could then be mounted on a ceramic or polymer substrate and sealed with the electrical connections routed through pin-grid-arrays or bump-grid arrays.

Growth Strategy

Corporate Partner and Intellectual Property Strategy

Recognizing that top-tier producers and manufacturers of electronics and communications devices will be the earliest to adopt next generation wafer-scale packaging and assembly process, and will ultimately set the standards for such processes, Surfect is pioneering a targeted strategy to:

•	Attract top-tier producers and manufacturers as initial JDA and Beta tool partners as first adopters of Surfect’s technology suite;

•	Partner with a well established, multi-national chemical manufacturers and suppliers to provide primary distribution and immediate market presence and global-service credibility;

•	Partner with a well established Asian sales representative with high level management contacts and reputation for strong support and compatible supporting technology;

•	Partner with the leading National Labs and top universities to tap emerging technology and expert process evaluation assistance; and

•	Partner with well established, multi-national photo-resist supplier to jointly test industry leading flip chip material capability in Surfect’s tools.

Surfect has a joint testing and development relationships with the largest U.S., European, and Japanese chemistry suppliers. The U.S. chemistry supplier is a global specialty materials company with annual sales in excess of $6 billion and a market capitalization of over $8 billion. These industry leaders with strong competency in electroless chemistry and electroplating chemistries will help ensure that the company’s process and tools meet the industry requirements and ensure that they can be delivered with chemistry formulations that perform well in the company’s tools.

Driving the relationship with the large U.S. supplier is the fact that Surfect’s tools and processes are key enablers for the penetration of chemistry sales into the semiconductor industry, the principal growth market for their future revenues. These chemicals include Gold and Nickel electrolytes for electrolytic processing and a variety of autocatalytic and electroless chemistry for electroless processing. The compelling interest in Surfect is the company’s proven track record of solving chemical process limitation with new equipment solutions that provide breakthrough kinetics to meet the more complicated demands of processing semiconductor devices while improving the revenue model of each respective company.

This is evident in the Aggreplate process that combines micro-powder technology with cost effective electroplating techniques to eliminate barriers. Surfect’s pioneering Aggreplate process will yield a high-value sustainable product that could become the hub of the U.S. chemical company and other suppliers’ dominance in their semiconductor applications.

Surfect has partnered or is partnering with the following parties:

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Large Japanese Chemical Supplier - Surfect is collaborating with the leading supplier on high speed tin/lead plating designed for the higher rates of the Surfect tool. They are also supporting lead-free chemistries required for the Taiwan market penetration and support of Merchant providers.

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Leading photoresist supplier - Surfect is collaborating for advanced photoresist materials and testing. Surfect provides advanced fine lithography tin/lead and copper patterns that this supplier processes using its advanced photoresist dry film materials which are processed in the Surfect tools.

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Large U.S. Chemical supplier - Surfect is collaborating with this leading supplier to test its tools for compatibility with their chemistry and reviewing more concentrated formulations targeted at the plug and plate advantages of containerization used in the Surfect tools.

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Leading photoresist stripper developer - Surfect is collaborating with this stripper chemistry developer on photoresist stripper and etch chemistry particularly for the tighter pitches the industry is demanding and for lead-free metal development. Surfect’s StataPlate and AggrePlate may require modifications to the standard stripper chemistry that would provide Surfect better processing capability and provide supplier new market opportunities.

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National Instruments - Surfect is partnering with NI to develop more advanced metrology capability as well as Digital Signal Processing (DSP) tool and process control which provides a much more advanced and closed loop feedback capability than provided by any current electro-deposition tool on the market today. NI’s unique software environment and tools enables Surfect to develop a more advanced software capability in their tools as well as providing FPGA encrypted hardware solutions providing a higher level of software protection against copying and duplication.

Leading National Lab - Surfect has partnered with U.S. National Lab to develop and test advanced nanoparticles focused on the company’s AggrePlate particle plating technology. Los Alamos will provide advanced nanoparticles which the company will use to increase the thermal and electrical conductivity of copper and other multi-metal high performance interconnect systems.

In addition, we leverage the following competitive strengths:

Meeting the needs of semiconductor manufacturers: a more cost effective compact wafer bumping platform: Surfect’s compact wafer plating tools have currently been made available only to select US and Taiwan companies but will quickly be available to all major semiconductor companies in all key market areas. These tools meet industry requirements for more cost effective, smaller capacity increments, independent or networked cell operation, multi-metal deposition, embedded process expertise, as well as compatibility of all of the major chemistry suppliers worldwide.

Compact Single Wafer Multi-metal Plating Tools offer competitive advantages. We believe that we have several advantages over large multi-cell competitors. The key competitors offer high-cost, legacy multi-cell or multi-tank systems designed to process only one metal at a time. Surfect’s compact plating computer not only enables multi-metal capability in a continuous and repeatable manner but replaces the traditional legacy cell to cell and tank to tank wafer transfer with a more powerful single cell plating computer concept. Surfect’s cells enable improved metrology and plating operation due to the real-time monitoring and process control provided in the single process chamber. Where the competitors spend cost on robotic handling in moving wafers throughout their tools, we reduce the wafer damage by minimizing handling yet providing more powerful process control and process capability. Surfect’s lower-cost and value-added tools are accessible in a faster, easier-to-use format and can be located in more factory locations due to the reduction in leakage through sealed chemistry tank plug and plate designs.

Surfect’s tools and process offer cost and product advantages to the IC manufacturers on a worldwide basis. When operating Surfect’s plating tools, Surfect believes that operators and companies will see an improvement in uptime and utilization due to a simpler design and may also see a reduction in chemistry cost where the company’s layered alloy creation technology can be used versus the more traditional and expensive pre-mixed alloy chemistries. Using a more standardized tool design with program flexibility the Surfect expects to offer delivery times ½ to 1/3 that of current competitors.

Surfect has significant alliances and contractual relationships to enhance their market entry and technology development base. We have already entered into several significant agreements and alliances with National Labs as well as contracts with key National Universities such as Louisiana Tech and University of Arizona. The company is working to include novel high conductivity nano-particles. Louisiana Tech is supporting improved reflow profiles critical for the lower cost layered alloy systems as well as more automated reflow ovens. Sandia Labs has provided characterization and optical testing services from world experts in the solder alloy fields. Collaborations are underway with the University of Arizona for optical inspection capabilities and technology. These alliances enable us to provide a more advanced solution than is possible just with the internal company resources. They also provide valuable verification and independent testing facilities which are critical to convincing prospects about the robustness and capabilities of the company’s process capability and tools.

Large, diverse and rapidly growing global market requirements provides many targeted revenue opportunities. Surfect’s core business is the manufacturing and installation of wafer bumping and interconnect deposition tools. Our manufacturing supply chain utilizes large domestic and international component suppliers and a well-established U.S. equipment manufacturing partner to provide faster tool deliveries from order receipt as well as efficient spare parts support. We are evaluating a second source in Asia for equipment manufacturing to provide stronger local response as well as assurance that Surfect will be able to respond to order increases in timely manner. Prismark Partners and Kulicke & Soffa estimate that approximately 8,500 wire bonders will be sold in 2006 at price points much closer to Surfect’s replacement wafer bumping tools versus approximately 100 units of the larger multi-million dollar legacy wafer bumping tools. In the United States alone, potential users of Surfect’s equipment and process include approximately 100 semiconductor and PCB companies. The number of worldwide semiconductor companies, according to the semiconductor industry group Semi, is currently estimated at 250 companies including the merchant packaging providers. Beyond an initial business focus in Taiwan, our sales personnel are also targeting specific high-volume and multiple-order prospects in the Japanese, Korean, Chinese, Singaporean, and Indian markets.

Volume-based, Outsourced Manufacturing, and scalable business model enhances financial visibility. Because our technology is developed around two key hardware platforms that are highly scalable and built using large volume industry outsourcing partners, Surfect can accommodate large-scale volume rampups with only modest additional capital expenditures and marketing costs. Furthermore, we potentially have multiple sources of income derived from two hardware platforms and three market segments - IC wafer bumping, Flip Chip substrate manufacturing, and Solar Cell plating. Surfect intends to receive equipment revenue as well as an ongoing software support and spares revenue as a prospective customer’s technology changes and evolves. The large numbers of companies that can now afford to purchase wafer bumping tools previously out of their capital affordability is expected to drive high domestic and international unit volume.

 Our Computerized Process Plating Equipment has barriers to entry. We believe we have substantial lead-time in the development of all our compact plating systems as well as good initial intellectual property and patents on our closed cell technology. We estimate that it would take more than two years to write code, develop, test, and replicate our current suite of systems and would require significant capital expenditures to do so. Further, the ability to utilize our outsourcing arrangements to expand more rapidly also acts as a deterrent for new competitors. We view the ability to code and embed critical process capability into Surfect’s plating computers and unique Surfect ICs as key to our competitive protection. We view these process developments as difficult to obtain and reproduce in a timely manner.

 Improved Manufacturability. Surfect’s containerized chemistries simplifies change-out of chemistries by utilizing smaller sealed chemistry tanks enabling 5-6 tanks to be attached to each tool. This concept popularized with ink jet printers, enables rapid chemistry changeout and simplifies the conversion of one metal system to another or one depleted tank of chemistry with another new one of the same formulation. This ease of chemistry management and flexibility has earned the name ink-jet plater by prospects. Additionally, this rapid changeout removes the need for typical chemistry adjustments at each machine and provides a higher utilization level for production floors. The recipe driven process eliminates timely setup, increases yield, provides repeatability and ease of use as well as reducing the need for dedicated plating expertise at each company. This ease of use is key for wider adoption of Surfect’s tools and processes at wider base of customer locations and applications.

 Innovative Multi-Alloy Deposition Capabilities. The StrataPlate Process, which involves layering of various metal systems during sequential plating process, allows deposition of multi-alloy solders, including Pb-free combinatorial metals in single cell eliminates excess wafer handling and need for multiple deposition tools and steps. This results in superior deposit uniformity and yield. Today’s tools use a premixed combination of metals that then are carefully plated to enable co-deposition of two metals at the same time. This process is slower due to the differences in each metal’s plating potentials and requires more expensive chemistry baths that are difficult to manage and replenish given the number of additives in these baths. Surfect’s process will enable its customers to utilize less expensive single component chemistries and by plating these in layers to create their own alloy combination. One of the most effective and reliable lead-free metalizations, Tin/Copper, can be created with the StrataPlate process where today no commercial combined chemistry exists.

 Critical Copper Interconnect. The AggrePlate Process, which involves co-depositing nano or micro metal or other particles along with standard metal plating enables the creation of higher conductivity (thermal and electrical) and controlled stand-off compositions. Unique to Surfect’s tool is the necessary agitation and particle stirring that enables this process to be performed. While copper bumps and interconnect is rapidly gaining favor for high performance deives due to its improved performance over tin/lead bumps, the Surfect AggrePlate process enables deposition of lower stress and higher performance copper interconnect using coated particles that reduce electro-migration issues and increase conductivity.

 Lowest Cost of Ownership in the Industry. Tools currently offered by the competitors are only sold in multiple tank or multiple plating cell configurations. The capability of Surfect’s single cell, multiple chemistry approach enables Surfect to use a single cell for all chemistries as well as the required rinse steps. This allows Surfect to offer a single cell of capacity which is still capable of the full plating process at a much lower capital cost point which brings the entry point low enough for most of the semiconductor companies to enter the wafer bumping market. Additionally, the focus on embedding critical process metrology and feedback in the cell versus robotic costs and movement of wafers from cell to cell in competitive tools, the company feels provides a higher quality and consistency level. The additional focus to embed critical process knowledge into the tool’s control and software system is key to enable standard operators to run these tools without specialized, hard-to-find electroplating process experts. Surfect believes that its more aggressive agitation technology for plating provides plating rates 2-4X. Individual cells cost approximately 1/4th to 1/8th that of currently available tools due to this multi-metal capability and require a fraction of the real estate . Single cell, small footprint, multiple processes and low handling result in significant cost savings.

 Strong management and experienced professional team. Surfect is led by Steve Anderson, our Chief Executive Officer and a semiconductor industry veteran. Mr. Anderson brings significant operating experience and established relationships with semiconductor companies. His relationships have been instrumental in our negotiating contracts with a number of manufacturers. In addition, Mr. Anderson has attracted a senior management team with significant experience in operations, technology, semiconductor industry management and sales, business development and financial oversight.

Surfect technology addresses critical process knowledge in short-supply. Surfect has taken process knowledge which is very difficult to control and manage and embedded it within software and hardware enabling widespread introduction and purchase of much simpler and productive bumping capacity than current available in the market today in the format of a ‘plating computer’.

Products solve urgent interconnect problems in the critical path between the Integrated Circuit (IC) and the circuit board or appliance as well as depositing interconnect for rapidly growing solar cell market. All semiconductor integrated circuits must be connected to the next level of interconnect by a wire or other metal conductor. Industry direction is to replace the current aluminum and gold wires with very short metal or solder bumps or stacks for this purpose. Surfect’s technology provides advanced production ways to do this at the lowest cost. The majority of IC suppliers are expected to increase their adoption and usage of this technology in the future.

Addressing strong established conversion trend lasting 7-15 years with flip chip technology. The flip chip market is called the third wave of packaging where silicon meets the solder and enables a new level of consumer product miniaturization not available in the past with older interconnect technologies. Past industry packaging and interconnection conversions show a 10-20 year life-cycle once the technology gets established. Surfect feels that its products are providing a key cost of entry point that will help accelerate this conversion as well as provide the company with substantial growth prospects.

Utilizing business and capacity sizing model proven both historically and currently by prior equipment generations. The packaging and interconnect companies have been utilizing a model of equipment and process that has provided low capital acquisition costs (<1M$) for smaller increments of capacity than is being provided today by the few competitors now supporting the flip chip interconnect market. Most of these competitors have moved very expensive front end equipment into this space while the company’s products have been designed to be 1/10 the incremental cost for capacity additions as well as deliverable in one month versus multiple months and with 2-3x the throughput improving cycle time for its prospects.

Target Markets and Customers

Recent market assessment suggests that a strong demand for wafer bumping capability, especially for a more affordable capital equipment entry points and copper and lead-free bump capability. The market for flip chip has passed the initial development phase with many companies firm on their design approach and implementation of technology particularly electroplated bumps that Surfect is pursuing. The major electronic product segments for Display, Memory, Processor, RFID, and Integrated Passive are all utilizing flip chip technology for their advanced and future products driving growth rates from 13-50%/year.

The following chart from Prismark Partners shows the current market distribution for all flip chip and wafer CSP products by ball count and pitch. The two largest sectors are high lead count high performance Microprocessors and DSP as well as lower lead count microcontrollers and high performance analog products.

A future market opportunity for the company and the industry will be the conversion of DRAM devices to flip chip technology as shown by this chart provided by Techsearch International in Austin, Texas.

A shortage of high density flip chip substrates is occurring as manufacturers move to add capacity to keep up with the demand in flip chip wafers and ICs. This shortage is also providing market opportunities for the company’s bumping products as these substrate manufacturers also require fine pitch plating and metallization that can be done more cost effectively with the company’s tools. Surfect solutions reduce time to market for two of the most important industry initiatives; Pb-Free solder and wafer-level packaging.

The following are comments from the top industry publications and experts on the need for improved flip chip equipment and capability.

“Growth areas in 2006 will be wafer-level packaging and flip-chip.”

-- Gartner/Dataquest Sept 2005

“Just look at the increase in flip chip shipments. Sales are up for PCs, chipsets, and CPUs. ASIC designs have incorporated flip chip. When graphics chips used in gaming applications shifted from wire bond to flip chip at the end of last year, the whole picture changed. … is how certain I feel that any new technology for producing flip chips in a cheaper mode will go mainstream there. As the flip chip area grows, there will be a need for a less-expensive way to make flip chips as well. From our firsthand experience and vantage point, flip chips are healthy.”

-- Gail Flower - Advanced Packaging May, 2006

“The TechSearch study shows that the cost for flip chips (especially wafer bumping) decreased as performance requirements increased, creating opportunities beyond the narrow markets of 5 or 10 years ago. The flip chip substrate market is poised to reach $3B next year, according to Jason Chang, chairman, ASE. In this flip chip boon, substrate capacity fell short.”

-- By Meredith Courtemanche, Advanced Packaging

“Interconnection methods are also changing, moving more towards flip-chip solutions, as wire bonding taps out for certain markets.”

--By Steve Berry & Sandra Winkler (ETP), Contributing Editors - Chip Scale Review 2006

“The last few years witnessed an explosive growth in the research and development efforts devoted to solder bumped flip chip, direct chip attach (DCA), wafer level chip scale package (WLCSP), plastic ball grid array (PBGA), and Microvia as a direct result of the rapid growth of surface mount technology and miniaturization. Many major equipment makers and leading electronic companies are now gearing up for these emerging and advanced packaging technologies. To remain in the forefront of this fast-moving industry, requires in-depth knowledge and understanding and technical know-how of the implementation of these technologies into the products and assembly lines.”

-- John Lau, Agilent Technologies

“Wafer-level packaging (WLP), system-in-package (SiP), three-dimensional integration and the challenge of lead-free processing are presently driving the state-of-the-art in assembly and packaging.”

--Peter Singer--Semiconductor International, 6/15/2006

“But the excitement (and explosive growth) is really in the leading-edge high-density, high-pin-count devices that are pushing the development of more sophisticated types of packaging, most notably flip-chip packages, which are now approaching 10% of the overall market.”

-- Jan Vardaman, President, TechSearch International

One look at the year so far indicates positive growth in packaging applications. Just look at the increase in flip chip shipments. Sales are up for PCs, chipsets, and CPUs. ASIC designs have incorporated flip chip. When graphics chips used in gaming applications shifted from wire bond to flip chip at the end of last year, the whole picture changed. The demand for flip chip substrates is also increasing. Organic laminate - a less-expensive substrate material - is growing with a value of more than $4.2 billion, according to some analysts. The growth of flip chip accounts for this boom.

-- Klaus Rinner, Dataquest

Leading Companies Utilizing bumping technology

The following chart shows the major semiconductor manufacturers utilizing wafer bumping equipment by marketshare and indicates percentage of bumped wafers that each company produces. The chart shows that after Intel and AMD (which are more difficult to penetrate for initial sales due to very expensive processor ASPs), the company is focused on the top four leading IC and Merchant companies for their products as well as market validation.

This information is further detailed in the following chart that shows that all of the leading companies using bump technology in their products or supplying other industry manufacturers have already switched to electroplating technology.

Surfect market :

Surfect’s market for electrodeposition tools and materials is made up of the following four rapidly growing segments:

1.	Flip Chip wafer bumping

2.	Wafer Scale CSP Packaging

3.	High Density Laminate Flip Chip Substrates

4.	Solar Cell plating and thru-wafer via interconnections

The key characteristic of each of these markets is the need for improved tool capability and capacity that is more modular enabling better return on capital invested in a shorter time and with a better productivity level and ease of use than current competitive tools.

1)
Flip Chip wafer bumping and Wafer CSP demand and historical growth is shown in the following chart. All of the key flip chip market segments are experiencing double digit growth rates and each has unique bump process and metal requirements that the company feels it can more successfully address with its multi-metal and process-computer oriented tooling designs.

In 2005 over 8 billion units were shipped using bumped technology and the growth rates are accelerating for each market segment as the early companies qualify the technology and the rest of their competitors adopt the same technology.

The following key technical and economic factors are driving this growth:

•	Higher-speed packaging materials for high performance silicon designs

–	Packaging is a critical element now between the IC and the PCB/product.

–	Wafer-level is growing faster than overall market (Prismark Partners & Dataquest)

•	Packaging is the dominant cost for high-speed devices

–	Expensive materials

–	Costs are incurred at each stage of product assembly

–	No Pb-Free electroplated eutectic solution

•	Existing packages perform poorly in high-speed applications

–	Interconnects need to act like heat conductors

–	Shear stress is most common failure mode

–	Most packages limited low I/O

Products and Services

Surfect’s technology provides the resolution and low cost-of-ownership associated with conventional electroplating while providing a higher degree of process control and eliminating the barrier to lead-free binary and ternary alloys associated with plating. By combining Surfect’s specialized plating tools, combinatorial material compounds and process technologies, Surfect provides metal combinations and deposition rates close to solder stencil printing without the pitch and density limitation, among other things:

•	The only proven, economical method of binary eutectic, lead-free solder deposition;

•	The fastest path to ternary solders and multi-layer strategies such as pillar & bump;

•	The only single-cell process method in a back end of line environment for wafer-scale application of multiple deposited layers without exposure to oxides;

•	A comprehensive tool set that provides a wide variety of metallization for the complicated issues facing 3-D multi-chip and system-on-chip packaging technologies; and

•	A micro-material technology that combines the proven multi-layer metal composition into a single-deposition step as a drop-in replacement for the ultimate fabrication economy.

While the trend toward miniaturization and advanced packaging continues, Surfect believes its tools, materials and wafer-scale processes will enable device engineers to breakthrough performance limits set by current packaging techniques. Surfect’s technologies are compatible with existing fabrication processes and procedures, easing adoption of such technologies.

The industry adoption of electroplating as the preferred technology for placing bumps on wafers and wafer level CSP packaging can clearly be seen in the following chart where the market size in 200mm wafer equivalents is expected to triple over the next 5 years according to Prismark Partners.

The core of Surfect’s technology platform includes:

Electrolytic Plating Tools:

Name	Description	Notes
Ascent	IDM Bump Engine for focused applications & R&D tool that allows IDMs to test new chemistries.	Prospects have called the tool the “Desktop Plater”. No comparable tool exists at this cost and ease of use.

Leapfrog	300/200mm fully automated production tool	Comparable in capabilities to competitor’s 6 cell tools but at almost half the cost. Also provides much greater process flexibility

Sunrise	300/200/150/100mm Bump Engine tailored to more cost effective solar cell interconnect on backside	New product development aimed at rapidly growing solar concentrators and wafers for alternative power industry

Promise	300/200/150mm Bump Engine for silicon fuel cell applications	New product development for silicon fuel cell plating and interconnect targeted at Toshiba/others

Electro-LESS Plating Tools:

Name	Description	Notes
Rio	Tool specialized for electroless nickel immersion gold (ENiG) process	Developed for major chemical companies such as Uyemura and Rohm & Haas who are seeking new applications for ENiG process

•	Wafer processing tooling:

•	The PaveCell Technology a new electroless deposition tool for under-bump-metallization (UBM), wire-bond pads and back-side metal

•	The WAVeCELL an advanced pressurized vertical electroplater for multi-layer deposits used in solder bumping, hermetic seal rings and thru-silicon via fill.

•	Plating process technologies:

•	StrataPlate Process; a multilayer oxide-free process technology for building binary eutectic solder compositions as well as ternary solder and copper pillar with bump.

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AggrePlate Process; a developmental multi-element co-deposition process that provides the same composition of the StratoPlate Process in a single-deposit step using the same WAVeCell Electroplating technology

•	PaveCell Technology technology; a pressurized autocatalytic/electroless deposition method that provides improved yields and higher density deposits from reduction process.

•	Proprietary Materials:

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Surflo, micro or nano-encapsulated powders that are coated providing enhanced characteristics and targets for use with Surfect’s deposition tools for competitive process advantages. This nascent technology provides a higher value path to cost reduction and process control for both electroplating and solder stencil printing of metal features at all levels of electronic assembly. Surflo-micro-encapsulation allows all of the combined elements required for solders to be co-deposited on the surface of a carrier particle for one-step delivery to the substrate surface when used in the AggrePlate process

BETA Ascent Tool	STRATAPLATE PROCESS Single step Gold tin eutectic	Encapsulated Powders	Conductive

Surfect Tools

Two hardware-plating technologies and subsequent tool platforms have been developed to support specific device and wafer-scale fabrication and assembly in a BEOL environment. Each tool provides users a controlled production platform to provide enhanced performance and cost benefits.

The WAVeCELL Technology is a patented silicon wafer-level plating technology with a number of unique technical features fundamentally distinguishing it from all other wafer-level plating technologies. Unlike all other commercial wafer-level plating tools, the WAVeCELL Technology utilizes a single wafer closed cell with primarily horizontal but also vertical plating operation, which enables progressive multiple metal deposition and which allows gases produced at the wafer surface during plating to be continually swept away rather than be retained on the wafer surface as they are with other cup style or flood plater cells. In the WAVeCELL Technology, the plating electrolyte flows across the wafer surface in a laminar flow with improved agitation technology that increases diffusion layer ion exchange and therefore improves plating rates. The combination of continual gas deposit removal, tight electrolyte volume control and close wafer-to-anode tolerance control permits a degree of control over the plating deposit not provided by any other wafer plating tool presently on the market. The WAVeCELL Technology can be operated in the mode of a conventional wafer plating device and is capable of producing superior deposit output when compared to that of other plating tools on the market, such as those by Semitool, Inc.

The WAVeCELL Technology enables tool construction that facilitates the deposition of finer grained plating layers than can be achieved by competing wafer printing tools. Finer metal grains in the plating deposit enable much higher plating pattern resolution on wafers and insure that the proper homogeneous plating alloy stoichiometry is present on even the smallest wafer features. The WAVeCELL Technology is capable of depositing layered compositions and alloys with tight composition control and consistency as well as increased uniformity over the newer large 300mm wafers due to improved zones of agitation that are adjustable - not found in competitive tool technology., thus insuring reliable and complete reflow temperature for all wafer solder deposit features. Conventional wafer plating tools use a horizontal cup, fountain plater, or vertical flow features that have severe limitation for alloy deposition due to the erratic hydrodynamics and poor electrode positioning. This combined with a face down orientation of the wafer which traps gases evolved in the reaction result in poor metallurgy and voiding. This problem is exacerbated by the increased aspect ration of 3-D packaging using in-via posts/bumps and pillars.

PaveCell Electroless Wafer Bumping Technology

The WAVeCELL Technology provides the key tool process enabler to practice the StrataPlate solder deposition process onto wafers and wafer level components. The WAVeCELL Technology performs this complicated multi-layer process by automating the sequential chemical process in the same cell, permitting the wafer substrate to continuously remain in a controlled oxygen-free environment as the desired plating chemistries are delivered under pressure. The design of the WAVeCELL Technology tools improves the degree of process control required to deposit plating layers to the particular thicknesses required for repeatable mass ratios of the commercially significant binary and ternary solder formulations.

The PaveCell Technology is a dedicated single-substrate processing cell designed for high precision high tolerance autocatalytic (electroless) metal plating deposition. Utilization of electroless processing of wafers in the PaveCell Technology would allow the deposition of features without requiring that they be electrically bussed together (joined together into an electrical circuit). Utilizing cell pressurization and anodic protection to control electroless plating rate in the PaveCell Technology would allow deposition rate, deposit uniformity and deposit finish to be optimized concurrently--metrics which are of primary importance to the entire semiconductor processing and assembly industry.

The ability of the PaveCell Technology to directly control the rate and degree of electroless plating with reduced organic inhibitors opens a potential market opportunity for the application of the PaveCell Technology for deposition of under bump metallization (“UBM”), wirebond pad metallization and back-side-metal onto silicon wafers. The PaveCell Technology has two important features not shared by any other commercial electroless plater i) the body of the plating cell is completely airtight during operation, and ii) the interior of the cell can be maintained at a positive or negative hydrostatic pressure as desired during operation.

In the case of electroless plating, conventional electroless process chemistries are indiscriminate in depositing plating, not only onto the desired substrate areas, but also onto the walls of the plating hoses, plating tank and anywhere else the electroless plating solution contacts. Plating chemistry manufacturers presently attempt to manage this difficulty by incorporating organic inhibitors into the plating bath which retard the activity of the chemistry sufficiently so that the deposition can be largely, but not completely, limited to those areas intended for plating. This chemical inhibition causes the plating bath to be less than optimally efficient, and the organic additives co-deposit alongside the plating metal, impairing the quality of the plating deposit. The PaveCell Technology is constructed utilizing a ring electrode located around the inner circumference of the stainless steel plating cell that can be maintained at any desired electrical potential relative to the cell body, thus allowing for highly accurate and targeted plating. By pressurizing the plating solution, gas bubble formation on the wafer surface is suppressed during the plating cycle, which has a significant slowing effect on the activity of the plating chemistry, and allows the electroless plating rate kinetics to be regulated directly without requiring the incorporation of organic rate inhibitors. Using a simpler, purer plating chemistry and eliminating bubble formation at the plating surface produces a superior surface finish, particularly when plating small feature sizes, and facilitates feature density increases not presently achievable.

Process Technologies

The enhancement in process efficiencies realized by the use of the WAVeCELL and PaveCell Technology for conventional electrolytic and electroless plating processes would alone justify their use with conventional plating chemistries. However, the full value of the WAVeCELL is realized when used as a component of the StrataPlate or AggrePlate process and the PaveCell Technology is uniquely suited as a platform for wafer-scale electroless nickel immersion gold (ENIG) processes.

The StrataPlate process is a process for creating controlled composition electronic solder alloys by sequential electrochemical deposition of the individual alloy constituent elements. The metals comprising the finished plating lamination stack are deposited with a high degree of individual mass control. The thickness and sequence of the constituent metal plating layers are chosen so as to create the desired solder alloy upon thermal cycling of the plating layer lamination stack. An overall compositional control of better than +/-0.5 mass percent can be maintained in systems of up to four individual constituent elements.

Figure 1: Au / Sn before reflow	Figure 2: Au / Sn after reflow

The purpose of Surflo materials is to produce fine particles encapsulated with a wide range of materials with various metallic compositions and physical characteristics. Utilizing its micro-encapsulation technology, Surfect can coat ferromagnetic powder particles, such as nickel, with alloys, such as tin, silver or other metals. The ferromagnetic core stock encapsulated powders serves as the vehicle to convey the non-magnetic metal coatings to the surface of patterned silicon wafers under the influence of applied magnetic fields, and the magnetic core stock is co-deposited in the matrix of the electroplated layer that is made up of a combination of the metal coating the powder cores and the electrodeposited metal from the plating bath solution, thus delivering the base metallization layer, and the combinatorial materials in a single step.

Utilizing this proprietary process, Surfect has pioneered an innovative combinatorial material for one of the Industry’s most complicated issues, a single-step replacement for eutectic lead based solder, creating perhaps the most important use of Surflo materials. A number of solder and non-solder based compositions of significant technical and commercial value can be created by application of this method and become a high value added feedstock for a wide variety of electronic assembly processes, metals deposition and forming applications.

Importantly, Surfect can co-deposit its metallic coatings on powder core stock, which range in sizes as low as 0.1 microns in diameter, and is the only known commercial process to individually coat powder particles under 50 microns in size with a metal layer of controlled thickness, and to do so without particle agglomeration. Depending upon the selection of the powder core material and coating metallurgy, Surflo materials become a high value-added feedstock for a wide variety of electronic assembly procedures, metals deposition and forming applications.

To date work has concentrated on coating nickel core stock powder in the 3 - 10 micron (5 micron mean) size range with tin. This encapsulated powder can then be electromechanically co-deposited in a gold matrix to produce an 80/20 Au-Sn eutectic solder alloy, which is of particular commercial interest for hermetic sealing in opto-electronic, photonic and MEMS packaging assembly. This powder coating technology has successfully been demonstrated and has been validated by an analysis conducted by Sandia National Laboratories. While Surfect has focused its current development to nickel coated with tin in a gold matrix, any other metal, which can be deposited by electrochemical or catalytic (electroless) means can be employed as starting materials. Elements and alloys which will be fabricated and independently evaluated in the near future will include, but not necessarily be limited to, tin (Sn), gold (Au), nickel (Ni), lead (Pb), silver (Ag), copper (Cu), antimony (Sb), indium (In), and silicon (Si).

Strategic Customer Prospects and Focus

Large DSP and Analog IC Manufacturer
Reason for inquiry:	Requires a solid repeatable production 200mm wafer-electroplating tool to evaluate more cost effective multiple metal layering tool for high volume analog Copper plating stack over copper wafer

Application:	Ascent process tool that can utilize existing chemistry tank farm and provide three sequential metal deposition processes in single cell versus multiple cells

Evaluate Surfect StrataPlate process with layered Cu, Ni, and Pd
Key Challenges:
•  Single deposit must provide improved uniformity across the wafer for multi-metal stack of
        Cu/Ni/Pd

•  Deposited layers targeted at total thickness of range of 20-40 microns

•  Plating rates initially targeted at 1.5-2x today’s expected rates with low stress deposits

Surfect Process:
Using the Ascent tool to plate multiple layers of Cu/Ni/Pd in a single cell without transferring the wafer for a controlled environment. Process time < 15 minutes per wafer enabling high volume wafer production per day per tool

Current Status:	Engaged with initial testing and demonstration of company’s process capability with company focus on initial tool in 4Q06

Large Microcontroller and Automotive IC Manufacturer
Reason for inquiry:
Requires a solid repeatable production 200mm wafer-electroplating tool to evaluate more cost effective multiple metal layering tool for high volume analog and automotive components with Copper plating stack over copper wafer

Application:	Ascent process tool that can utilize existing chemistry tank farm and provide three sequential metal deposition processes in single cell versus multiple cells

Key Challenges:
•  Single deposit must provide tighter uniformity across the wafer for multi-metal stack of
        Cu/Ni/Solder

•  Deposited layers must have a total thickness capability from 20-60microns

•  Plating rates initially targeted at 1-2x current rates

Current Process:	Internal built single metal plating cell currently limited on uniformity control

Surfect Process:
Using the Ascent tool to plate multiple layers of Cu/Ni/Solder in a single cell without transferring the wafer for a controlled environment. Process time < 15 minutes per wafer enabling increased production of wafers per day per tool

Current Status:	Discussions targeting test wafers to demonstrate capability in 4Q06

Ascent tool testing and beta targeted for 4Q06 based upon successful process evaluation results and tool review.

Targeting the Largest Packaging and Test Company to provide more scalable process tool and flip chip expansion capacity option

Reason for focus:
Requires a solid 200/300mm production wafer-electroplating platform to support its rapid growth of flip chip bumping and wafer CSP packaging. Wants to deliver very cost effective multiple metal layering tool for high volume production, quick chemistry changeover and optimum ROIC

Market leader for outsourced Merchant bumping with large development team

Current Capability and focus on wafer bumping technology key to their success: Excerpts from their published focus for advancing flip chip and wafer scale packaging

Application:
Leapfrog process tool that can increase capacity in more manageable monthly increments and immediately provide platform for copper plating development and lead-free development as well as standard high-lead production bumping capability

Evaluate Surfect StrataPlate process with layered Pb/Sn, Sn/Ag, Sn/Cu, and Cu

Key Challenges:
•  Provide a very flexible tool with high utilization and the ability to quickly change-over from one metal plating system to another - not possible today with existing equipment suppliers

•  Deposited layers must have a total thickness ranging from 20-100microns at uniformity levels better than 10% across wafer and 5% within individual IC

• Plating rates initially targeted at 8um/min for Sn/Pb but want to develop rates reaching 2-3x current plating rates in the future

Current Process:	Purchasing competitor equipment but looking for more cost effective and operator friendly tools that are modeling after the very successful wire bonder tools now in use

Surfect Process:
Using the Leapfrog tool to plate multiple layers of metal in a single cell without transferring the wafer for a controlled environment. Process time < 15 minutes per wafer enabling production of 100 wafers per day per tool

Targeting the Second Largest Merchant Provider of Wafer Bumping Services and Wafer Scale Packaging

Reason for focus:
Requires a solid 200/300mm production wafer-electroplating platform to support its rapid growth of flip chip bumping and wafer CSP packaging. Wants to develop very cost effective multiple metal layering tool for high volume production, quick chemistry changeover and optimum ROIC

Market leader for outsourced Merchant bumping with large development team

Current Capability: From their public information

Application:
Leapfrog process tool that can increase capacity in more manageable monthly increments and immediately provide platform for copper plating development and lead-free development as well as standard high-lead production bumping capability

Evaluate Surfect StrataPlate process with layered Pb/Sn, Sn/Ag, Sn/Cu, and Cu

Key Challenges:
•  Provide a very flexible tool with high utilization and the ability to quickly change-over from one metal plating system to another - not possible today with existing equipment suppliers

•  Deposited layers must have a total thickness ranging from 20-100microns at uniformity levels better than 10% across wafer and 5% within individual IC

•  Plating rates initially targeted at 8um/min for Sn/Pb but prospect wants developed to eventually reach 12um/min and 3um/min for copper

Current Process:	Purchasing competitor equipment but looking for more cost effective and operator friendly tools that are modeling after the very successful wire bonder tools now in use

Surfect Process:
Using the Leapfrog tool to plate multiple layers of metal in a single cell without transferring the wafer for a controlled environment. Process time improvements with increased plating rates and higher utilization of single chamber processing tool.

Research and Product Development

Our product development team is located in Albuquerque, New Mexico. This team of industry veterans and recent technical experts work closely with our prospect’s representatives and industry research groups to create internal development roadmaps. Our team focuses on technology required for initial tool and process entry as well as technology developments that will maintain a competitive lead and ensure that the Surfect products will also meet emerging requirements. This process requires a tight interaction with both prospects and key universities so that Surfect’s resources can be well leveraged using the larger public and corporate partners. Our close proximity to the National Labs such as Sandia National Labs and Los Alamos enables tight interaction with some of the leading chemical and nano-material technology which gives Surfect both expert confirmations on its approaches as well as excellent testing facilities.

Partnering with software developer National Instruments, Surfect is targeting the development of a more user friendly and rapid software development approach with real-time feedback and metrology not available on existing wafer bumping tools. This software platform ensures better development and management of the software development process to ensure that ease of use and functionality specific to the operations of customer operators are built into every product as well as protect Surfect process knowledge. As a National Instruments partner, Surfect engineers and outsourcers stay current on the latest technologies and tools. Using a “best of class” approach, Surfect uses the latest programmable logic technologies in its products to enable richer operation and future upgrades. Our research budget allows us to stay abreast of technology trends, as well as emerging industry trends. Current research includes the development of future technology to address: faster plating rates, higher thermal conductivity bumps, particle plating with controlled stand-off, maskless plating, high performance bumps, and pixilated anode control for finer feature sizes.

Competition

Surfect has conducted a thorough analysis of the market using a proven approach that encompasses all potential competitors including those from within the industry and especially disruptive competitors from outside the industry. This analysis breaks down the competitors in this market among the following categories:

•  Robotic Ball Placement

•  Paste and Stencil Plating

•  Electroplating Tool Suppliers

•  Serially place wire bond stud bumping tools

•  Substitutes; and new technologies such as jetting technology

The following chart shows the major bumping technologies that Surfect will address as well as potential new entrants and disruptive technologies that could appear. This chart shows that at larger pitches typical of today’s Wafer CSPS and older bumping technologies that both Robotic Ball placement and stenciling technologies can compete with typical electroplating technologies more cost effectively given the higher cost of competitive electroplating

Newer devices with pitches less than 200um are best addressed with electroplating technology particularly due to the yield impact of the two older processes which either are not batch processes or are not capable of the quality and defect levels required for high performance devices or are not capable of the repeatability of the electroplating tools. Additionally, the company expects that its faster plating rates (2-5x) will enable the green electroplating area shown below to extend much further to the right at cover pitch ranges now covered by much larger sphere diameters performed using similarly priced Robotic placement equipment.

The other major advantage of electroplating technology is that it is very repeatable from wafer to wafer and lot to lot due to the ion control managed by a repeatable electronic signal and accurate patterning provided by microlithography tools and photoresists:

The impact of a yield degradation on IC cost is shown in the chart below where the typical competitive processes for defect level are as follows:

1.	Electroplating 1-3 PPM

2.	Solder Stencil 10-20 PPM

3.	Robotic Pick and Place 5-10 PPM

For most higher value processor or ASIC die and Analog die, electroplating is the only cost effective method to meet the lower defect levels and achieve the best cost level.

One significant threat comes from Cookson Electronic Materials a holding company with many multi-discipline business units. Three of these units, Alpha Metals, Enthone Chemical and their subsidiary EEJA, an electroplating tool company are teamed to develop a new solder bump printing technology based on electrophoresis. Their hybrid combinatorial method could compete head-to-head with Surfect’s tools and AggrePlate process.

Top 10 Global Electronic Materials Suppliers

Source: Prismark Partners

RANK	COMPANY	Electronic Materials Offerings
1	Shin-Etsu Chemical	Silicon wafers, photoresists, synthetic quartz, photomask substrates, rare earths, molding compounds, underfill, thermal interface, and oxide single crystals.
2	DuPont	Thick film pastes, dry film photoresist, flex laminate, PET and PI Films, photomasks, chemicals, gases, coatings, ceramic green tapes.
3	Cookson (incl. Alpha Metals, Polycad)	PWB laminate, wet chemicals, solders, molding compound, etc.
4	Hitachi Chemical	Die attach, adhesive films, PWB laminates, photoresist, molding compound, encapsulant, thermal conductive, magnetic tapes
5	Toray	Magnetic base films, resins, films, molding compounds, flex laminate, photosensitive polyimide, etc.
6	Wacker	Wafer substrates, silicones.
7	Rohm and Haas	Dry film photoresists, PWB chemicals, CMP products, etc.
8	Mitsubishi Materials	Silicon wafers, polysilicon, sputtering targets, etc.
9	Nitto Denko	Molding compound, LCD display films, flex laminate
10	Heraeus	Solder, SMT adhesive, thick film paste, precious metals, synthetic quartz glass, targets, bonding wires

Top 10 Global Semiconductor Wafer Electrochemical Tool Suppliers

Source: SEMI

GLOBAL RANK	COMPANY	Electrochemical Tool Offerings
1	Applied Materials	PVD Equipment, ECD Damascene Electrodeposition Tool
2	Novellus	PVD Equipment, ECD Damascene Electrodeposition Tool
3	SemiTool	Wet processing tools, Cup Bump plating tools, ECD Copper Tool
4	EEJA	Cup electroplaters for alloy bumps and copper damascene
5	Uyemura	Conventional rack process and wafer-boat for Electroless
6	EBARA	Cup electroplaters for alloy bumps and copper damascene
7	Technics	Cup and bench with rack electroplaters
8	Hitachi Engineering	Vertical paddle electroplater
9	NuTool	ECD Damascene with integrated CMP
10	NEXX	Vertical batch electroplating cell

Potential new entrants

Since the materials in use for existing solder pastes and electroplating solutions are essentially commodity materials, the margins associated with these products are under constant threat. The reduced potential for margins provides a significant barrier to new entry. Any potential new entrant with a radically different offering will face significant switching costs associated with new form and functionality and convincing the end customer to adopt the new solution. However, in the case of Surfect’s technology, the reduction of process steps supported by the WAVeCELL Technology will yield value in a cost-of-ownership analysis. At the same time, because the Surfect solution does not radically depart from existing electroplating process solutions of today, the switching costs are reduced, enhancing adoption potential. The issues associated with this possibility have a cascading effect as semiconductor manufacturers are driven to increase I/O density and thermal efficiencies while replacing lead-based solder with a functional low temperature eutectic solder bump.

Substitutes

There are currently two alternative solutions to the material technology issues for Pb-free solder: micro and nano-technology co-deposition solutions such as Surfect’s, and various approaches to nano-synthesis of a new material. Nano technologies offer interesting theoretical possibilities that require years to be validated. To move to commercially viable solutions, there is a significant development curve. The most significant challenge that has yet to be addressed is scalability. Mass markets of commercially viable products require production in the hundreds of tons, a range that is not commercially viable for nano-powders at this time. The life cycle issues are related to the electro-migration and solid-state stability using tin or other Pb-Free materials like tin silver alloys that have known failure modes caused by whiskering.

Competitive Analysis Summary

Surfect’s product family diminishes the threat of substitutes as many of the potential new entrants to this market will be enhanced or made possible because of the material property enhancements provided by Surfect’s single-step AggrePlate process. The threat of substitutes is also reduced as a result of the ease of scalability of the Surflo product family. Potential substitutes, such as nano-technologies, are commercially not competitive at the volumes required for this market. Techniques such as doubling capacity also double size and are not feasible as they increase charging cycles. Additional potential substitutes, such as improvements to existing solder printing technologies actually decrease in capability at the wafer-scale due to the high content of organic material which makes wafer-wafer hermetic seal techniques not viable. The Surfect answer of higher electrical and thermal conductivity metallic composite material would eliminate this threat.

The potential power of buyers of wireless and other miniaturized consumer products that rely on chip-scale packages supports Surfect’s ultimate commercial success in the market as the desires of these consumers are. Through leveraging strategic alliances with leading market participants, the potential power of suppliers can be diminished. Therefore, the competitive landscape for Surfect, while complicated, actually supports the potential for significant commercial success.

Strengths and Weaknesses of competing bump technology

Competitors	Material Technology	Tool Technology	Partnership Potential	Strengths	Weaknesses
Cookson Electronic Materials Alpha, Enthone, EEJA	Printable Solder Electroplating Chemistry	Electroplating Tools	Yes	Mature well-positioned with multi-discipline focus on both FEOL and BEOL Threat of new electrophoresis SEALs solder deposition process.	Recent divesture . Slow to develop new technologies with no prospects of a single-step binary Pb-Free electroplated solder Do not have anti-oxidants for tin solution
SemiTool	None	Electroplating Tools	YES	Well-positioned on FEOL with Automated wet-process and electroplating tools. Aggressive and growing	Expensive tool cost conditioned by FEOL, which makes it difficult to align with BEOL tool average selling price of less than $500,000. Does not currently offer smaller capacity solutions.
Technics	Electroplating Chemistry Metal Powders	Electroplating Tools	No	Lower cost than Rohm and Haas for similar product. Viable tool + material approach allows them to capture business	No prospects for a single-step binary Pb-Free electroplated solder Do not have anti-oxidants for tin solution
Ebara	Electroplating Chemistry	YES	Yes	Strong market position with consumer electronics producers such Matsushita	Very focused on its Japanese customer base
Uyemura	Electroplating Chemistry	YES	Yes	Highest capability and success rate with ENIG process.	Very focused on its Japanese customer base
Kester Solder	Printable Solder Paste		No	Excellent position with avionics and defense related electronics. Involved in many desirable hi-rel projects	Not providing tight pitch and high aspect ratio bumping capability in high volume equipment

Technology Transition to Copper high performance and Lead-free Materials

The Industry faces several challenges requiring the application of innovative metallization deposition. To meet many of these challenges single element metals fall short of answering all of the functional requirements and require metal alloys or multi-element-layers. These metal feature comprised of more than one metal compound must be made with high precision uniformity of thickness and mass composition to deliver a functional system. This challenge is complicated by the process incompatibility of many of the elements of interest and the oxidation that occurs on the surface which if not controlled leads to a wide range of failure modes that add cost and reduce yields. Perhaps the single greatest challenge facing the Industry today is the requirement to transition to higher performance copper bumping and develop lead-free alloys capable of reliable manufacturing and assembly. Compounding the problems associated with lead-free fabrication is the move towards complex ternary metal compounds and micro-miniaturization.

Copper bumping and high performance metallization

Surfect sees the ability of the company to take a leadership role in the introduction and ramp-up of low stress and faster plating rates for copper bumps to be a key competitive advantage provided by the Surfect tools.

The following chart shows the major companies utilizing copper and the product segments that must be supported. Ongoing work with TI and ASE is expected to validate the company’s tools in this key industry growth segment.

Major Copper IC manufacturers by Product Segment (Source: Prismark Partners)

Lead-free materials

With the mounting concern over geometric increase of obsolete electronic products clogging our landfills with heavy metals used in solder and contaminations from manufacturing and end product disposal, the Global urgency to reduce and eliminate lead-containing assembly materials has turned the Industry inside out to provide a eutectic solder that reflows near the critical industry standard of 240 °C. Why is this important? If you look inside a hand-held digital device you’ll see a “cityscape” electronic components of a wide variety of sizes and materials. These devices require a discreet connection to the wire circuit pads and have a dizzying array of thermal-co-efficiency based on the size/material diversity. The real trick of miniaturization that give the consumer the desired small and powerful cell phone and portable computer is that the assembly and soldering process for making the miniaturization possible is hot-air reflow which simultaneously solders each of the hundreds of individual devices to the mother-board. For this to be possible all of the devices must melt at the same temperature in a relatively short time. For years the electronic industry has been engineered around this 240 °C melting-point and now by removing lead from the alloy, the industry faces a complete shake-up of the reliable proven assembly process.

In February 2003, lead-free solder manufacturing and assembly was legislated within the European Union, where conversion to lead-free assembly in most commercial electronics is mandated by 2008. Additionally, Japan has had a commercial legislative lead-free initiative, known as “Go Green” since 1998, and many major corporate entities have adopted policies requiring new material and manufacturing processes to be completely compatible with the lead-free initiatives. While the U.S. has not passed formal legislation mandating lead-free production, many manufacturers are transitioning lead out of their process. Given the value of this movement, Surfect has developed ALL of its tools and materials to be lead-free solutions and is currently the only known electroplating solution capable of providing a commercially available binary and ternary lead-free process. Conventional electroplating is a desirable solution as it can meet dimensional requirements below the threshold for solder paste.

However, the current process is limited to two binary processes Tin/Silver and Tin/Copper. The challenge facing the current electroplating tool-sets is their poor performance with mass deposition of alloys. Tin/Lead alloys could be functional with a range of deposited alloy ratio from 58:42 to 65:35 and still meet the melting eutectic within ±1°C. With Tin/Silver and Tin/Copper, however even a ±0.5% variation in the deposit will make the melting point vary by ±5°C which complicates the process control.

The following market analysis of lead-free conversion forecasts is shown below although it must be noted that the only viable reliable microprocessor bumping process remains high-lead bumps.

Wafer Scale Packaging

With the Industry transitioning to wafer-scale manufacturing, assembly and packaging of semiconductor devices, the Industry faces several challenges requiring the application of innovative metallization depositions and layers, often comprised of more than one metal and often in multiple layers. As the number of die per wafer increases at a rate greater than the increase of wafer size, the interconnect metallurgy on each individual die must become both smaller and more densely packed in order to satisfy the requirement within each die for power, ground and signal connections. Many of the combinatorial metallization processes were developed with vacuum deposition. This has provided strong validation that metals deposited in multi-layers can form reliable solder amalgamates during reflow, however the PVD process fails to meet the lower cost economics to be viable on the BEOL packaging due to the much thicker deposit requirements for device assembly. Existing solder stencil printing and conventional cup-plating processes cannot adequately achieve the level of feature density and/or throughput required for further device miniaturization.

The established leaders in the industry, such as Applied Materials, Cookson and Semi-Tool have not developed a drop-in cost-effective, BEOL solution for such wafer-scale packaging and assembly challenges.

Limitations of Solder Printing

The solder paste stencil printing process cannot meet the challenge of the concomitant reduction in feature size and increase in feature density required in wafer-scale chip-scale packaging and assembly. Solder printing stencils are commonly made of .002-.006” stainless steel foil into which a negative image of the pattern to be printed is laser cut or chemically etched. The current limit for feature density is defined by the integrity of the metal webs between stencil openings. As the pitch (spacing) between stencil openings drops below 100 microns, the stencil webs in the thinnest foils do not have enough integrity to withstand the pressure applied to the stencil during solder paste transfer. The stencil is distorted after only a few printing cycles, and is eventually damaged too extensively to be used further.

The second limitation results from the physics of driving the solder paste through a small stencil opening to create a deposit on the silicon wafer. The current lower size limit for commercial solder powder is 10 to 20 microns. Solder paste consists of approximately 50 percent solder powder and 50 percent paste flux by volume. For stencil openings below 300 microns in diameter, an extreme amount of force has to be applied to the stencil to drive both paste and powder into the openings sufficiently to completely fill the openings. When the stencil is then pulled away from the wafer, a combination of vacuum and capillary forces cause a portion of the paste deposit to be sucked back into the stencil openings. For stencil openings at or below 125 microns in diameter, these limitations become so severe that solder paste cannot be employed to create high definition tight pitch features, such as wafer bumps, with an acceptable product yield.

The fact that solder paste only consists of 50 percent metal by volume imposes another intractable limitation. To produce the required solder metal mass on the wafer following solder paste reflow, a process referred to as overprinting is required, whereby a paste deposit significantly larger in volume than the desired metal deposit must be laid down. At a sufficiently tight pitch, a point is reached where the solder paste deposit footprints will overlap and creation of separate interconnects of wafer bumps is no longer possible. This limit for solder paste is reached at approximately 125-micron feature diameter and 200-micron pitch. At present there is no clear commercial path to using solder paste for wafer scale interconnect features at or below these dimensions.

The major benefit for solder paste printing is seen in the metrics of process speed and cost and is the only known solution for lead-free deposition. The total process cycle time for paste printing on a 200 mm wafer is on the order of 30 to 90 seconds. The major shortcomings of paste printing processes in general is their inability to address features below 70-microns in diameter, and the yield fall off of paste processes when taken to pitches finer than 150 microns.

Figure 3: Limitations of Flip Chip Technology

The Flip Chip International wafer bumping process, developed a number of years ago by Delco Electronics of Kokomo IN, and widely commercialized by Flip Chip International working in partnership, is a wafer bumping process which strove to circumvent most of the key deficiencies of solder paste printing while aspiring to achieve the feature resolution typical of the electroplating process. The Flip Chip International (“FCI”) UltraCSP™ process employs a thick (50-150 micron) photo-mask on each wafer which serves as an in situ stencil. Solder paste is doctor bladed over the surface of the mask and the paste is pushed into the mask openings by the doctor blade down force. The solder paste is reflowed with the photo-mask in place and the photo-mask is subsequently removed by chemical stripping. The wafer may need to be fluxed and reflowed a second time to fully develop the spheroid wafer bumps. The FCI process can deliver process yields and feature size and density which are better than stencil solder paste printing, but not as favorable as electroplating.

However, the FCI process has several important limitations, including i) as with stencil printing, the process has similar solder paste metal volume limitations and therefore requires overprinting to achieve reflowed solder bumps above 100 microns in size, ii) the process requires a photo-mask, and no commercial photo-mask exists which allow deposits in a thickness greater than 100 microns in a single applications, iii) straight sidewall development in above 75 micron thickness poses a significant process challenge, and importantly iv) the FCI process is patented and requires a royalty of approximately $3.00 per wafer to licensees for commercial use.

Limitations of Conventional Electroplating

Conventional electroplating is capable of meeting some of the feature size and density requirements for interconnection miniaturization and micro-fabrication, but also has several shortcomings, including i) the inability to deposit multiple materials, or combinatorial metallurgy, or base layer metallization in a single-step or single application environment, and ii) there is no commercial drop-in tool or process for handling such interconnect fabrication at a wafer-scale level and in a controlled back-end environment. While the best-in-class conventional solder electroplating processes can sustain defect rates of less than one defect in every five wafers bumped, the lack of a single-step solution for deposition of base metalization, and interconnection metallurgy creates limitations for conventional electroplating. Additionally, existing electroplating does not deliver the lead-free fabrication solutions, which the industry requires.

Limitations of Vacuum Deposition (CVD / PVD)

Most current vacuum processes, primarily consisting of sputtering or evaporation of wafer level metallurgy, are capable of maintaining a level of a deposit resolution and feature size control beyond that of even the best electroplating. Vacuum processing, however, has several technical limitations which may make it not always the best solution for wafer scale packaging. First among these things is the slow rate of metal deposition, which is typically one or more orders of magnitude slower than commercial electroplating processes. Vacuum processing also requires a relatively expensive capital infrastructure with fixed and variable costs which are generally much higher than that of electrochemical processing.

Vacuum sputtering targets relatively expensive ($5,000-$40,000) and must be returned to the manufacturer for reconditioning and recycling after having reached a utilization level of as little of 30% or their metal content. Vacuum processing is almost done in a Class 1000 or better clean room, whereas electrochemical processing can be carried out in a more tolerant manufacturing environment. There is also a fundamental physical limitation to the deposition of high Sn content deposits. Sn has a relatively low vapor pressure, which makes it extremely difficult to create Pb-free solder deposits which are primarily Sn based. For this reason, the majority of solder deposits presently created by vacuum processing consist of high Pb solders.

Surfect’s Tools and Materials -Enabling New Packaging Structures

Due to the limitations of the aforementioned technical disciplines, Surfect’s technology is an enabling technology in that it allows chipmakers to fabricate features never before done with electroplating. These include but are not limited to the following:

Bond and Seal Ring Fabrication

Packaging MEMS devices is a very challenging task that poses problems distinct from conventional ICs. Among the complexities is the need for protection from particulate contamination, moisture, ESD, and thermal effects. In addition, there are electrical performance limitations caused by parasitics. Other challenges include the interaction of a MEMS device with outside chemical, mechanical, optical, electrical, and other physics. This is particularly true for MEMS devices used in RF and inertial applications, where the cost of packaging can account for as much as 85% of the device's overall costs. An elite group of end users have emerged from the top-tier IC producers and include Intel (RF-MEMS group), Agilent, HP, and ST-Micro which means MEMs is going mainstream to provide a more diverse customer base along with the development driven JDS, MEMSCAP, Nortel, Emcore, and dozens of other notable MEMS Start-ups.

Limitations of Existing Processes

Current solutions include preforms and vacuum processes. Preforms, often made of alloy foils are fragile and are not capable of aligning with wafer-scale solutions. The inherent foil thickness minimum of 25-microns, required to make the foil robust enough for handling also poses severe limitations for chip-scale packages. As mentioned above vacuum processing is expensive and slow in comparison to electroplating. This is a major drawback in high volume MEMs production.

Surfect’s Solution

Hermetic Au80%-Sn20% seal rings and mounting pads can be formed directly on silicon wafers in a one-step operation under ambient conditions using Surfect electrodeposition technology in a fraction of the time required for vacuum solder deposition. Although Au-Sn eutectic solder has been used as pre-forms and solder pastes for some time, only technology will allow fine featured fully dense solder patterns to be placed directly onto the silicon wafer in a unitary operation.

Post / Bump Structures

Asian based flip chip packaging companies such as APS (AvanPak) ASE and ATI are exploring new structures called pillar & bump structures, largely driven by Japanese device makers NEC and Fujitsu who have independently developed many of the interconnects relying on this process. Pillar-bumping interconnect technology uses perimeter or array flip-chip pads to connect an IC to a organic substrate. Pillar/bumped flip-chip packages are said to provide superior electrical and thermal enhancement and enhance the underfill process making them more reliable with a highly desirable pitch density. The small size and reduced weight, along with excellent thermal and electrical performance, is supposed to make the packages ideal for 3-D system-in-package and wireless products. End users include Toshiba, Fujitsu, NEC and Sharp Electronics from the east with a growing interest in the west coming from IBM, TI and Motorola. The number of patents surfacing around pillar and bump exceeds 16-WPO’s largely held by Japanese and Motorola. The barrier faced by all is a process tool that works at higher aspect ratios with deposit thickness uniformity of less than 2% all below the photoresist. Surfect’s WAVeCELL Technology has the precision and utilizes very advanced jetting agitation technology for optimum ion exchange (metal particles near wafer) that is critical for high speed plating and required for plating the high aspect ratio features that the industry requires for future fine pitch bumps and substrate or MEMS features.

Traditional Alloy Bumping

Chips with I/O counts greater than 250 are typically bumped at the wafer scale. Sputtering, printing, coining and plating are all used in various portions of this process.

Limitations of Existing Processes

Printing	Coining	Plating	Sputtering
Inadequate pitch density Double reflow	Through-put rate Inadequate feature size No lead-free solution Double reflow	No lead free solution In-via problems Double reflow	Slow, expensive, messy and high temperature Double reflow

Surfect’s Solution

The combination of Surfect’s WAVeCELL Technology with the StrataPlate and AggrePlate process allows chipmakers unlimited lead-free combinatorial possibilities, high aspect ratio capabilities, and in-via control.

Intellectual Property

Surfect has developed an intellectual property strategy that will strengthen efforts to obtain market share for its products and will strengthen efforts to protect Surfect from competitors and to attract larger distribution partners. The strategy includes seeking U.S. and International patent protection of key technologies used in Surfect’s business which are designed to act as a substantial barrier to others attempting to enter into Surfect’s target markets.

Besides patent protection, Surfect has trade secret advantages as part of its intellectual property. The company will provide certain of its controlled process intellectual property as part of a tool transaction and will continue to develop additional process applications to exploit the tool intellectual property. The common practice in semiconductor fabrication is to dedicate a process tool to the production fab-line. Dedicated process tools are designed to provide sustainable revenue as more diversified process applications should produce additional tool placements.

Surfect has an Internet presence with registrations of domain names that provide international protection of its name as well as a U.S. Trademark Registration for Surfect®. Surfect’s intellectual property strategy seeks to provide an advantage over competitors by asserting various forms of protection for Company products and marketing efforts while controlling costs to maximize the return on investment necessary to secure Surfect’s market share and profitability. All Surfect employees have signed a nondisclosure of proprietary information as well as an innovation agreement.

Surfect also intends to actively pursue the licensing of relevant technologies available for license from U.S. National Laboratories, such as Sandia National Laboratories.

Listing of Surfect’s current intellectual properties:

PATENT DESCRIPTION		ISSUED	STATUS	HOLDER/ ASSIGNEE

1	"Sub-micron & Nano Size Particle Encapsulation by Electrochemical Process and Apparatus"	2005	Patent 6,942,765	SURFECT
2	"Electrodeposition Apparatus and Method using Magnetic Assistance and Rotary Cathode for Ferrous and Magnetic Particles"	2005	Patent 6,890,412	SURFECT
3	“Metal Hydride Composite Materials”	2004	Patent 6,824,667	SURFECT
4	“Coated and Magnetic Particles and Applications Thereof”	Filed 2003	Patent Pending	SURFECT
5	“Apparatus and Method for Highly Controlled Electrodeposition”	Filed 2004	Patent Pending	SURFECT
6	“Plating Apparatus and Method”	Filed 2005	Patent Pending	SURFECT
7	“Method and Apparatus for Aligning MEMS and Photonics Devices”	Filed 2005	Patent Pending	SURFECT
8	“Composite Magnetic Particles and Foils”	Filed 2005	Patent Pending	SURFECT
9	“Dynamic Profile Anode”	Filed 2005	Patent Pending	SURFECT

Custom Branding

Surfect has designed their smaller wafer bumping tool to be offered as an option for customer branding by equipment companies that the company deems are compatible with its marketing strategy. The key purpose of selling a bump engine in addition to a tool is in cases where the company sees a good opportunity to grow the business faster, prevent additional competition from equipment provider not now in the market space, or to enable a stronger competitive position by promoting the company’s technology wider and in larger quantities for the investors benefit.

Surfect’s business model is designed so that we can maximize our revenue streams from industry buyers and from merchant providers who serve many of the smaller companies who cannot afford an initial tool. These companies may require a rapid increase in capacity unevenly throughout the year based on market fluctuations and the company wants to leverage both the supply chain for short deliveries as well as the sales representatives where they can tap a larger base of field service engineers and support.

Sales and Marketing Strategy

Recognizing that top-tier producers and manufacturers of electronics and communications products will be the earliest to pioneer and adopt next generation manufacturing, packaging and assembly process, and will ultimately set the standards for such processes, Surfect is deploying a targeted approach to:

•	Approach and attract top-tier OEM and Independent IC Device Manufacturers (IDM) as well as Merchant outsourced packaging providers as initial adopters of Surfect’s technology suite;

•	Partner with a well established, top-tier US and Asian based outsourced manufacturing to provide rapid turn design and assembly capacity and expertise;

•	Partner with leading component and software companies who can provide the most reliable components for Surfect’s plating computer cells and provide reliable sustainable worldwide supply chain; and

•	Partner with top-tier sales representatives to provide local tool distribution and immediate market presence and credibility.

Surfect’s initial research and development efforts are based on modifying or improving the properties of currently available solder powder metals and positioning the Surfect materials as drop-in replacements for existing materials or assembly processes. This will allow for a rapid development curve based on a solid engineering approach. The technical staff will directly engage with a prospective customer’s engineers to focus on the most viable plan to supplant an existing qualified process with Surfect’s lower cost layering utilizing less expensive single component metal chemistries or with a high performance AggrePlate alternative. This will lead to a more effective use of company resources when prioritizing product development. The company will use minimal resources for development of micro-composition materials; this work is largely driven by customer applications and can be supported by operating funds. The initial area of focus for the Company's research efforts will be to develop Surflo low temperature solder materials for use in level-one assembly material and wafer bumping applications. Surfect will also investigate copper based metal features such as microvia and blind via for expedient process technologies in the normal pursuit of business. The ability to secure near term ROI as Surfect develops new systems technologies will be driven by Surfect’s relationship with leading outsourcing companies. These outsourcing companies have the ability to rapidly prototype machine and device concepts, a major competitive advantage when developing new processes.

The full AggrePlate process will be further demonstrated during the execution of two parallel proof-of-concept projects presently underway between Surfect, Los Alamos, and Sandia. Both projects are expected to be completed by the end of 2006. The Los Alamos project involves a high conductivity copper bumping application using graphite or nanotubes to improve the copper bump thermal conductivity, while the Sandia work involves characteriziation of Surfect coated particles and ability to enhance high lead and standard tin/lead bumps for high performance alloy bumping.

Customer Relationship Management

Each region will have its own local technical support and initially utilize strong local Manufacturers Representatives to help sell and support Surfect’s equipment and processes. Customer support in the Albuquerque corporate office will serves the dual purposes of supporting customers in the United States and providing a platform for the management and facilitation of international customer support teams. Support is available primarily through our internal sales team so that we can maintain tight interaction during the early product development and roll-out phase of our development. We supplement this with internal technical product support as well as local support in Taiwan, Singapore, and China through a sales representative network. Our online support includes web access where we provide support in a variety of ways, including Frequently Asked Questions (FAQ’s) on the custom portal, on-line help in each product, email support requests posted on the customerportal, and by phone. We use Salesforce CM software via web interface to provide high quality yet low cost customer development management. Engineers in the United States create on-line training materials and tutorials, and work with international contacts to translate those materials into the local language of the country.

Public Relations

The target market for Surfect public relations strategy is international and domestic Semiconductor factories, product development groups, fabless companies as well as the merchange interconnect and packaging suppliers. Surfect intends to reach this target market by using domestic and international-based trade groups such as Semi, industry trade publications (semiconductor, equipment, packaging), select technology publications, international semiconductor associations (IEEE, IMAPS, ASME, Meptec) and local trade shows in the prospective customer’s geographic market. The secondary target market is using financial publications to state that Surfect has become a publicly traded company.

The initial goal is to announce the launch of Surfect and to position our products as the most cost effective compact wafer bumping and interconnect tools and process at 1/4 - 1/10 the entry cost. Special emphasis will be placed on the fact that Surfect tools are designed after the ease-of-use operating model of today’s popular established wire bond technology that Surfect’s tool will replace as the market converts to flip chip technology. This wire bond model is used by every semiconductor company today and embodies a more embedded interconnect knowledge based equipment that Surfect products provide for the newer technology. Ease of use and utilization of much of the existing workforce is a key theme for the PR campaign to ease technology conversion and operational concerns. Included in the announcement will be the introduction to Surfect’s comprehensive suite of tools and processes that will help companies make the capacity ramp and switch to flip chip technology.

Following the launch announcement, strategies will be set in place to announce all contracts and new orders, as they are signed. Those planned in the pipeline include Singapore, Korea, Japan and China. When these subsequent releases are prepared, they will be serviced to a highly targeted ethnic demographic, both internationally and nationally.

Preceding the launch announcement, kit materials will be used throughout the public relations efforts. These would include a background statement on the Surfect, bios on the key executives who are involved in day-to-day management and operations and a company bio detailing the range of services available to those involved in the semiconductor fab, interconnect, and wafer bumping industry.

Business Wire will be used to disseminate all the subsequent releases, using sub-sets of technology, packaging, wafer technology, and key international and local publications that are appropriate to the message and country of concentration.

Customers, financial segments and geographic information

Surfect Holdings, Inc. is a development stage company and has not, as of the date of this filing, recognized any revenue from its proposed line of business. The Company’s current plan of operations anticipates operating in a single financial segment.

Seasonality

The semiconductor industry is seasonal and our revenue may vary significantly from quarter to quarter as product demand and customer volume requirements vary. Factors that may adversely affect equipment purchase activity and ongoing service revenue include:

•	Seasonal customer assembly fluctuations that may be aimed at building inventory to support the increased demand during the Christmas season or for major new product launches;

•	Increased customer competitiveness reducing the number of customers and capacity requirements;

•	Shifts in product design that could disrupt current technology conversion paths;

•	Inclement weather and earthquakes, such as the recent tsunami which devastated parts of Southeast Asia and could prevent access to customer locations and factories;

•	Companies’ concerns about exposure to contagious diseases such as SARS and avian bird flu preventing installation and qualification of equipment;

•	Economic downturns and recessions;

•	Global security issues, political instability, acts of terrorism, hostilities and war;

•	Economic and political issues in the Asia, European, Latin America and emerging markets; and

•	The financial condition of merchant providers and smaller semiconductor customers.

The possibility of further supply disruptions, availability of key material sources, IC demand, product design changes, and financial instability in emerging markets may continue to adversely affect the semiconductor equipment market. Companies may reduce their planned capacity requirements, making fewer unit sales available to us. We expect to depend on a relatively small number of customers for a significant portion of our revenue in the first two years enabling us to manage our customer support costs and focus on the larger multi-tool order opportunities afforded by these larger customers. The financial instability of smaller semiconductor companies or a prolonged substantial decrease in semiconductor booking volumes could have an adverse impact on our financial performance, operations, liquidity and capital resources and could impair our ability to recover the carrying value of certain of our assets, including capitalized software, other intangible assets and goodwill.

Working capital practices

See the discussion contained under the heading "Liquidity and capital resources" in “Management’s Discussion and Analysis or Plan of Operation” in Section 2 of Item 2.01 of this current report on Form 8-K, which is incorporated herein by reference.

Employees

As of November 24, 2006, Surfect had 13 employees. Surfect’s employees are not represented by a union or collective bargaining entity. All of Surfect’s employees are parties to confidentiality and non-compete agreements and Surfect’s management considers relations with employees to be good.

Principal executive offices and other facilities

Surfect’s principal executive offices are located at 12000-G Candelaria NE, Albuquerque, NM 87112 USA, and its telephone number is (505) 294-6354. Its website address is www.surfect.com.

Regulation

We are subject to regulation by numerous federal, state and local regulatory agencies, including but not limited to the United States Department of Transportation which regulates shipments of chemicals and the importation of hazardous materials and the United States Department of Commerce which regulates the import and export of technological products, and similar state and local agencies. Compliance with these laws has not had and is not anticipated to have a material effect on our results of operations.

Surfect is subject to regulations applicable to businesses generally and laws or regulations directly applicable to semiconductor online commerce. Although there are currently few laws and regulations directly applicable to the Internet and commercial online services it is possible that a number of laws and regulations may be adopted covering issuers such as user privacy, pricing, content, copyrights, distribution, antitrust and characteristics and quality of products and services. Surfect plans to sell most of its products directly through internal Sales personnel or through approved sales representatives who are knowledgeable about each region’s legal requirements for conducting both physical and electronic commerce.

Properties

We currently lease approximately 4,800 square feet of office space in Albuquerque, New Mexico for corporate offices under a one-year lease terminating in December 2006 at a cost of approximately $3,300 per month. We believe that our lease is on commercially reasonable terms, the loss of which would not adversely affect our business.

Legal proceedings

From time to time we may be named in claims arising in the ordinary course of business. Currently, no legal proceedings or claims are pending against us or involve us that, in the opinion of our management, could reasonably be expected to have a material adverse effect on our business or financial condition.

DIRECTORS AND EXECUTIVE OFFICERS

Our directors and executive officers

The following table sets forth names, ages and positions of the persons who are our directors and named executive officers as of the date of this prospectus.

Name	Age	Position
Steve Anderson	52	Chief Executive Officer and Director

Doug Welter	50	Chief Operating Officer

James Turk	42	Chief Financial Officer

Yixiang Xie	47	Chief Technology Officer

Miles A. Prim	49	Vice President Product Development

Mark Eichhorn	48	Vice President Sales and Marketing

Thomas Griego	47	Director

Laurence Wagner	46	Director

Chad Brownstein	33	Director

Jonah Schnel	33	Director

Steve Anderson became the president, chief executive officer and a director of Surfect Holdings in September 2006. Mr. Anderson is also the president, chief executive officer, secretary and a director of Surfect Technologies, a subsidiary of Surfect Holdings. He became president, chief executive officer and director of Surfect Technologies in July 2005. He joined Surfect Technologies as its Vice President of Business Development in December 2004. As President and Chief Executive Officer, Mr. Anderson is responsible for defining and implementing the corporate vision, leading the strategic direction of its subsidiary, and overseeing daily operations. Mr. Anderson is a 28 year packaging industry veteran and his marketing and technical development activities have focused on electronics manufacturing and bringing new innovative interconnect technology to the semiconductor industry.  Prior to joining Surfect Technologies, Mr. Anderson served as Senior Vice President of Corporate Marketing and Business Development at Amkor Technologies from 1988 to 2000. From 2000 until 2002 Mr. Anderson served as the Chief Executive Officer of Silicon Bandwidth and from 2002 through 2004 Mr. Anderson founded and served as President of Altgen, LLC, a solar fuel cell development company. Mr. Anderson holds a BSEE degree in engineering from the University of North Dakota.

Doug Welter became the chief operating officer of Surfect Holdings in September 2006. Mr. Welter is also the chief operating officer of Surfect Technologies, a subsidiary of Surfect Holdings. He became chief operating officer of Surfect Technologies in June 2006. Mr. Welter is a 28 year Philips and Motorola veteran and from 2003 through 2005, served as Vice President and General Manager of Philip’s Standard IC business a WW division responsible for $300,000,000. Prior to this position, from 2001 through 2003 Mr. Welter served as General Manager for the 1,000 person Philips Wafer Fab in Albuquerque, New Mexico. Most recently, Mr. Welter served as the principal in Asset Manufacturing Services, LLC a business consulting firm from April 2005 through June 2006. Mr. Welter holds a BSEE degree in Electrical Engineering from the Rensselaer Polytechnic Institute, Troy, New York.

James B. Turk became the chief financial officer in September of 2006. Mr. Turk holds a degree in Accounting from Adams State University. He was employed as an accountant by Grant Thornton from 1989 until 1992 and became a C.P.A. in 1989 (not currently licensed to practice). He has held the financial officer positions with Safe Car, Inc. (1992 to 1996), Roses Southwest Papers, Inc. (1996 to 2000) and Westland Development, Co., Inc. (2004-2006), From 2000-2004, Mr. Turk was a self employed financial and technology consultant.

Yixiang Xie, PhD,  became the chief technology officer of Surfect Holdings in September 2006. Dr. Xie is also the chief technology officer of Surfect Technologies, a subsidiary of Surfect Holdings. He became chief technology officer of Surfect Technologies in June 2006. Dr. Xie also served as Senior Engineering Manager of Surfect Technologies from August 2005 through February 2006. Dr. Xie has over 12 years experience in semiconductor development, 12 years prior material science experience, and hands-on C-4 wafer bumping development and production ramp-up at Intel. Prior to joining Surfect Technologies, Mr. Xie served as senior technical staff and program manager at Intel corporation. Mr. Xie holds a PhD in chemistry from the University of Missouri-Rolla.

Miles A. Prim became the Vice President of Product Development in Surfect Holdings in September 2006. Mr. Prim is also the Vice President of Product Development of Surfect Technologies, a subsidiary of Surfect Holdings. He became Vice President of Product Development of Surfect Technologies in September 2006. Prior to joining Surfect, Mr. Prim served as the Vice President and General Manager of Kulicke & Soffa Industries, Inc.(“K&S”) from 2005 through 2006 where he was responsible for the company’s vertical test business including multinational operations, marketing, research and development and product strategy. From 2004 to 2005 Mr. Prim worked as an independent consultant for companies in the tech industry. From 2001 through 2004, Mr. Prim served as President and CEO of ITEST, Ltd in Seoul, Korea, a foreign based semiconductor test company. Mr. Prim served as the founding senior executive the company and during his tenure the company qualified 17 fabless or IDM customers, including the top three Korean high tech companies. In addition, the company achieved ISO9001 and QS900 quality certifications.

Mark Eichhorn became the Vice President of Sales and Marketing in Surfect Holdings in September 2006. Mr. Eichhorn is also the Vice President of Sales and Marketing of Surfect Technologies, a subsidiary of Surfect Holdings. He became Vice President of Sales and Marketing of Surfect Technologies in June 2006. Mr. Eichhorn is a 28 year equipment veteran at Kulicke & Soffa (K&S), a large supplier of semiconductor assembly equipment, tools and materials. From 1996 though January 203 Mr. Eichhorn was the Director of K&Ss Business Development Division and form January 2003 through March 2006 he served as Vice President of test products Customer Operations. During his tenure with K&S, K&S, Mr. Eichhorn was responsible for developing the very successful wire bonder equipment market and leading K&S to the number one industry position as well as business development at IDM and OEM accounts. Mr. Eichhorn holds a BS in Business Administration and Economics from SUNY - Empire State College.

Thomas Griego became a director of Surfect Holdings in September 2006. Mr. Griego is also the founder of Surfect technologies, Inc. and has served on its Board of Directors since its inception in 2000. Mr. Griego served as the President and CEO of the Company from December 2000 through May 2005 and served as CTO of Surfect Technologies from May 2005 through July 2005. Mr. Griego has a proven record of business development and technological innovation in the area of hardware technology for the electrochemical manufacturing process. Mr. Griego is the founder Griego Elelectrochemical Technologies, Inc. where he currently serves as president, CEO. Mr. Griego is also a director of iFaro corporation.

Laurence Wagner became a director of Surfect Holdings in September 2006. Mr. Wagner has also served on Surfect Technologies' Board of Directors since 2004. Mr. Wagner is a 22 year industry veteran and has, since August 2004, served as Vice President of Strategic Business Development at KLA-Tencor. From 2001 through 2004 he served as principal for the Excellerate Group, a consulting firm. He also worked at FSI International from May 2001 through June 2003 where he served as both President of FSI's Microlithography Division and Vice President of FSI International. During his tenure with FSI International, Mr. Wagner brought substantial experience business development, Asia-Pacific and European customer relationships, business process re-engineering, and product development cycle time reduction.  His experience includes positions as Group President and Corporate Senior Vice President at Kulicke & Soffa responsible for their core wire bond business and prior experience with Rohm & Haas. Mr. Wagner holds a Masters degree in Chemical Engineering Practice and Bachelors Degree in Chemical Engineering, both from the Massachusetts Institute of Technology.

Chad Brownstein became a director of Surfect Holdings in September 2006. Mr. Wagner has also served on Surfect Technologies' Board of Directors since March 2006.  Mr. Brownstein co-founded ITU Ventures in 2000 and shares responsibility for directing overall investment strategy and oversees day-to-day activities. Prior to founding ITU Ventures, Mr. Brownstein was a member of Merchant Banking Division of Donaldson, Lufkin and Jenrette, Inc. Previously, he was employed in the investment banking division at DLJ, where he participated in public and private investment banking activities including equity, debt and merger/advisory transactions. Mr. Brownstein received a B.A. from Tulane and attended Columbia Business School.

Jonah Schnel became a director of Surfect Holdings in September 2006. Mr. Schnel has also served on Surfect Technologies' Board of Directors since June 2006. Mr. Schnel co-founded ITU Ventures in 2000 and shares responsibility for directing overall investment strategy and oversees day-to-day activities. Prior to founding ITU Ventures, Mr. Schnel was a Manager at SunAmerica, Inc., where he participated in the origination and management of $1.5 billion in corporate and real estate portfolio assets. Mr. Schnel received a B.A. summa cum laude from Tulane University, is a member of the steering committee for Caltech's Partnership for Innovation Entrepreneurial Fellows Program sponsored by the National Science Foundation and is a member of the Technology Transfer Advisory Board at the Colorado School of Mines. Mr. Schnel is a UCLA Anderson School of Management Certified Public Company Director.

All our directors serve one-year terms and are consequently subject to re-election annually. Our above-listed officers and directors have neither been convicted in any criminal proceeding during the past five years nor been parties to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining them from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities law or commodities law. Similarly, no bankruptcy petitions have been filed by or against any business or property of any of our directors or officers, nor has any bankruptcy petition been filed against a partnership or business association in which these persons were general partners or executive officers.

Certain significant employees

None.

Family relationships

The directors and executive officers of Surfect Holdings are not related by blood, marriage or adoption.

Board of directors

Our bylaws provide that the size of the board of directors shall be determined from time to time by our board of directors. Our board of directors currently consists of five members, one of whom is our chief executive officer, who devotes his full time to our affairs. Our non-employee directors devote the amount of time to our affairs as necessary to discharge their duties.

Committees of the board of directors

Pursuant to our bylaws, our board of directors is permitted to establish committees from time to time as it deems appropriate. To facilitate independent director review and to make the most effective use of our directors' time and capabilities, our board of directors has established an audit committee and a compensation committee. The membership and function of the committees are described below.

Audit Committee

The audit committee provides assistance to the board of directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions. It oversees the audit efforts of our internal auditors and independent auditors and reviews their reports regarding our accounting practices and systems of internal accounting controls. The audit committee also takes those actions as it deems necessary to satisfy itself that the accountants are independent of management. The audit committee currently consists of Jonah Schnel, a non-employee director of Surfect We believe that the composition of our audit committee meets the criteria for independence under, and the functioning of our audit committee complies with the applicable requirements of, the Sarbanes-Oxley Act.

Compensation committee

The compensation committee reviews, approves and modifies our executive compensation programs, plans and awards provided to our directors, executive officers and key associates. The compensation committee also reviews and approves short-term and long-term incentive plans and other stock or stock-based incentive plans. In addition, the committee reviews the company’s compensation and benefit philosophy, plans and programs on an as-needed basis. The compensation committee currently consists of Chad Brownstein, a non-employee director of Surfect.

EXECUTIVE COMPENSATION

The table below sets forth, for the 2003, 2004 and 2005 calendar years, the compensation earned by our chief executive officer and the four other most highly compensated executive officers who received annual compensation in excess of $100,000. The information included in this table reflects compensation earned by our chief executive officer and executive officers for services rendered to Surfect Technologies before the recapitalization and such amounts do not necessarily reflect the compensation these individuals will earn as our executive officers.

Summary compensation table

	Annual Compensation				Longterm Compensation
(a)	(b)	(c)	(e)		(f)		(i)
Name and Principal Position	Year	Salary	Other Annual Compensation		Awards Securities Underlying Options/SARs (#)		Other Compensation

Steve Anderson	2005	$151,923	$22,490	(1), (4)	-		-
CEO, Assistant Treasurer and Director	2004	-	2,134	(1)	230,477	(5)	-
	2003	-			-		-

Thomas P. Griego	2005	102,083	17,337	(1), (4)	-		16,393	(2)
President, CEO, Director	2004	161,538	10,189	(1), (4)	108,036	(5)	4,778	(3)
	2003	40,035	8,000	(1)	-		44,962	(3)

Richard Lampasi	2005	74,231	9,665	(4)	-		-
Chief Financial Officer	2004	98,077	3,417	(4)	-		-
	2003	20,769	-	(4)	-		-

(1)
Represent the compensation component resulting from the vesting of stock options issued under various agreements with the Company's key employees. Mr. Anderson recognized $12,800 and $2,134 in 2005 and 2004 respectively. Mr Griego received $8,000 each year between 2003 and 2005. (See footnote # 11 to the Company's financial included elsewhere in this filing).

(2)	Mr Griego was paid $16,393 in relation to a consulting agreement and termination settlement in 2005;
(3)
Mr Griego received W2 compensation in the amount of $4,778 and $44,962 during the years 2004 and 2003, respectively from GET, Inc. an affiliated entity which received net cash loans and operating transfers of $532,225 which may or may not have been utilized to compensate Mr. Griego indirectly. These amounts have been included in Other Compensation where they are not reported separately under Item 404 or Regulation S-B.

(4)	Includes health and dental insurance paid by the Company on behalf of its employees. Mr. Anderson received $9,690 in 2005. Mr Griego received $9,337 and $2,189 in 2005 and 2004, respectively.
(5)
Post merger after applying conversion ratio of 0.14404798 to 1. Steve Anderson and Thomas Griego were originally awarded 1,600,000 and 750,000 Options under Surfect Technologies, Inc. Incentive Stock Option Plan during the fiscal year 2004.

Management equity plan

The following table sets forth information about our 2006 Stock Plan approved by directors and stockholders on September 25, 2006

Plan Information

	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options,	Number of Securities remaining available for future issuance under option Plan (excluding securities reflected in column (a))
Plan Category
Incentive and Non-Qualified Stock Option Plan	586,131	$0.14*	913,869

*Management intends to enter into agreements which will adjust the strike price of the options outstanding under the plan and assumed pursuant to the merger with Surfect Technologies. The agreements will adjust the strike price from $0.02 to $0.14 to reflect the proportional adjustment in the strike price resulting from the merger.

The Plan authorizes the issuance of options to purchase shares of common stock and the grant of stock awards. Administration of the Plan is carried out by the Board of Directors or any committee of the Board of Directors to which the Board of Directors has delegated all or a portion of responsibility for the implementation, interpretation or administration of the Plan. Our employees, officers, directors and consultants (including employees, officers, directors and consultants of our affiliates) are eligible to participate in the Plan. Awards other than incentive stock options may be granted to any such person; incentive stock options may be granted only to those persons who are employees of Surfect Holdings or a subsidiary corporation. The administrator of the Plan will select the participants who are granted stock options or stock awards and, consistent with the terms of the Plan, will establish the terms of each stock option or stock award. The maximum period in which a stock option may be exercised will be fixed by the administrator but cannot exceed ten years. Under the Plan, the maximum number of shares of common stock that may be subject to stock options or stock awards is 1,500,000. If an option or stock award terminates, expires or becomes unexercisable, the unissued or unpurchased shares (or shares subject to an unexercised stock appreciation right) that were subject to such grants become available under the first sentence of this paragraph for future awards under the Plan. In addition, shares that are issued under any type of award under the Plan and that are repurchased or reacquired by us at the original purchase price for those shares are also available for future awards under the Plan.

Other Options

In connection with the recapitalization, options to purchase a total of 13,872,696 shares of Surfect Technologies’ common stock held by certain members of Surfect Technologies’ management team were converted into options to purchase 1,998,334 shares of Surfect Holdings common stock (“Management Options”) at the same exercise price and on the terms set forth in the options. Management intends to enter into agreements which will adjust the strike price of the Management Options. The agreements will adjust the strike price from $0.043 to $0.30 to reflect the proportional adjustment in the strike price resulting from the merger.

Director compensation

We reimburse the members of our board of directors for reasonable expenses in connection with their attendance at board and committee meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of November 24, 2006 regarding the beneficial ownership of shares of our common stock by: (i) each person or entity known to us to be the beneficial owner of more than 5% of our common stock; (ii) each of our named executive officers; (iii) each member of our board of directors; and (iv) all members of our board of directors and executive officers as a group.

Except as otherwise noted below, each of the following individual's address of record is c/o Surfect Technologies, 12000-G Candelaria NE, Albuquerque, NM 87112.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock issuable upon the exercise of stock options or warrants or the conversion of other securities held by that person that are currently exercisable or convertible, or are exercisable or convertible within 60 days of the closing of the recapitalization, are deemed to be issued and outstanding. These shares, however, are not deemed outstanding for the purposes of computing percentage ownership of each other stockholder.

Name and address of beneficial owner	Securities beneficially owned
	Shares of common stock beneficially owned	Percentage of common stock outstanding
Principal security holders:
ITU Ventures West I, L.P(1)	6,822,316	35.06%

Directors and executive officers:
Thomas Griego (2)	972,324	4.89%
Steve Anderson (3)	1,316,062	6.62%
Laurence Wagner	89,310	*
Chad Brownstein (4)	6,822,316	35.06%
Jonah Schnel(5)	6,822,316	35.06%

Yixiang Xie (6)	289,347	1.45%
Doug Welter (7)	332,124	1.67%
Mark Eichhorn (8)	289,347	1.45%
James Turk (9)	289,347	1.45%
Miles Prim (10)	144,673	*

All directors and executive officers as a group (ten persons)	10,544,850	54.19%

* Less than 1%

(1)  Includes (i) 6,572,316 shares owned by ITU Ventures West I, L.P., (“ITU”) directly and (ii) 250,000 shares that ITU has the right to acquire pursuant to warrants.
(2)  Includes (i) 720,240 shares held directly by Mr. Griego and (ii) 252,084 shares that Mr. Griego has the right to acquire pursuant to stock options issued under the 2006 Option Plan.
(3)  Includes (i) 360,600 shares held directly by Mr. Anderson and (ii) 955,462 shares that Mr. Anderson has the right to acquire pursuant to stock options.

(4)  Includes (i) 6,572,316 shares owned directly by ITU Ventures West , L.P., which is managed by ITU Ventures West Capital Management, L.P., of which Mr. Brownstein is a managing partner and (ii) 250,000 shares that ITU has the right to acquire pursuant to warrants.
 (5)  Includes (i) 6,572,316 shares owned directly by ITU Ventures West , L.P., which is managed by ITU Ventures West Capital Management, L.P., of which Mr. Schnel is a managing partner and (ii) 250,000 shares that ITU has the right to acquire pursuant to warrants.
(6)  Includes (i) 71,544 shares held directly by Mr. Xie and (ii) 217,803 shares that Mr. Xie has the right to acquire pursuant to stock options.
(7)  Includes (i) 76,612 shares held directly by Mr. Welter and (ii) 255,512 shares that Mr. Welter has the right to acquire pursuant to stock options.
(8)  Includes (i) 64,501 shares held directly by Mr. Eichhorn and (ii) 224,846 shares that Mr. Eichhorn has the right to acquire pursuant to stock options.
(9)  Includes (i) 59,540 shares held directly by Mr. Turk and (ii) 229,807 shares that Mr. Turk has the right to acquire pursuant to stock options.
(10)  Includes (i) 29,770 shares held directly by Mr. Prim and (ii) 114,673 shares that Mr. Prim has the right to acquire pursuant to stock options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with certain holders of 5% or more of our outstanding common stock, directors and management

During the period from inception through December 31, 2005, the Surfect Technologies had substantial transactions with Griego Electrochemical Technologies, Inc. (GET), a company majority owned and concurrently operated by the Thomas Griego, founder, former president and current director of Surfect. Cash disbursed by Surfect Technologies to GET totaled $988,073 ($71,932 in 2005, $274,505 in 2004, $175,788 in 2003, and $465,848 in prior periods) for a variety of transactions. Cash received by Surfect from GET totaled $412,308 ($21,049 in 2005 and $391,259 in periods prior to 2003). No amounts of receivables or payables were outstanding at any balance sheet date presented. The Company understands that GET is not operating. Management is not aware of any claims or contingent liabilities that apply to the Company related to GET.

Surfect Technologies and Thomas Griego are also parties to a Separation and Release Agreement dated August 18, 2005. This Agreement was prepared in connection with Mr. Griego’s resignation as a Chief technology Officer of Surfect Technologies. Under the terms of the Agreement, Surfect Technologies provided Mr. Griego one months’ severance pay in the amount of $14,583 and forgave amounts owed to Surfect Technologies by Mr. Griego totaling $14,599.44. In addition, Surfect Technologies further agreed to (i) enter into a consulting agreement with Mr. Griego for a period of two consecutive months, (ii) permit Mr. Griego’s options to continue vesting in accordance with the vesting schedule set forth therein, (iii) provide Mr. Griego COBRA benefit coverage through December 31, 2006 and (iv) provide Mr. Griego or GET work space at Surfect’s business premises without rent or charge through December 31, 2005. The Company also indemnified and released Mr. Griego from any claims against Mr. Griego damages arising prior to the date of the agreement based upon Mr. Griego’s actions as a director and officer of the corporation to the fullest extent permitted by law. In exchange Mr. Griego provided the company and its officers, employees, directors, related parties with a release and waiver of any claims through the date of the Agreement.

During 2004, 2005 and 2006 Surfect Technologies raised funds pursuant offerings of its Series A Convertible Preferred and Series A-1 Convertible Preferred Stock. ITU Ventures West I, L.P.(“ITU”), a 5% or greater shareholder in the Company, participated in the offerings and invested, in the aggregate, approximately $5,500,000 in Surfect Technologies during such periods. In addition, ITU further acquired an additional 500,000 shares of common stock in Surfect Holdings and warrants to purchase up to 250,000 shares of common stock of Surfect Holdings on September 27, 2006 for a $500,000 investment in the Company in connection with the recapitalization. The shareholdings of these persons are reflected in the “Security Ownership of Certain Beneficial Owners and Management” section.

Certain business relationships

Chad Brownstein and Jonah Schnel are directors of Surfect Holdings and Surfect Technologies. Mr. Brownstein has been a director of Surfect Technologies since March 2006 and Mr. Schnel has been a director of Surfect Technologies since September 2006. Mr. Brownstein and Mr. Schnel are managing partners of ITU Ventures West I, L.P., a stockholder of Surfect Holdings and former stockholder of Surfect Technologies.

Indebtedness of management

None.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is derived from our certificate of incorporation and bylaws as well as relevant provisions of applicable law. Such description is not intended to be complete and is qualified in its entirety by reference to our certificate of incorporation and bylaws.

Our authorized capital stock consists of 40,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of November 24, 2006, there were 14,201,667 shares of common stock outstanding held by approximately 61 holders of record, and no shares of preferred stock outstanding.

Description of common stock

Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of common stock shall be entitled to receive, when and as declared by the board of directors, out of Surfect Holdings' assets legally available therefor, such dividends as may be declared from time to time by the board. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of preferred stock. Except as otherwise provided by law, and subject to any voting rights granted holders of preferred stock, amendments to our certificate of incorporation generally must be approved by a majority of the votes entitled to be cast by all outstanding shares of common stock. Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of preferred stock, upon liquidation, dissolution or winding up of Surfect Holdings, the common stock holders will be entitled to receive pro rata all assets available for distribution to such holders based on the number of shares of common stock held by each.

We are required to file a registration statement with the SEC under the Securities Act covering the resale of the shares of common stock issued in the recapitalization and warrants issued in the recapitalization. We are obligated to use our best efforts to file a registration statement within 60 days of October 21, 2006 and to have the registration statement declared effective on or before the earlier of 180 days following October 21, 2006. In the event the registration statement is not effective within such 180-day period, we are obligated to issue to each investor additional shares in an amount equal to 1% of number of shares subscribed to by such investor. An additional 1% of shares to such investor will also issued upon the expiration of each week following the date during which the Company has continued to fail to file, or to obtain or maintain the effectiveness of, the Registration Statement, as the case may be. Notwithstanding the foregoing, we are not obligated to issue an aggregate number of addition shares in a number greater than 10% of the number of shares originally subscribed for and held by the investors.

Description of warrants to purchase common stock

        On September 27, 2006, we issued warrants to purchase our common stock to the purchasers of our common stock in the recapitalization. We also issued warrants to purchase our common stock to our placement agents and finders in the recapitalization. One such warrant entitles the holder to purchase one share of common stock at an exercise price of $2.00 per share beginning on September 27, 2006 and ending on September 27, 2010, subject to the redemption rights described below. We have authorized and reserved for issuance the shares of common stock issuable upon exercise of the warrants. The warrants are exercisable to purchase a total of 2,008,250 shares of common stock.

        The warrant exercise price and the number of shares of common stock purchased upon exercise of the warrants are subject to adjustment in the event of, among other events, a stock dividend on, or a subdivision, recapitalization or reorganization of, the common stock, or the merger or consolidation of us with or into another corporation or business entity.

        Commencing September 27, 2006 and until the expiration of the warrants, we may redeem all outstanding warrants, in whole but not in part, upon not less than 30 days’ notice, at a price of $.05 per warrant, provided that the closing sale price of our common stock equals or exceeds $3.00 per share for 20 consecutive trading days preceding our redemption announcement. The redemption notice must be provided not more than 30 days after conclusion of the 20 consecutive trading days in which the closing sale price of the common stock equals or exceeds $3.00 per share. The warrantholder will then have 10 days after the receipt of such notice to exercise its rights under the warrant. If any warrant called for redemption is not exercised by us in the time specified in the notice, we will be deemed to have waived our rights to invoke such option and the warrantholder will retain the rights granted to it under the warrant, provided that our option shall be revived should the our common stock again trade at or above $3.00 for an additional 30 day period.

        We must have on file a current registration statement with the SEC pertaining to the common stock underlying the warrants in order for a holder to exercise the warrants or in order for the warrants to be redeemed by us. The shares of common stock underlying the warrants must also be registered or qualified for sale under the securities laws of the states in which the warrant holders reside. We intend to use our best efforts to keep the registration statement current, but we cannot assure you that such registration statement (or any other registration statement filed by us covering shares of common stock underlying the warrants) can be kept current. In the event the registration statement covering the underlying common stock is not kept current, or if the common stock underlying the warrants is not registered or qualified for sale in the state in which a warrant holder resides, the warrants may be of no value.

        We are not required to issue any fractional shares of common stock upon the exercise of warrants. We will pay to holders of fractional shares an amount equal to the cash value of such fractional shares based upon the then-current market price of a share of common stock.

        The warrants may be exercised upon surrender of the certificate representing such warrants on or prior to the expiration date (or earlier redemption date) of such warrants at the offices of the Company with the form of “Exercise Form” on the reverse side of the warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price in cash or by official bank or certified check payable to the order of us for the number of warrants being exercised. Shares of common stock issued upon exercise of warrants for which payment has been received in accordance with the terms of the warrants will be fully paid and nonassessable.  The warrants do not confer on the warrant holder any voting or other rights of our shareholders

SELLING STOCKHOLDERS

The shares to be offered by the selling stockholders are presently "restricted" securities under applicable federal and state securities laws and are being registered under the Securities Act of 1933, as amended (the "Securities Act") in order to allow the selling stockholders to sell these shares, at their option, in public transactions. The registration of these shares does not require that any of the shares be offered or sold by the selling stockholders.

The shares of common stock being offered by the selling stockholders consist of (i) shares of common stock and shares of common stock issuable upon the exercise of warrants issued by Surfect Holdings to accredited investors in private placements pursuant to the Offering Memorandum dated July 27, 2006 (the “Private Placement”), (ii) shares of common stock issued to the former shareholders of Surfect Technologies, Inc. pursuant to the merger among Holdings, Surfect Technologies and a wholly-owned subsidiary of Holdings, (iii) shares of common stock issued to Surfect’s consultants in connection with services provided to the Company and (iv) shares of common stock issuable upon the exercise of warrants issued to certain placement agents in connection with the Private Placement. For additional information regarding the issuance of warrants, see Item 15 of our registration statement on Form SB-2, filed concurrently herewith. We are registering the shares of common stock pursuant to registration rights provisions in agreements we entered into in connection with the Private Placement and the recapitalization of Surfect Technologies in order to permit the selling stockholders to offer the shares for resale from time to time.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock owned by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of warrants, as of November 25, 2006, assuming exercise of warrants held by the selling stockholders on that date, without regard to any limitations exercise. The third column lists the shares of common stock being offered by this prospectus by the selling stockholders. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Except as indicated, the selling stockholders have not had any material relationship with us within the past three years other than through ownership of common stock, convertible notes, convertible preferred stock and warrants.

Name of Selling Stockholder	Number of Shares Owned Prior to Offering*	Maximum Number of Shares to be Sold Pursuant to this Prospectus*	Number of Shares Owned After Offering
Charlene Khagan(1)	75,000	75,000	—
Brad and Allison Feinberg(2)	75,000	75,000	—
Alan Horwitz(3)	150,000	150,000	—
David J. Adelman(4)	75,000	75,000	—
Jonathan M. Alpert(5)	37,500	37,500	—
Brian and Robyn Carp JTRS(6)	37,500	37,500	—
David Rounick(7)	37,500	37,500	—
Gregg J. Wallace(8)	37,500	37,500	—
David Goldstein(9)	37,500	37,500	—
Jeff and Amy Cohan(10)	37,500	37,500	—
Charles Schwab custodian for Elinor Ganz IRA Rollover(11)	75,000	75,000	—
Harold E. Gelber Rev. TR UAD 5/11/05 Harold and Patricia Gelber TTEES(12)	37,500	37,500	—
Aharon and Jennifer Ungar(13)	75,000	75,000	—
Chocolate Chip Investments(14)	150,000	150,000	—
DiMarino-Kroop-Prieto Gastrointestinal Assoc PA UAD 11/1/1975 Anthony DeMarino and Howard Kroop TTEE(15)	37,500	37,500	—

Name of Selling Stockholder	Number of Shares Owned Prior to Offering*	Maximum Number of Shares to be Sold Pursuant to this Prospectus*	Number of Shares Owned After Offering
Aaron McKie(16)	37,500	37,500	—
Ira M. Lubert(17)	375,000	375,000	—
Natalie Rounick(18)	37,500	37,500	—
Lester E. Lipschutz(19)	37,500	37,500	—
Peddle Partners LLC(20)	75,000	75,000	—
Elinor Ganz Trustee, Trust Agreement of Amy H. Ganz UAD 9/28/1984(21)	37,500	37,500	—
Ira Saligman(22)	75,000	75,000	—
Serpentine Group Defined Benefit Pension Plan(23)	75,000	75,000	—
New Britain Radiological Assoc. 401K Plan RBO Alfred Gladstone(24)	37,500	37,500	—
New Britain Radiological Assoc. 401K Plan RBO Sid Ulrich(25)	56,250	56,250	—
Frank J. Pearl and Suzanne F. Pearl(26)	75,000	75,000	—
Jeffrey Feinberg and Robin Feinberg(27)	75,000	75,000	—
Beverly Pinnas(28)	75,000	75,000	—
Elinor Ganz Trustee, Trust Agreement of Susan J. Ganz UAD 9/28/1984(29)	75,000	75,000	—
Sandor Capital Master Fund, L.P.(30)	375,000	375,000	—
John T. Fries(31)	375,000	375,000	—
Frank T. Trimboli(32)	150,000	150,000	—
Mark Nicosia(33)	225,000	225,000	—
Phyllis Ulreich(34)	56,250	56,250	—
Joseph R. Papa(35)	375,000	375,000	—
Gemini Master Fund, Ltd.(36)	300,000	300,000	—
Schreiber Living Trust dtd 02/08/95(37)	300,000	300,000	—
Westminster Securities(38)	56,250	56,250	—
Williams Financial Group(39)	20,000	20,000	—
Granite Financial Group(40)	32,000	32,000	—
Vision Advisors(41)	200,000	200,000	—
The Smyth Consulting Group(42)	200,000	200,000	—
ITU Ventures West I, L.P.(43)	6,572,316	6,572,316	—
Thomas T Griego(44)	720,240	720,240	—
John W. Eichman Jr.(45)	74,444	74,444	—
Patricia Monier(46)	74,444	74,444	—
David Monier(47)	74,444	74,444	—
James P. Monier(48)	74,037	74,037	—
Audrey Monier(49)	74,037	74,037	—
David Sullivan(50)	35,867	35,867	—
Robert L. Sullivan(51)	86,081	86,081	—
W.P. Hom, LTD(52)	53,188	53,188	—
Steve Anderson(53)	360,600	360,600	—
Yixiang Xie(54)	71,544	71,544	—
Douglas Welter(55)	76,612	76,612	—
March Eichhorn(56)	64,501	64,501	—
James Turk(57)	59,540	59,540	—
Miles Prim(58)	29,770	29,770	—

(1) Includes 50,000 shares of common stock and 25,000 shares of common stock issuable upon exercise of warrants at an exercise price of $2.00 per share.

(2)  Includes 50,000 shares of common stock and 25,000 shares of common stock issuable upon exercise of warrants at an exercise price of $2.00 per share.
(3)  Includes 100,000 shares of common stock and 50,000 shares of common stock issuable upon exercise of warrants at an exercise price of $2.00 per share.
(4)  Includes 50,000 shares of common stock and 25,000 shares of common stock issuable upon exercise of warrants at an exercise price of $2.00 per share.
(5)  Includes 25,000 shares of common stock and 12,500 shares of common stock issuable upon exercise of warrants at an exercise price of $2.00 per share.
(6)  Includes 25,000 shares of common stock and 12,500 shares of common stock issuable upon exercise of warrants at an exercise price of $2.00 per share.
(7)  Includes 25,000 shares of common stock and 12,500 shares of common stock issuable upon exercise of warrants at an exercise price of $2.00 per share.
(8)  Includes 25,000 shares of common stock and 12,500 shares of common stock issuable upon exercise of warrants at an exercise price of $2.00 per share.
(8)  Includes 25,000 shares of common stock and 12,500 shares of common stock issuable upon exercise of warrants at an exercise price of $2.00 per share.
(10)  Includes 25,000 shares of common stock and 12,500 shares of common stock issuable upon exercise of warrants at an exercise price of $2.00 per share.
(11)  Includes 50,000 shares of common stock and 25,000 shares of common stock issuable upon exercise of warrants at an exercise price of $2.00 per share.
(12)   Includes 25,000 shares of common stock and 12,500 shares of common stock issuable upon exercise of warrants at an exercise price of $2.00 per share.
(13)  Includes 50,000 shares of common stock and 25,000 shares of common stock issuable upon exercise of warrants at an exercise price of $2.00 per share.
(14)  Includes 100,000 shares of common stock and 50,000 shares of common stock issuable upon exercise of warrants at an exercise price of $2.00 per share.
(15)  Includes 25,000 shares of common stock and 12,500 shares of common stock issuable upon exercise of warrants at an exercise price of $2.00 per share.
(16)  Includes 25,000 shares of common stock and 12,500 shares of common stock issuable upon exercise of warrants at an exercise price of $2.00 per share.
(17)  Includes 250,000 shares of common stock and 125,000 shares of common stock issuable upon exercise of warrants at an exercise price of $2.00 per share.
(18)  Includes 25,000 shares of common stock and 12,500 shares of common stock issuable upon exercise of warrants at an exercise price of $2.00 per share.
(19)  Includes 25,000 shares of common stock and 12,500 shares of common stock issuable upon exercise of warrants at an exercise price of $2.00 per share.
(20)  Includes 50,000 shares of common stock and 25,000 shares of common stock issuable upon exercise of warrants at an exercise price of $2.00 per share.
(21)  Includes 25,000 shares of common stock and 12,500 shares of common stock issuable upon exercise of warrants at an exercise price of $2.00 per share.
(22)  Includes 50,000 shares of common stock and 25,000 shares of common stock issuable upon exercise of warrants at an exercise price of $2.00 per share.
(23)  Includes 50,000 shares of common stock and 25,000 shares of common stock issuable upon exercise of warrants at an exercise price of $2.00 per share.
(24)  Includes 25,000 shares of common stock and 12,500 shares of common stock issuable upon exercise of warrants at an exercise price of $2.00 per share.
(25)  Includes 37,500 shares of common stock and 18,750 shares of common stock issuable upon exercise of warrants at an exercise price of $2.00 per share.
(26)  Includes 50,000 shares of common stock and 25,000 shares of common stock issuable upon exercise of warrants at an exercise price of $2.00 per share.
(27)  Includes 50,000 shares of common stock and 25,000 shares of common stock issuable upon exercise of warrants at an exercise price of $2.00 per share.
(28)  Includes 25,000 shares of common stock and 12,500 shares of common stock issuable upon exercise of warrants at an exercise price of $2.00 per share.
(29)  Includes 25,000 shares of common stock and 12,500 shares of common stock issuable upon exercise of warrants at an exercise price of $2.00 per share.
(30)  Includes 250,000 shares of common stock and 125,000 shares of common stock issuable upon exercise of warrants at an exercise price of $2.00 per share.
(31)  Includes 250,000 shares of common stock and 125,000 shares of common stock issuable upon exercise of warrants at an exercise price of $2.00 per share.
(32)  Includes 100,000 shares of common stock and 50,000 shares of common stock issuable upon exercise of warrants at an exercise price of $2.00 per share.

(33)  Includes 150,000 shares of common stock and 75,000 shares of common stock issuable upon exercise of warrants at an exercise price of $2.00 per share.
(34)  Includes 37,500 shares of common stock and 18,750 shares of common stock issuable upon exercise of warrants at an exercise price of $2.00 per share.
(35)  Includes 250,000 shares of common stock and 125,000 shares of common stock issuable upon exercise of warrants at an exercise price of $2.00 per share.
(36)  Includes 200,000 shares of common stock and 100,000 shares of common stock issuable upon exercise of warrants at an exercise price of $2.00 per share.
(37)  Includes 200,000 shares of common stock and 100,000 shares of common stock issuable upon exercise of warrants at an exercise price of $2.00 per share.
(38)  Consists solely of commons stock issuable upon exercise of warrants at an exercise price of $2.00 per share.
(39)  Consists solely of commons stock issuable upon exercise of warrants at an exercise price of $2.00 per share
(40)  Consists solely of commons stock issuable upon exercise of warrants at an exercise price of $2.00 per share
(41)  Consists solely of common stock.
(42)  Consists solely of common stock.
(43)   Includes 6,572,316 shares of common stock and 250,000 shares of common stock issuable upon exercise of warrants at an exercise price of $2.00 per share. ITU Ventures West I, L.P, is managed by of ITU Ventures West Capital Management, L.P., which consequently has voting control and investment discretion over securities held by ITU Ventures West I, L.P. Directors Chad Brownstein and Jonah Schnel are managing partners of ITU Ventures West Capital Management, L.P. ITU Ventures West Capital Management, L.P. , Chad Brownstein and Jonah Schnel disclaim beneficial ownership of the shares held by ITU Ventures West I, L.P.
(44)   Consists solely of common stock.
(45)   Consists solely of common stock.
(46)   Consists solely of common stock.
(47)  Consists solely of common stock.
(48)  Consists solely of common stock.
(49)  Consists solely of common stock.
(50)  Consists solely of common stock.
(51)  Consists solely of common stock.
(52)  Consists solely of common stock.
(53)  Consists solely of common stock. Mr. Anderson is the President, Chief Executive Officer and Secretary of each of Surfect Holdings and Surfect Technologies.
(54)  Consists solely of common stock. Mr. Xie is the Chief Technology Officer of each of Surfect Holdings and Surfect Technologies.
(55)  Consists solely of common stock. Mr. Welter is the Chief Operating Officer of each of Surfect Holdings and Surfect Technologies.
(56)  Consists solely of common stock. Mr. Eichhorn is the Vice President of Sales and Marketing of each of Surfect Holdings and Surfect Technologies.
(57)  Consists solely of common stock. Mr. Turk is the Chief Financial Officer of each of Surfect Holdings and Surfect Technologies.
(58)  Consists solely of common stock. Mr. Prim is the Vice-President of Product Development of Surfect Holdings and Surfect Technologies

PLAN OF DISTRIBUTION

We are registering (i) shares of common stock and shares of common stock issuable upon the exercise of warrants issued by Surfect Holdings to accredited investors in the Private, (ii) shares of common stock issued to the former shareholders of Surfect Technologies, Inc pursuant to the merger among Holdings, Surfect Technologies and the wholly-owned subsidiary of Holdings, (iii) shares of common stock issued to Surfect’s consultants in connection with services provided to the Company and (iv) shares of common stock issuable upon the exercise of warrants issued to certain placement agents in connection with the Private Placement, permit the resale of these shares of common stock by the holders of them from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

•	On any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale.

•	In the over-the-counter market.

•	In transactions otherwise than on these exchanges or systems or in the over-the-counter market.

•	Through the writing of options, whether such options are listed on an options exchange or otherwise.

•	Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers.

•	Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

•	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account.

•	An exchange distribution in accordance with the rules of the applicable exchange.

•	Privately negotiated transactions.

•	Short sales.

•	Sales pursuant to Rule 144.

•	Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share.

•	A combination of any such methods of sale.

•	Any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreements, estimated to be $64,343 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Brownstein Hyatt & Farber, P.C., Albuquerque, New Mexico, passed on the validity of the securities being offered in this prospectus.

EXPERTS

We included the financial statements of Surfect Technologies, Inc. as of December 31, 2005 and December 31, 2004 and the period from inception (December 26, 2000) through December 31, 2005 included in this prospectus in reliance on the report of REDW LLC, an independent registered public accounting firm, given on the authority of said firm as an expert in accounting and auditing in issuing such reports.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

Effective as of  September 27, 2006, we dismissed Moore & Associates Chtd. as our independent accountants. Moore had previously been engaged as the principal accountant to audit the financial statements of Surfect Holdings, Inc. (formerly known as Windy Creek Developments, Inc.). Moore’s reports in the Company's financial statements during its past fiscal year did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope or accounting principles, except for the qualification reflected in its going concern disclosure regarding the Company contained in its audit report for the fiscal year ended December 31, 2005, included with the Company's registration statement on Form SB-2 filed with the Securities and Exchange Commission on April 4, 2006. During the fiscal year ended December 31, 2005 and through the date hereof, the Company did not have any disagreements with Moore on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Moore’s satisfaction, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports. The reason for the dismissal of Moore is that, following the consummation of the Merger on September 27, 2006, (i) the former stockholders of Surfect Technologies owned a majority of the outstanding shares of our common stock and (ii) our primary business unit became the business previously conducted by Surfect. The independent registered public accountant of Surfect Technologies was the firm of REDW LLC (“REDW”). We believe that it is in our best interest to have REDW continue to work with our business, and we therefore retained REDW as our new independent registered accounting firm, effective as of October 23, 2006. REDW is located at 6401 Jefferson Street NE, Albuquerque, New Mexico 87109.

The decision to change accountants was approved by our board of directors on  October 23, 2006. During our two most recent fiscal years and the subsequent interim periods through October 23, 2006, we did not consult  REDW regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-B.

AVAILABLE INFORMATION

We are a reporting registrant under the Securities Exchange Act of 1934, as amended. Our website address is http://www.surfect.com. The information included on our website is not included as a part of, or incorporated by reference into, this prospectus. We will make available through our website our annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we have filed or furnished such material to the SEC.

You may read and copy any materials we file with the SEC at the SEC’s Public Reference room at 450 Fifth Street, NW, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and formation statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act to register the shares offered by this prospectus. The term “registration statement” means the original registration statement and any and all amendments thereto, including the schedules and exhibits to the original registration statement or any amendment. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the shares we are offering pursuant to this prospectus, you should refer to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s public reference facilities and Internet site referred to above.

Audited financial statements:	Page
Report of independent registered public accounting firm	F-1 - F-2
Balance sheets as of December 31, 2004 and December 31, 2005	F-3 - F-4
Statements of operations from Inception (December 26, 2000) through December 31, 2005	F-5
Statements of stockholders' equity (deficit) from Inception (December 26, 2000) through December 31, 2005	F-6
Statements of cash flows from Inception (December 26, 2000) through December 31, 2005	F-7 - F-8
Notes to financial statements	F-9 - F-17

(b) Consolidated financial information of business acquired

Unaudited consolidated financial statements
Condensed consolidated balance sheet as of December 31, 2005 and September 30, 2006	CF-1
Condensed consolidated statements of operations for the three and nine months ended September 30, 2005 and September 30, 2006 and for the period from December 26, 2000 (inception) through September 30, 2006
CF-3
Condensed Consolidated Statement of stockholders' equity and comprehensive loss for the period from December 26, 2000 (inception) through September 30, 2006	CF-4 - CF-5
Condensed consolidated statements of cash flows for the nine months ended September 30, 2005 and September 30, 2006 and for the period from December 26, 2000 (Inception) through September 30, 2006	CF-6 - CF-7
Notes to Unaudited condensed consolidated financial statements	CF-8 - CF-14

Surfect Technologies, Inc.

Financial Statements
and
Independent Auditors’ Report

Inception (December 26, 2000)
through December 31, 2005

Surfect Technologies, Inc.

Table of Contents

Page
Independent Auditors’ Report	F-1 - F-2

Financial Statements

Balance Sheets	F-3 - F-4

Statements of Operations	F-5

Statements of Stockholders’ Equity	F-6

Statements of Cash Flows	F-7 - F-8

Notes to Financial Statements	F-9 - F-17

Independent Auditors’ Report

Board of Directors
Surfect Technologies, Inc.

We have audited the accompanying balance sheets of Surfect Technologies, Inc. (Surfect) (a development stage company) as of December 31, 2004 and 2005 and the related statements of operations, stockholders’ deficit and cash flows for the years ended December 31, 2003, 2004 and 2005 and for the period from inception (December 26, 2000) through December 31, 2005. These financial statements are the responsibility of Surfect’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. Surfect is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Surfect’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Surfect Technologies, Inc. as of December 31, 2004 and 2005 and the results of its operations and its cash flows for the years ended December 31, 2003, 2004 and 2005 and the period from inception through December 31, 2005, in conformity with accounting principles generally accepted in the United State of America.

6401 JEFFERSON NE ALBUQUERQUE, NM 87109
505.998.3200 MAIN 800.599.0113 TOLL FREE 505.998.3333 FAX WWW.REDW.COM

The accompanying financial statements have been prepared assuming that Surfect will continue as a going concern. As shown in the accompanying financial statements, Surfect has incurred net losses since its inception and net losses have continued to the date of these financial statements. At December 31, 2005, Surfect had severe liquidity problems. As described in Note 10, during 2006, Surfect received additional funding that has alleviated its liquidity problems. Surfect remains in the development stage and its ability to continue as a going concern is initially dependent on its ability to continue to raise adequate capital to fund necessary product development activities and subsequently on sufficient inflow of operating revenue derived from sale of its products at sufficient profit margin to cover operating expenses. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

September 5, 2006

Surfect Technologies, Inc.
(a development stage company)
Balance Sheets
December 31,

	2004	2005
Assets
Current assets
Cash and cash equivalents	$2,120,337	$150
Prepaid expenses	25,016	15,435
Employee receivables	6,818	-
Total current assets	2,152,171	15,585

Fixed assets
Furniture and machinery	113,729	278,213
Office and computer equipment	91,547	102,777
Leasehold improvements	69,339	69,339
	274,615	450,329
Less accumulated depreciation and amortization	(73,683)	(141,613)
Total fixed assets	200,932	308,716

Patents
Pending patents	66,040	72,059
Issued patents, net of accumulated amortization
of $989 at December 31, 2005	3,389	42,973
Total patents	69,429	115,032
Total assets	$2,422,532	$439,333

The accompanying notes are an integral part of these financial statements.

Surfect Technologies, Inc.
(a development stage company)
Balance Sheets — continued
December 31,

	2004	2005
Liabilities and Stockholders’ Equity
Current liabilities
Bank overdraft	$-	$114,136
Accounts payable	36,519	195,281
Accrued payroll	37,933	22,800
Accrued liabilities and interest	42,731	21,271
Deposits payable	286,750	261,750
Current portion of capital lease	2,125	2,125
Demand notes payable	-	300,000
Total current liabilities	406,058	917,363
Long-term liabilities, less current portion
Capital lease	9,123	7,066
Notes payable-leasehold improvements	14,428	-
Total liabilities	429,609	924,429

Commitments and contingencies (Notes 7, 8 and 9)

Stockholders’ (deficit) equity
Series A convertible cumulative preferred shares;
no par; cumulative dividends payable
at 7%; convertible into 29,282,325 common shares	4,113,879	4,113,879
Common stock, no par value	100,400	100,400
Additional paid-in capital	918	19,918
Deficit accumulated during the development stage	(2,222,274)	(4,719,293)
Total stockholders' (deficit) equity	1,992,923	(485,096)
Total liabilities and stockholders' equity	$2,422,532	$439,333

The accompanying notes are an integral part of these financial statements.

Surfect Technologies, Inc.
(a development stage company)
Statements of Operations
Inception (December 26, 2000) through December 31, 2005

				Inception
	Year Ended	Year Ended	Year Ended	through
	December 31,	December 31,	December 31,	December 31,
	2003	2004	2005	2005
Expenses
Payroll and employee benefits	$80,239	$605,046	$944,415	$1,880,683
Research and development	10,718	381,994	727,321	1,161,877
General and administrative	79,571	384,191	649,872	1,303,118
Sales and marketing	8,350	49,221	113,743	201,621
Depreciation	19,557	27,055	71,815	146,551
Interest	43,985	46,841	4,578	143,594
Total expenses	242,420	1,494,348	2,511,744	4,837,444
Other income	34,781	49,790	14,725	118,151
Net loss	$(207,639)	$(1,444,558)	$(2,497,019)	$(4,719,293)
Loss per weighted-average
common share
Basic and diluted	$(0.04)	$(0.29)	$(0.50)	$(0.94)

The accompanying notes are an integral part of these financial statements.

Surfect Technologies, Inc.
(a development stage company)
Statements of Stockholders’ (Deficit) Equity
Inception (December 26, 2000) through December 31, 2005

	Preferred Stock 50,000,000 authorized		Common Stock 100,000,000 authorized		Additional Paid-in	Deficit Accumulated During Development
	Shares	Amount	Shares	Amount	Capital	Stage	Total
December 26, 2000 - initial issuance of
5,020,000 shares at $.02 per share	-	$-	5,020,000	$100,400	$918	$-	$101,318
Net loss from inception through December 31, 2002	-	-	-	-	-	(570,078)	(570,078)
Balance December 31, 2002	-	-	5,020,000	100,400	918	(570,078)	(468,760)
Net loss for year ended December 31, 2003	-	-	-	-	-	(207,639)	(207,639)
Balance December 31, 2003	-	-	5,020,000	100,400	918	(777,717)	(676,399)
Issuance of 12,549,568 shares of series A
convertible cumulative preferred stock for
$2,954,832 cash consideration, conversion
of convertible notes and accrued interest	12,549,568	4,113,879		-	-	-	4,113,879
Net loss for year ended December 31, 2004	-	-	-	-	-	(1,444,557)	(1,444,557)
Balance December 31, 2004	12,549,568	4,113,879	5,020,000	100,400	918	(2,222,274)	1,992,923
Fair value of stock option grants vested	-	-	-	-	19,000	-	19,000
Net loss for year ended December 31, 2005	-	-	-	-	-	(2,497,019)	(2,497,019)

Balance December 31, 2005	12,549,568	$4,113,879	5,020,000	$100,400	$19,918	$(4,719,293)	$(485,096)

The accompanying notes are an integral part of these financial statements.

Surfect Technologies, Inc.
(a development stage company)
Statements of Cash Flows
Inception (December 26, 2000) through December 31, 2005

	Year Ended December 31, 2003	Year Ended December 31, 2004	Year Ended December 31, 2005	Inception through December 31, 2005
Cash flows from operating activities
Net loss	$(207,639)	$(1,444,558)	$(2,497,019)	$(4,719,293)
Adjustments to reconcile net loss to net cash used in
operating activities
Depreciation and amortization	19,557	27,055	71,814	146,551
Loss on disposal of fixed assets	-	-	10,006	18,863
Accrued interest converted to preferred stock	-	113,879	-	113,879
Expenses payable converted to preferred stock	-	45,168	-	45,168
Additional paid in capital from stock option grants vested	-	-	19,000	19,000
Change in assets and liabilities
Account receivable	2,193	2,258	-	-
Employee receivables	(2,000)	(4,818)	6,818	-
Prepaid expenses	(16,690)	(5,320)	9,581	(15,435)
Accounts payable	(102,463)	22,784	158,762	195,281
Accrued payroll	(35,696)	61,590	(38,790)	22,800
Accrued liabilities and interest	63,850	(83,518)	2,654	21,271
Deposits payable	-	286,750	(25,000)	261,750
Net cash used in operating activities	(278,888)	(978,730)	(2,282,174)	(3,890,165)

Cash flows from investing activities
Patent additions	(22,514)	(24,984)	(46,592)	(116,021)
Acquisition of fixed assets	(5,061)	(111,758)	(188,615)	(415,289)
Net cash used in investing activities	(27,575)	(136,742)	(235,207)	(531,310)

Cash flows from financing activities
Repayments on capital lease	-	(443)	(2,057)	(2,500)
Repayments on leasehold improvement notes payable	(9,260)	(9,759)	(14,428)	(46,161)
Repayments of loans from officers	(1,600)	(83,212)	(457)	(86,769)
Proceeds from issuance of common stock	-	-	-	101,318
Bank overdraft	-	-	114,136	114,136
Proceeds from officers loans	3,500	23,012	-	86,769
Proceeds from issuance of demand notes	415,000	250,000	300,000	1,300,000
Proceeds from issuance of preferred stock	-	2,954,832	-	2,954,832
Net cash provided by financing activities	407,640	3,134,430	397,194	4,421,625

Net increase (decrease) in cash and cash equivalents	101,177	2,018,958	(2,120,187)	150
Cash and cash equivalents, beginning of period	202	101,379	2,120,337	-
Cash and cash equivalents, end of period	$101,379	$2,120,337	$150	$150

The accompanying notes are an integral part of these financial statements.

Surfect Technologies, Inc.
(a development stage company)
Statements of Cash Flows — continued
Inception (December 26, 2000) through December 31, 2005

	Year Ended December 31, 2003	Year Ended December 31, 2004	Year Ended December 31, 2005	Inception through December 31, 2005
Interest paid	$1,899	$2,049	$1,841	$15,689

Supplemental Schedule of Noncash Investing and Financing Activities

Copier acquired under capital lease	$-	$11,691	$-	$11,691
Leasehold improvements acquired via notes payable	$-	$-	$-	$46,161
Series A preferred stock issued for $1,000,000 in
demand notes payable, $113,879 of accrued interest
and $45,168 related accounts payable	$-	$1,159,047	$-	$1,159,047

The accompanying notes are an integral part of these financial statements.

Surfect Technologies, Inc.
(a development stage company)
Notes to Financial Statements
Inception (December 26, 2000) through December 31, 2005

1)    Description of Operations and Development Stage Status

Surfect Technologies, Inc. (Surfect or the “Company”) is a development stage enterprise based in Albuquerque, New Mexico, incorporated on December 26, 2000. The Company was formed to take all necessary steps to fully develop and bring to commercial realization certain intellectual property and research in connection with the use of electro deposition technologies to enable 3-D stacked die packaging innovations to increase semiconductor performance. Since inception through 2005, the Company’s activities have substantially limited to research and development of technologies for commercialization.

2)    Summary of Significant Accounting Policies

Concentration of Risk
Credit Concentration—Financial instruments potentially subjecting the Company to concentrations of credit risk consist primarily of deposits in excess of FDIC limits. The Company’s demand deposits are placed with major financial institutions, and management believes that it is not exposed to undue credit risk for any demand deposits that may, from time to time, exceed the federally insured limits.

Financing Concentration—The Company remains in the development (preoperational) stage and the majority of its debt and equity financing has come from its principal investor.

Supplier Concentration—The Company is heavily reliant on an outsourcing firm to develop tooling and manufacturing processes to bring its products to market. The Company is attempting to develop alternate relationships to diversify its risk concentration.

Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Fixed Assets, Depreciation and Amortization
Fixed assets are carried at cost. Costs are reviewed regularly for idle and obsolete items. No assets are considered impaired in value at any balance sheet date reported herein.

Assets Depreciation and amortization has been provided by the Company in order to reduce the net value of equipment over estimated useful lives. The Company uses the straight-line method for financial reporting purposes for all classes of assets. Office and computer equipment, including computer software, are depreciated and amortized over five and three year lives, respectively. Furniture and machinery are depreciated over seven year lives. Leasehold improvements are amortized over the original life of the lease, plus known options to extend the lease, or the remaining life of the lease whichever is shorter.

Surfect Technologies, Inc.
(a development stage company)
Notes to Financial Statements
Inception (December 26, 2000) through December 31, 2005

2)    Summary of Significant Accounting Policies — continued

Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions affecting the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. Estimated amounts could differ from actual results.

Loss per Common Share
Loss per share has been calculated in accordance with Statement of Financial Accounting Standards No. 128 “Earnings Per Share,” which provides for the calculation of “Basic” and “Diluted” earnings per share. Basic loss per share includes no dilution and is computed by dividing (loss) to common shareholders by the weighted average number of common shares outstanding for the period. Diluted loss per share excludes common shares potentially issuable as a result of possible preferred share conversions, cumulative dividends on preferred shares, and exercise of stock options in the diluted loss per share calculation since their impact would be antidilutive.

Income Taxes
Income taxes are recognized using enacted tax rates, and are composed of taxes on financial accounting income that is adjusted for the requirement of current tax law and deferred taxes. Deferred taxes are the expected future tax consequences of temporary differences between the financial statement carrying amounts and tax bases of existing assets and liabilities. The Company does not expect to have current income taxes payable or deferred tax balances not offset by valuation allowances for the foreseeable future. Accordingly, no income tax provisions have been reported.

Other Comprehensive Income
Inception through December 31, 2005, the Company had no changes in equity which constitute components of other comprehensive income.

Research and Development Expenses
Research and development costs are expensed as incurred. Research and development expense amounts reported include nonpayroll amounts. Payroll costs of research and development are reported as payroll.

Surfect Technologies, Inc.
(a development stage company)
Notes to Financial Statements
Inception (December 26, 2000) through December 31, 2005

2)     Summary of Significant Accounting Policies — continued

Stock Option Plan
The Company uses the fair value based method of accounting for its stock option plan.

Fair Value of Financial Instruments
The fair value of the Company’s financial instruments, principally cash and debt, approximates their carrying value.

Recently Issued Accounting Pronouncements
Management has considered the impact of recently issued accounting pronouncements and is aware of no matters that will have a prospective affect on these financial statements when they become effective.

3)    Patents

Patents at December 31, 2005, include capitalized costs of $42,973, net of amortization of $989 related to acquiring U.S. and international patents. Costs incurred to acquire pending patents with related costs of $72,059 have not commenced amortization pending receipt of the related patents. None of these costs are considered impaired at any balance sheet date reported herein.

4)    Deposits Payable

The Company received customer deposits in 2004 toward purchases of equipment from the Company. These sales were never consummated. A portion of these deposits was refunded during 2005 and the balance is reflected as a liability at December 31, 2005.

5)    Income Taxes

The Company has no taxable income and no income tax liability during the periods reported.

Through June 30, 2004, the Company was an S corporation and its taxable income and losses flowed through to its shareholders. Effective July 1, 2004, as a result of venture capital investment, the Company was required to file its tax returns as a C corporation whereby the Company itself became responsible for paying its income tax liabilities. For the period from July 1, 2004 through December 31, 2005, the Company incurred taxable losses totaling approximately $3,148,000 which are available to offset future taxable income through 2024, subject to ownership change limitations.

Surfect Technologies, Inc.
(a development stage company)
Notes to Financial Statements
Inception (December 26, 2000) through December 31, 2005
6)    Related Party Transactions and Contingencies

During the period from inception through December 31, 2005, the Company had substantial transactions with Griego Electrochemical Technologies, Inc. (GET), a company majority owned and concurrently operated by the founder and former president of Surfect. Cash disbursed by Surfect to GET totaled $988,073 ($71,932 in 2005, $274,505 in 2004, $175,788 in 2003, and $465,848 in prior periods) for a variety of transactions. Cash received by Surfect from GET totaled $412,308 ($21,049 in 2005 and $391,259 in periods prior to 2003). No amounts of receivables or payables were outstanding at any balance sheet date presented.

As of the date of these financial statements, the Company understands that GET is not operating and is insolvent. Management is not aware of any claims or contingent liabilities that apply to the Company related to GET.

7)    Long-Term Debt

The Company has the following long-term debt at December 31, 2005, subsequently repaid:

9% demand note payable to majority shareholder. Interest is accrued using simple interest.	$150,000
9% demand note payable to majority shareholder. Interest is accrued using simple interest.	150,000
$300,000

The Company entered into a debt consent agreement in June 2005 requiring the Company to obtain prior written consent from the majority shareholder before incurring additional indebtedness in excess of $25,000 in any single transaction.

Surfect Technologies, Inc.
(a development stage company)
Notes to Financial Statements
Inception (December 26, 2000) through December 31, 2005

7)    Long-Term Debt — continued

Beginning in 2003, the Company’s majority shareholder advanced funds to the Company in the form of convertible promissory notes. Except for the amounts reflected above, as of December 31, 2005 all such notes had been converted into series A preferred shares.

8)    Leases

The Company has a capital lease for a copier at December 31, 2005. The future minimum lease payments for the lease are as follows:

Year Ending December 31,
2006	$3,062
2007	3,062
2008	3,062
2009	2,139
Net minimum lease payments	11,325
Less amount representing interest	(2,134)
Present value of minimum lease payments	9,191
Less current maturities	(2,125)
$7,066

The cost of equipment under capital lease is $11,691 with accumulated amortization of $390 and $2,728 at December 31, 2004 and 2005, respectively.

The Company has an operating lease for its facilities that expires December 2006. The monthly rental payment is $3,300. Rent expense for operating lease for the facility for 2003, 2004 and 2005 was approximately $30,000, $26,000 and $24,000, respectively.

9)    Employee Benefit Plan

During 2004, the Company adopted a qualified voluntary Safe Harbor 401(k) Plan that covers all employees meeting certain age and length of service requirements. The Plan provides for voluntary employee contributions as well as providing a matching contribution from the Company. The Company matches participant contributions at 100% of the first 3% and 50% of the next 2% of each participant’s compensation.

Surfect Technologies, Inc.
(a development stage company)
Notes to Financial Statements
Inception (December 26, 2000) through December 31, 2005

9)    Employee Benefit Plan — continued

Employer contributions vest on a stepped basis over six years of service. The Company’s made matching contributions totaling $7,615 and $13,160 during the years ended December 31, 2004 and 2005, respectively.

10)     Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that Surfect will continue as a going concern. As shown in the accompanying financial statements, Surfect has incurred net losses since its inception and net losses have continued to the date of these financial statements. At December 31, 2005, Surfect had severe liquidity problems. As described in Note 14, during 2006, Surfect received additional funding that has alleviated its liquidity problems. Surfect remains in the development stage and its ability to continue as a going concern is initially dependent on its ability to raise adequate capital to fund necessary product development activities and subsequently on sufficient inflow of operating revenue derived from sale of its products at sufficient profit margin to cover operating expenses. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Endeavoring to secure the Company’s ability to continue as a going concern, management is taking action on several fronts. The Company is pursuing a private offering of equity funding and a transaction to merge with a public shell entity as a means of securing additional equity capital. Management is also partnering with potential customers to test the acceptability of its technology in preparation for future sales of equipment utilizing its electro deposition technologies.

11)          Stock Options

The Company has reserved 15,700,000 of its common shares for issuance under its incentive stock option plan to directors, key employees and key consultants. The plan was adopted December 17, 2001 and terminates on December 17, 2011. The plan is administered by a committee authorized by the board of directors. Options under the plan vest monthly over periods of up to ten years and accelerate in the event of a defined liquidity event. Options granted under the plan expire between December 17, 2006 and June 1, 2015. Options expire if they are not exercised by their expiration date. Vested stock options issued to employees who voluntarily terminate employment must be exercised within 14 days of termination. Vested options of employees who are terminated for cause expire upon termination.

Surfect Technologies, Inc.
(a development stage company)
Notes to Financial Statements
Inception (December 26, 2000) through December 31, 2005

11)           Stock Options — continued

A substantial number of options were granted subsequent to December 31, 2005 (See note 14). The status of the stock option plan at December 31, 2005 follows:

Shares under option	3,714,000
Shares vested	1,756,500
Range of option exercise prices	$.02 -.022

The Company’s management determined the fair value of the options in excess of exercise prices granted to employees and consultants that vested during 2005 (approximately 956,500 shares) to be approximately $19,000, which was recorded as compensation and professional service expense and as a credit to paid-in capital in the statement of stockholders’ equity. Unvested stock options are expected to vest during the period 2006 through 2009. Full vesting will result in additional compensation expense and additional paid-in capital of approximately $35,000. The fair value of the vested options was computed using the estimated value of common stock at grant date relative to the conversion price of series A-1 preferred stock. The fair value in excess of exercise price of options that vested in years prior to 2005 was not significant, and no compensation value was recorded.

12)          Equity Shares

The Company has issued the following series of shares. Each series has equal voting rights.

Series A cumulative convertible preferred shares issued July 9, 2004 and December 22, 2004, to majority shareholder; earn cumulative dividends at the annual rate of 7%. These shares were issued in consideration of previously issued convertible promissory notes, accounts payable, accrued interest, and cash. Dividends are payable only when and if declared by the board of directors. No such dividends have been declared. Cumulative undeclared dividends total $362,000, at December 31, 2005. The original cost of these shares together with cumulative unpaid dividends thereon must be repaid before liquidation of any other securities. Series A preferred shares together with cumulative unpaid dividends thereon are convertible, at the option of the holder or upon specified events, into common stock based on a formula. Specified events include sale of the Company’s common stock in an underwritten public offering. Holders of these shares have certain rights to cause the Company to register its shares and certain other preemptive rights.

Surfect Technologies, Inc.
(a development stage company)
Notes to Financial Statements
Inception (December 26, 2000) through December 31, 2005

12)          Equity Shares — continued

Series A-1 preferred shares (see note 14) issued in 2006 also earn cumulative dividends at the annual rate of 7%. Dividends are payable only when and if declared by the board of directors. No such dividends have been declared. The original cost of these shares together with cumulative unpaid dividends thereon must be repaid before any distributions or dividends to holders of common shares. Series A-1 preferred shares together with cumulative unpaid dividends thereon are convertible, at the option of the holder or upon specified events, into common stock based on a formula. Specified events include sale of the Company’s common stock in an underwritten public offering. Holders of these shares have certain rights to cause the Company to register its shares and certain other preemptive rights.

The principal amount of the series A shares is convertible into 29,282,325 shares of the Company’s common stock and the principal amount series A-1 preferred shares are convertible into 16,666,667 shares of the Company’s common stock.

Holders of common shares may not be liquidated or receive dividends until all requirements of series A and A-1 preferred shares have been met.

13)         Loss per Share

The Company has incurred losses in all periods since inception. Basic loss per share has been calculated based on 5,020,000 common shares outstanding in all periods presented.

Diluted loss per share has also been calculated based on 5,020,000 common shares outstanding in all periods. The effect of additional common shares issuable as a result of potential preferred share conversions, cumulative dividends on preferred shares, and exercise of stock options has not been included in the diluted loss per share calculation since their impact would be antidilutive.

14)         Subsequent Events

Subsequent to December 31, 2005, the Company changed its state of incorporation from New Mexico to Delaware.

During the period January through May 2006, the Company issued a total of 16,666,667 shares of series A-1 convertible, cumulative preferred stock at $.15 per share for total proceeds of $2.5 million. The Company used a portion of the cash proceeds to payoff $300,000 demand notes payable at December 31, 2005 and related accrued interest (see note 7).

Surfect Technologies, Inc.
(a development stage company)
Notes to Financial Statements
Inception (December 26, 2000) through December 31, 2005

14)          Subsequent Events — continued

During August 2006, the Company issued a demand note in the amount of $500,000 to its principal investor in exchange for cash. At the option of the note holder, this note may be converted into securities offered by a public-traded company that merges with Surfect.

During March through July 2006, the Company granted stock options to purchase 8,420,000 common shares exercisable at $.02 per common share to employees, directors and advisors. These options vest over 24 to 36 months and are subject to acceleration in the event of a defined liquidity event. As with stock options granted prior to 2006, the fair value in excess of exercise price will be compensatory.

Certain of these stock options may be viewed as being issued in anticipation of a liquidity event and may have a fair value that is a function of the potential equity funding discussed in Note 10.

The Company is in the process of a reverse merger with a public shell entity. The shell entity is also engaged in a private equity offering prior to the merger. This transaction may result in acceleration of some or all outstanding stock options.

Surfect Holdings, Inc. and Subsidiary
(a development stage company)
Condensed Consolidated Balance Sheets

	Sept 30,	Dec 31,
	2006	2005
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,916,381	$28,392
Prepaid expenses and other current assets	119,412	15,435
Total current assets	3,035,793	43,827

Fixed assets:
Furniture and machinery	256,479	278,213
Office and computer equipment	108,918	102,777
Leasehold improvements	69,339	69,339
	434,737	450,329
Less accumulated depreciation and amortization	(170,019)	(141,613)
Total fixed assets	264,718	308,716

Patents
Pending patents	106,566	72,059
Issued patents, net of accumulated amortization of $3,214 and $989 as of September 30, 2006 and December 31, 2005, respectively	42,501	42,973
Total patents	149,066	115,032

Total assets	$3,449,577	$467,575

The accompanying notes are an integral part of these statements.

Surfect Holdings, Inc. and Subsidiary
(a development stage company)
Condensed Consolidated Balance Sheets (continued)

	Sept 30,	Dec 31,
	2006	2005
	(unaudited)
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$100,303	$195,847
Bank overdraft	-	114,136
Deposits payable	176,750	261,750
Notes payable	89,257	300,000
Current portion of capital lease	2,125	2,125
Other accrued liabilities	36,668	44,071
Total current liabilities	405,103	917,929

Long term liabilities, less current portion
Capital lease	5,722	7,067

Total liabilities	410,825	924,996

Stockholders' (deficit) equity -
(see Recapitalization and Merger at Note 2)
Series A convertible cumulative preferred shares	-	4,113,879
Common stock	1,420	100,541
Additional paid in capital	10,031,814	61,777
Deficit accumulated during development stage	(6,994,482)	(4,733,618)
Total stockholders' (deficit) equity	3,038,752	(457,421)
Total liabilities and stockholders' equity	$3,449,577	$467,575

The accompanying notes are an integral part of these statements.

 Surfect Holdings, Inc. and Subsidiary
(a development stage company)
Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended Sept 30,		Nine Months Ended Sept 30,		For the Period from December 26, 2000 (Inception) to Sept 30,
	2006	2005	2006	2005	2006
Expenses:
Payroll and employee benefits	$378,136	$155,502	$905,557	$738,194	$2,786,240
Research and development	161,929	73,945	539,758	349,230	1,701,635
General and administrative	289,833	242,216	629,419	393,533	1,946,862
Sales and marketing	41,906	1,204	123,384	45,058	325,005
Depreciation and amortization	16,060	17,920	51,564	48,735	198,115
Interest	7,208	395	8,977	1,343	152,571
Total expenses	895,072	491,182	2,258,659	1,576,093	7,110,428

Other income (expense)	1,799	9,819	(2,205)	11,697	115,946
Net loss	$893,273	$481,363	$2,260,864	$1,564,396	$6,994,482

Net loss per share attributable to common stockholders, basic and diluted	$0.06	$0.07	$0.16	$0.24	$0.49
Shares used in computing basic and diluted net loss per share attributable to common stockholders	14,201,667	6,430,000	14,201,667	6,430,000	14,201,667

The accompanying notes are an integral part of these statements.

Surfect Holdings, Inc. and Subsidiary
(a development stage company)
Unaudited Condensed Consolidated Statement of Stockholders' Equity
For the Period From December 26, 2000 (Inception) to September 30, 2006

	Common Stock		Preferred Stock		Additional Paid-In	Deficit Accumulated During the Development	Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Stage	Equity
December 26, 2000 - initial issuance of shares at $0.02 per share	5,020,000	$100,400	-	$-	$918	$-	$101,318
Net loss from inception to December 31, 2002	-	-	-	-	-	(570,078)	(570,078)
Balance at December 31, 2002	5,020,000	100,400	-	-	918	(570,078)	(468,760)
Net loss for year ended December 31, 2003	-	-	-	-	-	(208,746)	(208,746)
Balance at December 31, 2003	5,020,000	100,400	-	-	918	(778,824)	(677,506)
SHI issuance of stock for reduction of debt at $.001 per share	1,000,000	100			900	-	1,000
Issuance of Series A preferred stock for $2,954,832 cash consideration, conversion of convertible notes and accrued interest	-	-	12,549,568	4,113,879	-	-	4,113,879
SHI issuance of stock for cash at $.10 per share	210,000	21			20,979		21,000
Net loss for year ended December 31, 2004	-	-	-	-	-	(1,444,819)	(1,444,819)
Balance at December 31, 2004	6,230,000	100,521	12,549,568	4,113,879	22,797	(2,223,643)	2,013,554
Fair value of stock options vested	-	-	-	-	19,000	-	19,000
SHI issuance of stock for cash at $.10 per share	180,000	18			17,982		18,000
SHI Issuance of stock for cash at $.10 per share	20,000	2			1,998		2,000
Net loss for year ended December 31, 2005	-	-	-	-	-	(2,509,975)	(2,509,975)
Balance at December 31, 2005	6,430,000	100,541	12,549,568	4,113,879	61,777	(4,733,618)	(457,421)
Issuance of Series A-1 preferred stock for $1,993,453 cash consideration, conversion of convertible notes and accrued interest in January and May 2006	-	-	16,666,667	2,500,000	-	-	2,500,000
Net loss for the nine months ended September 30, 2006	-	-	-	-	-	(2,260,864)	(2,260,864)
Issuance of common stock at $0.02 upon exercise of option on 6/15/06	75,000	1,500			-	-	1,500
Net fair value of stock options vested and exercised during period	-	-	-	-	97,120	-	97,120

The accompanying notes are an integral part of these statements.

Surfect Holdings, Inc. and Subsidiary
(a development stage company)
Unaudited Condensed Consolidated Statement of Stockholders' Equity
For the Period From December 26, 2000 (Inception) to September 30, 2006
(continued)

	Common Stock		Preferred Stock		Additional Paid-In	Deficit Accumulated During the Development	Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Stage	Equity
Effect of merger and recapitalization:
Conversion of preferred shares to common	45,948,992	6,613,879	(29,216,235)	(6,613,879)		-	-
Issuance of common stock at $.043 and $.02 per share	4,827,305	202,337			(97,698)	-	104,639
Cancellation of STI common stock	(55,548,618)	(6,904,242)			6,911,443	-	7,202
Conversion of Windy Creek Developments common stock upon merger with Windy Creek-DE	7,187,560	250			(250)	-	-
Purchase and cancellation of STI non-qualified investor common shares	(322,679)	(13,875)				-	(13,875)
Cancellation of SHI restricted shares	(6,097,559)	-				-	-
Issuance of SHI common stock to STI Holders	8,001,666	800				-	800
Issuance of common stock for net proceeds of $3,059,651, cash and conversion of $500,000 demand note payable to a majority shareholder *	3,700,000	370	-	-	3,059,281	-	3,059,651
Balance at September 30, 2006 (unaudited)	14,201,667	$1,420	-	$-	$10,031,814	$(6,994,482)	$3,038,752

*  includes 400,000 shares to Investor Relations consultants

The accompanying notes are an integral part of these statements.

Surfect Holdings, Inc. and Subsidiary
(a development stage company)
Unaudited Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,		For the Period from December 26, 2000 (Inception) to
	2006	2005	Sept 30, 2006
Operating activities
Net loss	$(2,260,864)	$(1,564,396)	$(6,994,482)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	51,564	48,735	198,115
Loss on disposal of assets	8,010	10,006	26,873
Stock based compensation	197,785	19,000	216,785
Interest accrued converted to preferred stock	-	-	113,879
Related expenses payable converted to preferred stock	-	-	45,168
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(103,977)	9,934	(119,412)
Accounts payable	(95,544)	(35,496)	99,197
Deposits payable	(85,000)	-	176,750
Accrued liabilities	(7,403)	(46,696)	36,668
Net cash used in operating activities	(2,295,430)	(1,558,913)	(6,200,460)

Investing activities
Patent investment	(36,259)	-	(152,280)
Investment in fixed assets	(13,350)	(193,658)	(428,639)
Net cash used in investing activities	(49,609)	(193,658)	(580,919)

Financing activities
Bank overdraft	(114,136)	-	-
Proceeds from notes payable	640,172	-	1,941,279
Repayments on notes payable	(350,915)	-	(350,915)
Proceeds from loans from officers	-	-	86,769
Repayments on loans from officers	-	-	(86,769)
Net proceeds from issuance of common stock	2,559,251	1,000	2,660,569
Proceeds from issuance of preferred stock	2,500,000	-	5,496,832
Net payments against capital lease	(1,344)	(1,406)	(3,844)
Repayments on leasehold improvement notes	-	(7,664)	(46,161)
Net cash provided by (used in) financing activities	5,233,028	(8,070)	9,697,760

Net increase (decrease) in cash and cash equivalents	2,887,989	(1,760,641)	2,916,381
Cash and cash equivalents at beginning of period	28,392	2,141,340	-
Cash and cash equivalents at end of period	$2,916,381	$380,699	$2,916,381

The accompanying notes are an integral part of these statements.

Surfect Holdings, Inc. and Subsidiary
(a development stage company)
Unaudited Condensed Consolidated Statements of Cash Flows (continued)

	Nine Months Ended September 30,		For the Period from December 26, 2000 (Inception) to Sept 30,
	2006	2005	2006
Interest paid	$8,977	$1,343	$152,571
Supplemental Schedule of Noncash Investing and Financing Activities
Copier acquired under capital lease	$-	$-	$11,691
Leasehold improvements acquired via notes payable	$-	$-	$46,161
Series A preferred stock issued for $1,000,000 in demand notes payable, $113,879 of accrued interest and $45,168 related accounts payable	$-	$-	$1,159,047
Conversion of $500,000 demand note for 20 Units of PPM offering at $25,000 per unit	$500,000	$-	$500,000
Issuance of 400,000 shares of Common Stock to IR Consultants as part of merger and recapitalization	$400,000	$-	$400,000

The accompanying notes are an integral part of these statements.

Surfect Holdings, Inc. and Subsidiary
(a development stage company)
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
As Of September 30, 2006

1.	Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying condensed consolidated financial statements of Surfect Holdings, Inc. and Subsidiary (the Company) have been prepared in conformity with accounting principles generally accepted in the United States.  The preparation of these financial statements requires management to make estimates and assumptions, which could differ materially from actual results.  In addition, certain information or footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed, or omitted, pursuant to the rules and regulations of the Securities and Exchange Commission (SEC).  Operating results for the three and nine month periods ended September 30, 2006 and September 30, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006, or any future period. The preparation of these condensed consolidated financial statements in conformity with accounting principles generally accepted for reporting on interim periods in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported periods.

In the opinion of management, the financial statements include all adjustments (which are of a normal and recurring nature) necessary for the fair presentation of the results of the interim periods presented.  These condensed consolidated financial statements should be read in conjunction with the Company's audited consolidated financial statements and notes thereto included in the Company's Report on Form 8-K dated September 27, 2006 incorporated herein by reference.

The unaudited condensed consolidated statement of operations for the nine month and three month periods ended September 30, 2006 and 2005 are presented as if the merger transaction was consummated on January 1, of each respective year end and combines the historical results of Surfect Holdings, Inc. (fka Windy Creek Developments, Inc.) and Surfect Technologies, Inc. for those periods reported.

The Company has been in the development stage since its formation. All losses accumulated since the inception of the Company have been considered as part of the Company’s development stage activities.

The condensed consolidated balance sheet at December 31, 2005 and statements of stockholders’ equity and comprehensive loss for the period from December 26, 2000 (Inception) through December 31, 2005 have been derived from the audited financial statements of the individual companies prepared in conformity with the generally accepted accounting principles. Such audited financial statements are available within the Company’s Form 8-K filing of September 27, 2006 which incorporated herein by reference.

Surfect Holdings, Inc. and Subsidiary
(a development stage company)
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
As Of September 30, 2006

1.	Basis of Presentation and Summary of Significant Accounting Policies (continued)

The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has experienced net losses since its inception through September 30, 2006 and expects such losses to continue as it begins marketing its product. The Company also anticipates further research and development programs as it continues to develop marketable products. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. As of December 31, 2005 and September 30, 2006 the Company’s consolidated cash and cash equivalents were $28,392 and $2,916,381, respectively. To fund its continuing operations, the Company received the proceeds from an issuance of Series A-1 preferred shares in January and May, 2006 and a private placement of equity securities in the amount of $3.3 million in September, 2006. With the receipt of this funding, the Company believes that it is appropriate for the condensed consolidated financial statements to be prepared on a going concern basis. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Principles of Consolidation - The consolidated financial statements include the accounts of the Company and its subsidiary, Surfect Technologies, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported revenues and expenses during the reported periods. Management bases its estimates and assumptions on historical experience and on various other assumptions that it believes are reasonable under the circumstances. Actual results could differ from those estimates.

Concentration of Risk

Credit Concentration—Financial instruments potentially subjecting the Company to concentrations of credit risk consist primarily of deposits in excess of FDIC limits. The Company’s demand deposits are placed with major financial institutions, and management believes that it is not exposed to undue credit risk for any demand deposits that may, from time to time, exceed the federally insured limits.

Financing Concentration—The Company remains in the development (preoperational) stage and the majority of its debt and equity financing has come from its principal investor.

Supplier Concentration—The Company is heavily reliant on an outsourcing firm to develop tooling and manufacturing processes to bring its products to market. The Company is attempting to develop alternate relationships to diversify its risk concentration.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Fixed Assets, Depreciation and Amortization

Fixed assets are carried at cost. Costs are reviewed regularly for idle and obsolete items. No assets are considered impaired in value at any balance sheet date reported herein.

Surfect Holdings, Inc. and Subsidiary
(a development stage company)
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
As Of September 30, 2006

1.	Basis of Presentation and Summary of Significant Accounting Policies (continued)

Assets depreciation and amortization has been provided by the Company in order to reduce the net value of equipment over estimated useful lives. The Company uses the straight-line method for financial reporting purposes for all classes of assets. Office and computer equipment, including computer software, are depreciated and amortized over five and three year lives, respectively. Furniture and machinery are depreciated over seven year lives. Leasehold improvements are amortized over the original life of the lease, plus known options to extend the lease, or the remaining life of the lease improvements whichever is shorter.

Loss per Common Share

Loss per share has been calculated in accordance with Statement of Financial Accounting Standards No. 128 “Earnings Per Share,” which provides for the calculation of “Basic” and “Diluted” earnings per share. Basic loss per share includes no dilution and is computed by dividing (loss) to common shareholders by the number of common shares outstanding at the end of each period. A weighted average calculation was deemed to be inadequately representative due to the change in equity structure as a result of recapitalization at both the Parent and Subsidiary Company levels in the month of September in preparation for the merger on September 27, 2006 reported on Form 8-K dated September 27, 2006 and incorporated herein by reference. Diluted loss per share excludes common shares potentially issuable as result of the exercise of stock options and warrants in the diluted loss per share calculation since their impact would be antidilutive.

The Company has incurred losses in all periods since inception. Basic loss per share and diluted loss per share have been calculated based upon the number of common shares outstanding at the end of each of the periods presented.

Other Comprehensive Income

From inception through December 31, 2005 and September 30, 2006, the Company had no changes in equity which constitute components of other comprehensive income.

Research and Development Expenses

Research and development costs are expensed as incurred. Research and development expense amounts reported include non payroll amounts. Payroll costs of research and development are reported as payroll.

Stock Option Plan

The Company uses the fair value based method of accounting for its stock option plan.

Fair Value of Financial Instruments

The fair value of the Company’s financial instruments, principally cash and debt, approximates their carrying value.

Surfect Holdings, Inc. and Subsidiary
(a development stage company)
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
As Of September 30, 2006

2.	Recapitalization and Merger

(a) Merger

On September 27, 2006, Surfect Acquisition Corp., a wholly-owned subsidiary of Surfect Holdings, entered into an agreement of merger and plan of reorganization with Surfect Technologies, a Delaware corporation. The merger became effective on September 27, 2006, resulting in Surfect Technologies being 100% owned by Surfect Holdings.

(1) Immediately prior to the merger, Surfect Technologies had a total of 55,871,298 shares of common stock issued and outstanding.   In connection with the merger, Surfect Holdings issued 8,001,666 shares of its common stock to Surfect Technologies’ stockholders who qualified as accredited investors in exchange for 55,548,619 shares of Surfect Technologies’ common stock.   The remaining 322,679 shares of Surfect Technologies’ common stock held by non-accredited investors were redeemed for a purchase price of $0.043 per share.

Also in connection with the merger, (i) options to purchase a total of 13,872,696 shares of Surfect Technologies’ common stock held by certain members of Surfect Technologies’  management team were converted into options to purchase 1,998,334 shares of Surfect Holdings’ common stock at the same exercise price and on the terms set forth in the options and (ii) options to purchase a total of  4,069,000 shares Surfect Technology common stock were converted into options to purchase 586,131 shares of Surfect Holdings common stock under the Stock Option Plan at the same exercise price and on the terms set forth in the option.  Our issuances of common stock and options in connection with the merger were made pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933.

The merger has been treated as a recapitalization of Surfect Technologies for financial accounting purposes. Surfect Technologies has been treated as the acquirer for accounting purposes, whereas Surfect Holdings has been treated as the acquirer for legal purposes. Accordingly, the historical financial statements of Surfect Holdings before the recapitalization will be replaced with the historical financial statements of Surfect Technologies in all future filings with the Securities and Exchange Commission, or SEC.

(b) Issuance of new securities

On the closing of the merger, Surfect Holdings issued 112 units of its equity securities to a total of 37  investors, all of whom were accredited, pursuant to a private placement.  Each unit was offered at a purchase price of $25,000 and consisted 25,000 shares of the our common stock and a warrant to purchase 12,500  shares of  Common Stock at an exercise price of $2.00 per share. In addition, the Company issued 20 units in settlement of a $500,000 demand note with its principal shareholder. The Company also issued 400,000 shares of Common Stock to Investor Relations consultants as part of the transaction. Pursuant to registration rights provisions with investors in the private placement, Surfect Holdings is required to file a registration statement for the resale of the common stock issued to the investors and the common stock issuable upon exercise of the warrants within 60 days of October 21, 2006.

Surfect Holdings, Inc. and Subsidiary
(a development stage company)
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
As Of September 30, 2006

The table below shows the effect on equity of the merger transaction:

Recapitalization:		Common Shares		Preferred Shares
	Date:	Shares	$	Shares	$	Additional Paid in Capital
Equity balances of Surfect Technologies, Inc. immediately prior to merger	9/01/2006	5,095,000	$101,900	29,216,235	$6,613,879	$117,038
Issuance of common stock on exercise of options	9/22/2006	4,827,305	202,338			(97,699)
Conversion of preferred shares to common stock	9/26/2006	45,948,992	6,613,879	(29,216,235)	(6,613,879)

(1) Cancellation of STI common stock	9/27/2006	(55,548,618)	(6,904,242)			6,911,443

(2) Repurchase of common stock held by non-accredited investors	9/27/2006	(322,679)	(13,875)

Record existing Windy Creek common stock	9/27/2006	2,500,001	250			41,751
Issuance of common shares to STI Holders	9/27/2006	8,001,666	800			800
Issuance of private placement units	9/27/2006	3,300,000	330			2,658,921
Issuance of common shares to investor relation consultants	9/27/2006	400,000	40			399,560
		14,201,667	$1,420	-	$-	$10,031,814

Surfect Holdings, Inc. and Subsidiary
(a development stage company)
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
As Of September 30, 2006

3.	Patents

Patents at December 31, 2005, and September 30, 2006 include capitalized costs of $42,973 and $42,501, respectively, net of amortization of $989 and $3,214, respectively, as related to acquiring U.S. and international patents. Costs incurred to acquire pending patents with related costs of $72,059 and $106,566, respectively have not commenced amortization pending receipt of the related patents. None of these costs are considered impaired at any balance sheet date reported herein.

4.	Deposits payable

The Company received customer deposits in 2004 toward purchases of equipment from the Company. These sales were never consummated. A portion of these deposits were refunded during 2005 and 2006 and the balance is reflected as a liability at December 31, 2005 and September 30, 2006. (See Subsequent Events below.)

5.	Income taxes

The Company has no taxable income and no income tax liability during the periods reported.

Through June 30, 2004, the Company was an S corporation and its taxable income and losses flowed through to its shareholders. Effective July 1, 2004, as a result of venture capital investment, the Company was required to file its tax returns as a C corporation whereby the Company itself became responsible for paying its income tax liabilities. For the period from July 1, 2004 through December 31, 2005 and September 30, 2006, the Company incurred taxable losses totaling approximately $3,148,000 and $5,409,000, respectively, which are available to offset future taxable income through 2025, subject to ownership change limitations.

6.	Debt

The Company had the following debt at December 31, 2005 and September 30, 2006. The December 31, 2005 notes were repaid in the first quarter of 2006:

	12/31/2005	9/30/2006
9% demand notes payable to majority shareholders
Interest is accrued using simple interest	$300,000	$-
Note to insurance carrier	-	89,257
	$300,000	$89,257

Beginning in 2003, the Company’s majority shareholder advanced funds to the Company in the form of convertible promissory notes. Except for the amounts reflected above, as of December 31, 2005 and September 30, 2006, all such notes had been converted into preferred or common shares.

Notes payable reflected as of September 30, 2006 represent the outstanding policy note balance on the Company’s insurance policies. This policy note provides for extinguishment within 10 months of the policy issuance of September 26, 2006.

Surfect Holdings, Inc. and Subsidiary
(a development stage company)
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
As Of September 30, 2006

7.	Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that Surfect will continue as a going concern. As shown in the accompanying financial statements, Surfect has incurred net losses since its inception and net losses have continued to the date of these financial statements. At December 31, 2005, Surfect had severe liquidity problems. During 2006, Surfect received additional funding that has alleviated its liquidity problems. Surfect remains in the development stage and its ability to continue as a going concern is initially dependent on its ability to raise adequate capital to fund necessary product development activities and subsequently on sufficient inflow of operating revenue derived from sale of its products at sufficient profit margin to cover operating expenses. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

8.	Stock Options

The Company has reserved 1,500,000 of its common shares for issuance under its incentive stock option plan to directors, key employees and key consultants. The plan was adopted at the time of merger on September 22, 2006. The plan rolled forward certain options issued under the Incentive Option Plan from Surfect Technologies, Inc. dated December 17, 2001 and terminating on December 17, 2011. The plan is administered by a committee authorized by the board of directors. Options under the plan vest monthly over periods of up to ten years and accelerate in the event of a defined liquidity event. Options granted under the plan expire between December 17, 2006 and June 1, 2015. Options expire if they are not exercised by their expiration date. Vested stock options issued to employees who voluntarily terminate employment must be exercised within 14 days of termination. Vested options of employees who are terminated for cause expire upon termination.

See the discussion of the preexisting Surfect Technologies, Inc. Incentive Option Plan at Note 11 to the December 31, 2005 Audited Financial Statements included in the Company’s Report on Form 8-K dated September 27, 2006 and incorporated by reference.

9.	Subsequent events

On October 31, 2006, the Company received communication of final acceptance of its first delivered Rio PaveCell ™ electroless system to C. Uyemura & Co., in Japan and an expression of interest in moving forward with a joint chemistry development program.

As a result of the conclusion of the sale, the Company will recognize an initial $221,000 of revenue from the sale of product in October, 2006 and anticipates moving out of the development stage during the fourth quarter. In addition, the Company will be able to remove the $176,750 balance of deposits payable which represents 43% of the total liabilities of the Company as of September 30, 2006.

Until ________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other expenses of issuance and distribution.

The following table sets forth the various expenses payable by us in connection with the sale of the common stock being registered. All of the amounts shown are estimated except the SEC registration fee.

Amount
SEC registration fee	$3,343
Printing and engraving expenses	$6,000
Legal fees and expenses	$50,000
Accounting fees and expenses	$5,000
Miscellaneous fees and expenses
Total	$64,343

Item 14. Indemnification of directors and officers.

Under Delaware law, a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful.

In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect on any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless, and only to the extent, that the Court of Chancery of the State of Delaware or any other court in which such action or suit was brought determines that such person is fairly and reasonably entitled to indemnity for such expense.

Delaware law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting a director’s personal liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director. Delaware law provides, however, that a corporation cannot eliminate or limit a director’s liability for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) the unlawful purchase or redemption of stock or payment of unlawful purchase or redemption of stock or payment of unlawful dividends, or (iv) for any transaction from which the director derived an improper personal benefit. Furthermore, such provision cannot eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

Our certificate of incorporation provides that we will indemnify our directors to the fullest extent permitted by Delaware law and may indemnify our officers and any other person whom we have the power to indemnify against any liability, reasonable expense or other matter.

Under Delaware law, a corporation may also purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability.

Item 15. Recent sales of unregistered securities.

Securities issued by Surfect Holdings

Surfect Holdings closed an issue of 1,000,000 shares of common stock in March of 2004 to Mr. Raymond Cottrell, former president, CEO, and sole director of Surfect Holdings. Mr. Cottrell acquired these shares in exchange for a reduction in debt owed of $1,000 at a price of $0.001 per share. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act. Surfect Holdings did not engage in any general solicitation or advertising. Surfect Holdings issued the stock certificates and affixed the appropriate legends to the restricted stock. Surfect Holdings completed an offering of 410,000 shares of its common stock at a price of $0.10 per share to a total of thirty-nine (39) purchasers on December 31, 2004. The total amount Surfect Holdings received from this offering was $41,000. Surfect Holdings completed the offering pursuant to Rule 504 of Regulation D of the Securities Act.

On September 12, 2006, Surfect Holdings entered into an Agreement and Plan of Merger (the “Reincorporation Merger Agreement”) with Windy Creek Developments, Inc., a Delaware corporation and its wholly-owned subsidiary (“Windy-DE”), for the purpose of reincorporating in the State of Delaware (the “Reincorporation Merger”). On September 14, 2006, Surfect Holdings merged with Windy-DE so that Surfect Holdings and Windy-DE became a single corporation (the “Reincorporation Surviving Corporation”) which exists under, and is governed by, the laws of the State of Delaware. Each share of our common stock, par value $0.0001 per share, which was issued and outstanding immediately prior to the Reincorporation Merger was converted into 6.09756 issued and outstanding shares of common stock, par value $0.0001 per share, of the Reincorporation Surviving Corporation (the “Common Stock”), so that the holders of all of the issued and outstanding shares of Surfect Holdings’ common stock immediately prior to the Reincorporation Merger are the holders of Common Stock of the Reincorporation Surviving Corporation. All shares of Windy-DE owned by the Surfect Holdings immediately prior to the Merger were surrendered and cancelled.

In connection with the recapitalization of our wholly-owned subsidiary, Surfect Technologies, Inc., on September 27, 2006 we issued 8,001,666 shares of our common stock to the former stockholders of Surfect Technologies, Inc. In addition, we issued 2,800,000 shares of common stock at a purchase price of $1.00 per share and warrants to purchase 1,400,000 shares of common stock at an exercise price of $2.00 per share for no additional consideration, in private placements to an aggregate of 37 accredited investors, on the closing of the recapitalization on September 27, 2006. As part of such private placement we also issued warrants to purchase an aggregate of 108,250 shares of common stock at an exercise price of $2.00 per share to placement agents and finders. We further issued 500,000 shares of common stock at a purchase price of $1.00 per share and warrants to purchase 250,000 shares of common stock at an exercise price of $2.00 per on September 27, 2006, to ITU Ventures West I, L.P. On September 27, 2006 we also issued also 400,000 shares of common stock to certain consultants of the Company, each of are accredited investors.

All purchasers represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom, but may not be sold pursuant to the exemptions provided by Section 4(1) of the Securities Act or Rule 144 under the Securities Act, in accordance with the letter from Richard K. Wulff, Chief of the Office of Small Business Policy of the Securities and Exchange Commission’s Division of Corporation Finance, to Ken Worm of NASD Regulation, Inc., dated January 21, 2000.

Securities issued by Surfect Technologies

On July 9, 2004, we issued 6,835,282 shares of our Series A Convertible Preferred Stock, par value $0.001 per share, to eight investors, all of who were accredited investors, for cash consideration or upon the conversion of certain convertible notes at a price of $0.35 per share for an aggregate purchase price of $2,393,348.70. On December 14, 2004, ITU Ventures West I, L.P. (“ITU”), purchased an additional 5,714,286 shares of Series A Convertible Preferred Stock at a purchase price of $0.35 per share. On January 13, 2006 we issued 6,666,667 of our Series A-1 Convertible Preferred Stock, par value $0.001 per share, to ITU for cash consideration and upon the conversion of certain convertible notes at a price of $0.15 per share for an aggregate purchase price of $1,000,000. On May 12, 2006 we issued 10,000,000 of our Series A-1 Convertible Preferred Stock, par value $0.001 per share, to ITU for cash consideration and upon the conversion of certain convertible notes at a price of $0.15 per share for an aggregate purchase price of $1,500,000. We sold these shares of common stock under the exemption from registration provided by Section 4(2) of the Securities Act.

No securities have been issued for services. Neither we nor any person acting on our behalf offered or sold the securities by means of any form of general solicitation or general advertising. No services were performed by any purchaser as consideration for the shares issued.

All purchasers represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom

Item 16. Exhibits and financial statement schedules

(a) Exhibits

        The exhibits filed with this registration statement or incorporated herein by reference are set forth on the Exhibit Index set forth elsewhere herein.

(b) Financial statement schedules

All financial statement schedules are omitted because (i) they are inapplicable, (ii) they are not required, or (iii) the information is indicated elsewhere in our financial statements or the notes thereto.

Item 17. Undertakings

      The Registrant hereby undertakes:

    (1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    ii.        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

    iii.        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on November 30, 2006.

SURFECT HOLDINGS, INC.

By:	/s/ Steve Anderson
Steve Anderson
Chief Executive Officer and President
and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steve Anderson as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, as amended, this registration statement has been signed by the following persons in the capacities indicated on November 30, 2006.

Name	Title

/s/ James B. Turk James B. Turk	Chief Financial Officer (chief financial and accounting officer)

/s/ Steve Anderson Steve Anderson	Director

Laurence Wagner	Director

/s/ Chad Brownstein Chad Brownstein	Director

/s/ Jonah Schnel Jonah Schnel	Director

Thomas Griego	Director

Exhibit Index

Exhibit No.	Description	Reference
2.1	Plan of Merger between Windy Creek Developments, Inc., Surfect Acquisition Corp. and Surfect Technologies.	Incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2006 (File No. 333-132597).

3.1	Certificate of Incorporation of Windy Creek Development, Inc.	Incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 18, 2006 (File No. 333-132597).

3.2	Certificate of Amendment of Surfect Holdings, Inc.	Incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2006 (File No. 333-132597).

3.3	Bylaws of Surfect Holdings, Inc	Incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 18, 2006 (File No. 333-132597).

4.1	Form of Warrant issued under Common Stock Subscription Agreement	Incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2006 (File No. 333-132597).

4.2	Form of Warrant issued to Placement Agents and Finders	Filed herewith

4.3	Placement Agent Letter Agreement between Granite Financial Group, LLC and Surfect Technologies, Inc.	Incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2006 (File No. 333-132597).

4.4	Placement Agent Letter Agreement between WFG Investments, Inc. and Surfect Technologies, Inc	Incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2006 (File No. 333-132597).

4.5	Letter Agreement between Westminster Securities Corporation and Surfect Technologies, Inc	Incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2006 (File No. 333-132597).

5.1	Opinion of Brownstein Hyatt & Farber, P.C. Regarding Legality of Securities Offered	Filed herewith.

10.1	Form of Unit Subscription Agreements among Surfect Holdings, Inc and the investors listed on the Schedule of Buyers attached thereto	Incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2006 (File No. 333-132597).

Exhibit No.	Description	Reference
10.1	Surfect Holdings 2006 Option Plan	Incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2006 (File No. 333-132597).

10.2	Surfect Holdings Form of Option Agreement	Incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2006 (File No. 333-132597).

10.3	Consulting Agreement between Vision Advisors, Inc. and Surfect Technologies, Inc.	Incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2006 (File No. 333-132597).

10.4	Consulting Agreement between The Smyth Consulting Group. and Surfect Technologies, Inc.	Filed herewith

10.5	Consulting Agreement among Surfect Technologies, Inc. and Mark Groussman, Barry Honig and RB &AJ Associated Holdings, Inc.	Incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2006 (File No. 333-132597).

10.6	Separation Agreement between Surfect Technologies and Thomas Griego	Incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2006 (File No. 333-132597).

16.1	Letter from Moore & Associates, Chtd	Filed herewith.

21.1	List of subsidiaries of Surfect Holdings, Inc.	Filed herewith.

23.1	Consent of Brownstein Hyatt & Farber, P.C.	Included in Exhibit 5.1.

23.2	Consent of REDW, LLC	filed herewith

24.1	Power of Attorney	Included on the signature page of this registration statement on From SB-1.